    As filed with the Securities and Exchange Commission on January 27, 1998

                                                 Registration No. 33-98808
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                         POST-EFFECTIVE AMENDMENT NO. 8



                                       TO
                                    FORM SB-2


                             Registration Statement
                                      Under

                           The Securities Act of 1933

                             USA TECHNOLOGIES, INC.
             (Exact Name of Registrant as Specified in its Charter)

 Pennsylvania                        7359                        23-2679963

(State or other          (Primary Standard Industrial        (I.R.S. employer
jurisdiction of           Classification Code Number)       Identification No.)
incorporation or
organization)


                                200 Plant Avenue
                            Wayne, Pennsylvania 19087
              (Address of principal executive offices and zip code)

                              George R. Jensen, Jr.
                             Chief Executive Officer
                             USA Technologies, Inc.
                                200 Plant Avenue
                            Wayne, Pennsylvania 19087
                                 (610) 989-0340
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                                   Copies to:
                            Douglas M. Lurio, Esquire
                               Lurio & Associates
                         1760 Market Street, Suite 1300
                           Philadelphia, PA 19103-4132
                                 (215) 665-9300
                      -----------------------------------
         Approximate date of proposed sale to the public: From time to time after this Registration Statement becomes effective.


     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the
following box:        [ ]


     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest
reinvestment plans, check the following box:        [X]


         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the
earlier effective registration statement for the same offering.        [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration
statement for the same offering.        [ ]

         If the delivery of the prospectus is expected to be made pursuant to
Rule 434, please check the following box.        [ ]

         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

PROSPECTUS

                             USA TECHNOLOGIES, INC.

                                  COMMON STOCK

         This Prospectus relates to up to 5,100,000 shares of Common Stock, no par value (the "Common Stock"), of USA Technologies, Inc. (the "Company") which may be sold from time to time by the shareholders of the Company (the "Selling Shareholders") who purchased 1995 Common Stock Purchase Warrants (the "1995 Warrants") from the Company. The 1995 Warrants were issued pursuant to a warrant agreement dated as of June 21, 1995, by and between the Company and American Stock Transfer & Trust Company, the warrant agent (the "1995 Warrant Agreement").


         The Common Stock which may be sold by the Selling Shareholders pursuant to this Prospectus will be purchased from the Company by the Selling Shareholders pursuant to the exercise of the 1995 Warrants. The Company issued 5,100,000 1995 Warrants to the Selling Shareholders in June and July 1995 pursuant to the 1995 Warrant Agreement in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended (the "Act"), and applicable state securities law. Each 1995 Warrant entitles the holder thereof to purchase one share of Common Stock for $.50 at any time through January 31, 2001. The exercise price of the 1995 Warrants may be reduced by the Company at any time, or from time to time. In this regard, the Company reduced the exercise price of the 1995 Warrants to $.25 from September 11, 1997 through October 31, 1997, and to $.30 from February 12, 1996 through June 30, 1996. As more fully discussed below, through October 31, 1997, 4,406,000 1995 Warrants have been exercised at a reduced price. The Company agreed, at its cost and expense, to register under the Act the Common Stock underlying the 1995 Warrants for resale by the Selling Shareholders, and to use its best efforts to register or qualify such Common Stock for resale under applicable state securities laws. See "Description of Securities - 1995 Common Stock Purchase Warrants." The Common Stock may be sold from time to time by the Selling Shareholders named herein pursuant to this Prospectus. See "Selling Shareholders".

         As a condition to obtaining the Common Stock being offered hereby, the Selling Shareholders must exercise the 1995 Warrants by tendering the per share exercise price required under the 1995 Warrant Agreement. Through June 30, 1997, the 1995 Warrants were exercised for a total of 3,686,000 shares of Common Stock which generated gross proceeds to the Company of $1,105,800. All of such 1995 Warrants were exercised at $.30 per share of Common Stock. During October 1997, additional 1995 Warrants were exercised at $.25 for a total of 720,000 shares of Common Stock which generated gross proceeds to the Company of $180,000. If all of the remaining 694,000 1995 Warrants are exercised at $.25 per share, the Company would receive gross proceeds of $173,500. If the 1995 Warrants are exercised at a price less than $.25, the gross proceeds received by the Company would be reduced. There is no assurance that any or all of the remaining 1995 Warrants will be exercised by the Selling Shareholders, and if none of the 1995 Warrants are exercised, the Company would not receive any gross proceeds. The Company is responsible for all of the costs and expenses incident to the offer and sale of the Common Stock by the Selling Shareholders pursuant to this Prospectus other than any brokerage fees or commissions incurred by the Selling Shareholders in connection therewith.

         The Common Stock offered by the Selling Shareholders pursuant to this Prospectus may be sold from time to time by the Selling Shareholders. The sale of the Common Stock offered hereby by the Selling Shareholders may be effected in one or more transactions that may take place on the over-the-counter market, including ordinary brokers' transactions, privately negotiated transactions or through sales to one or more dealers for resale of such securities as principals. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the Selling Shareholders.

         The Company will not receive any of the proceeds from the sale of the Common Stock by the Selling Shareholders. The Selling Shareholders will receive all of the net proceeds from the sale of the Common Stock and will pay all selling commissions, if any, applicable to the sale of the Common Stock.


         The Common Stock is currently traded on the OTC Electronic Bulletin Board under the symbol USTT and the closing bid price for the Common Stock on January 12, 1998 was $.26 per share.

         The securities described herein are speculative and involve a high degree of risk. Each prospective investor in the Common Stock should carefully consider the risk factors inherent in and affecting the business of the Company and the Common Stock before investing in the Common Stock. See "Risk Factors" on page 6 of this Prospectus for a discussion of certain factors that should be considered by prospective investors in the Common Stock offered hereby.


         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                     --------------------------------------






                The date of this Prospectus is January ___, 1998.

                              AVAILABLE INFORMATION

         The Company has filed a registration statement on Form SB-2 (together with any amendments thereto, the "Registration Statement") with the Securities and Exchange Commission (the "Commission") under the Act with respect to the Common Stock. This Prospectus, which constitutes a part of the Registration Statement, omits certain information contained in the Registration Statement and reference is made to the Registration Statement and the exhibits and schedules thereto for further information with respect to the Company and the Common Stock. Statements contained in this Prospectus as to the contents of certain documents filed with, or incorporated by reference in the Registration Statement are not necessarily complete, and in each instance reference is made to such document, each such statement being qualified in all respects by such reference.


         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Commission. Such reports, and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices located at 7 World Trade Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can also be obtained at prescribed rates from the Public Reference Section of the Commission, Washington, D.C. 20549. In addition, registration statements and certain other filings made with the Commission through its Electronic Data Gathering, Analysis and Retrieval system are publicly available through the Commission's site on the Internet's World Wide Web, located at http: //www.sec.gov.


         The Company will provide a copy of any or all documents incorporated by reference herein (exclusive of exhibits unless such exhibits are specifically incorporated by reference therein), without charge, to each person to whom this Prospectus is delivered, upon written or oral request to USA Technologies, Inc., 200 Plant Avenue, Wayne, Pennsylvania 19087, Attn: George R. Jensen, Jr., Chief Executive Officer (telephone (610) 989-0340).


         The Company will furnish record holders of its securities with annual reports containing financial statements audited and reported upon by its independent auditors, quarterly reports containing unaudited interim financial information, and such other periodic reports as the Company may determine to be appropriate or as may be required by law.

                               PROSPECTUS SUMMARY

         The following information does not purport to be complete and is qualified in its entirety by and should be read in conjunction with the more detailed information and Financial Statements, including the notes thereto, appearing elsewhere in this Prospectus. Prospective investors should consider carefully the factors discussed below under "Risk Factors".

                                   The Company

         USA Technologies, Inc., a Pennsylvania corporation (the "Company"), was founded in January 1992. The Company changed its name from USA Entertainment Center, Inc. to USA Technologies, Inc. on June 7, 1995 to more accurately reflect the nature of its business. The Company is in the development stage and is an owner and licensor of unattended, credit card activated control systems for use in connection with copying machines, debit card purchase/revalue stations, facsimile machines, personal computers, and computer printers. The Company's customers are university libraries, public libraries, hotels and retail locations. In September 1996, the Company commenced offering its control systems to the hospitality industry under the name Business Express(TM). The Company anticipates generating its revenues both from the sale of equipment utilizing its control systems, from retaining a percentage of the revenues generated from all credit card transactions conducted through its control systems, and from monthly administrative fees paid by various locations utilizing its control systems.

     In order to activate the equipment attached to the Company's control systems, the consumer must swipe a valid credit card through the control system. The control system then transmits this request to the credit card processor. The credit card processor verifies that the credit card is valid and authorizes the transaction. The control system then activates the equipment for use by the consumer. When the consumer has finished using the equipment, the control system transmits a record of the transactions to the Company's computer center. On a daily basis, the Company transmits the transaction information collected from all of its installed control devices to the credit card processor. The credit card processor electronically transfers the proceeds derived from these transactions, less the credit card processor's charge, to the Company. The Company then forwards a check to the location representing its share of the proceeds.


         As of September 30, 1997, the Company had installed at commercial locations a total of 364 control systems and revenues have been nominal. See "Business." As of September 30, 1997, 63 Business Express(TM) units containing 209 control systems have been installed in hotels located throughout the United States and Canada. Of the 63 units which have been installed, 53 have included the purchase of equipment from the Company and the licensing of its control systems and 10 were installed on a revenue-sharing basis and included only the licensing of its control systems. See "Business -- Business Express(TM)."


         The Company has entered into an agreement with International Business Machines Corporation ("IBM") pursuant to which the Company has been approved as an IBM Business Partner - Personal Computer Reseller. The Company has also entered into similar agreements with Dell Computer Corporation and Hewlett-Packard Company. See "Business -- Procurement."

     In March 1997, the Company entered into a co-marketing agreement with Minolta Corporation pursuant to which the Company and Minolta will work together in order to market and sell the Business Express(TM) featuring the Minolta copier to the hospitality industry. The Company has also entered into a co-marketing agreement with Lexmark International, Inc., pursuant to which the Company and Lexmark will work together to market and sell the Business Express(TM) featuring the Lexmark printer to the hospitality industry. See "Business -- Marketing."

         In May 1997, the Company entered into an agreement with a newly formed Canadian company pursuant to which it would sell to such purchaser 10 Business Express(TM) business centers. The newly formed Canadian company is 1217909 Ontario Inc. and is not affiliated with the Company. The purchaser had indicated to the Company that it intended to install the units within existing and proposed Wal-Mart stores in Canada. The total purchase price for the 10 units, if all units were purchased, would be $1,118,261 (Canadian dollars). Fifty percent of the purchase price for each unit would be payable prior to installation and the balance would be payable upon installation. The agreement also appoints USA as the purchaser's agent in connection with the processing, collection, and disbursement of all revenue from credit card sales in connection with the units. The agreement states that the Business Express(TM) units shall be installed at the purchaser's direction. As of the date hereof installations consist of one complete Business Express(TM) unit and another unit consisting of equipment only. These units have been fully paid for by the Canadian company. The dates of installation of the remaining units have not been scheduled and the Company does not anticipate that any of the remaining units will be ordered or installed under the agreement.

         On September 24, 1997, the Company entered into a Joint Venture Agreement with Mail Boxes Etc. ("MBE"), the leading franchisor of postal, business, and communications retail service centers with approximately 3,000 locations in North America. The joint venture shall exclusively sell and market unattended, credit card activated business centers under the name MBE Express(TM) to the hospitality industry, travel industry, convention centers, colleges, universities, supermarkets, banks, military, convenience stores, and mass merchandisers located in the United States. The gross profits from any sales of the MBE Express(TM) are to be shared by the Company and MBE. The agreement provides that any gross profits earned by the joint venture from sales on a national account level (where the buying decision is made at the customer's headquarters rather than at the local or store level) shall be split equally between the Company and MBE. Any gross profits earned from sales of the MBE Express(TM) to MBE franchisees in connection with placement handoffs provided by either USA or MBE would be split equally. For any sales made at the local or store level, the gross profit would be split so that the partner responsible for contractually obligating the customer for that particular sale would receive 75% and the other partner 25%. In addition, other revenues resulting from activities relating to the MBE Express(TM), such as electronic commerce, licensing, marketing and advertising, are to be split equally between MBE and the Company.

         MBE has agreed not to sell, use, endorse, approve, or purchase any unattended, credit card activated technology or terminals other than those offered by the Company for use in connection with the equipment included in the MBE Express(TM). The Company and MBE will agree from time to time on an advertising and marketing budget which would cover anticipated expenses for trade shows, trade advertising, direct mail, telemarketing, national account coverage, merchandising, market research and lead generation. All such expenses would be split equally between the Company and MBE. The Company is to act as the merchant for all MBE Express(TM) business centers and will receive a monthly service fee of $20.00 for each terminal. The initial term of the joint venture is five years. If certain sales goals are not met by the joint venture, the Company may terminate the exclusivity provisions of the agreement after the second year. The joint venture may also be terminated at any time by either partner if the other partner has breached any material term or condition of the agreement; provided, that the terminating partner has allowed the other partner at least a sixty day period to cure any alleged breach.

         The MBE Express(TM) bundles together the same components as the Business Express(TM): Public PC(TM), Copy Express(TM), and Fax Express(TM), but under the MBE brand name. In addition, the MBE Express(TM) would include a dial-through service to a nearby MBE store making available the products and services of the store.


         MBE has ordered 195 TransAct(TM) control boxes from the Company to be used by MBE franchises for their in-store computer workstations (computer and printer). The Company will act as the merchant in connection with credit card sales and will receive a monthly service fee of $20.00 for each terminal. As of November 30, 1997, an aggregate of 168 control boxes have been shipped.

         The Company has entered into agreements which establish itself as a preferred supplier of business center products to two of the top hospitality companies in the world: Choice Hotels International (Clarion, Quality, Comfort, Sleep Inns), and Promus Hotel Corporation (Embassy Suites, Hampton, Doubletree). The agreement with Choice Hotels International was entered into in April 1997 and the agreement with Promus Hotels, Inc. was entered into in May 1997. The agreement with Choice is for one year and is automatically renewed from year to year unless terminated upon at least 30 days notice prior to the end of any one year period. The agreement with Promus is for a term of three years and may be terminated by either party for any reason upon at least 90 days written notice. The agreements provide that Choice or Promus, as the case may be, would promote the products of the Company to its owned, franchised and licensed properties at the prices set forth in the agreements. The agreements do not obligate Choice, Promus, or any other party to purchase any of the Company's products. Through October 31, 1997, Business Express(TM) have been installed in 14 Choice Hotels and in 10 Doubletree or Embassy Suites. In addition, the Company's Business Express(TM) has been approved and recommended as a solution by Marriott for its hotels to satisfy an identified Business Service Center need. The recommendation was set forth in an interoffice memo from Marriott corporate to its hotels and was distributed during September 1997. Through October 31, 1997, Business Express Units have been installed in 8 Marriot properties.


         The Company's executive offices are located at 200 Plant Avenue, Wayne, Pennsylvania 19087, and its telephone number is (610) 989-0340.

                          Description Of The Securities

Issuer ............................             USA Technologies, Inc.

Securities Offered ................             Up to 5,100,000 shares of
                                                Common Stock by the Selling
                                                Shareholders.  See "Selling
                                                Shareholders."

Common Stock Outstanding
         as of September 30, 1997..             33,503,701 shares. On a fully
                                                converted basis, there would be
                                                55,523,938 shares outstanding
                                                consisting of 4,108,300 shares
                                                issuable upon exercise of
                                                outstanding options and purchase
                                                rights, 2,000,000 shares
                                                issuable upon exercise of the
                                                Warrants issued to affiliates
                                                and/or consultants to GEM
                                                Advisors, Inc. in June 1997,
                                                70,800 shares issuable upon
                                                exercise of the 1997 Warrants
                                                issued in April, May and June
                                                1997 ("1997 Warrants"), 150,000
                                                shares issuable upon exercise of
                                                the 1996-B Warrants issued in
                                                January and February 1997
                                                ("1996-B Warrants"), 1,958,000
                                                shares issuable upon exercise of
                                                the 1996 Common Stock Purchase
                                                Warrants issued in 1996 ("1996
                                                Warrants"), 1,414,000 shares
                                                issuable upon the exercise of
                                                the 1995 Warrants issued by the
                                                Company in 1995 ("1995
                                                Warrants"), 8,759,820 shares
                                                issuable upon conversion of the
                                                Preferred Stock at the 12 to 1
                                                conversion rate, and 3,559,317
                                                shares issuable upon conversion
                                                of accrued and unpaid dividends
                                                on the Preferred Stock at the
                                                $.83 per share conversion price
                                                (if these conversions do not
                                                occur prior to December 31,
                                                1997, there would be 7,299,850
                                                shares issuable upon conversion
                                                of Preferred Stock at the 10 to
                                                1 conversion rate and 2,954,233
                                                shares issuable upon conversion
                                                of accrued and unpaid dividends
                                                on the Preferred Stock at the
                                                $1.00 per share conversion
                                                price). In November 1997, an
                                                agggregate of 4,365,000 shares
                                                of Common Stock were canceled
                                                by the President of the Company.
                                                See "Recent Developments" and
                                                "Notes 9 and 10 to Financial
                                                Statements."

Preferred Stock Outstanding
         as of September 30, 1997.              729,985 shares. Each share of
                                                Series A Convertible Preferred
                                                Stock, no par value, of the
                                                Company ("Preferred Stock") is
                                                convertible by the holder
                                                thereof at any time into 10
                                                shares of Common Stock, provided
                                                that through December 31, 1997,
                                                each share of Preferred Stock is
                                                convertible into 12 shares of
                                                Common Stock. The holders of
                                                Preferred Stock are entitled to
                                                an annual cumulative cash
                                                dividend of $1.50 per share. The
                                                outstanding shares of Preferred
                                                Stock are convertible into
                                                8,759,820 shares of Common
                                                Stock through December 31, 1997
                                                and 7,299,850 shares of Common
                                                Stock at any time thereafter. At
                                                the time of conversion, all
                                                accrued and unpaid dividends are
                                                converted into Common Stock at
                                                the rate of $1.00 per share of
                                                Common Stock, provided that
                                                through December 31, 1997, all
                                                accrued and unpaid dividends are
                                                converted into Common Stock at
                                                the rate of $.83 per share of
                                                Common Stock. See "Description
                                                of Securities - Series A
                                                Convertible Preferred Stock."


Common Stock OTC Bulletin
         Board Symbol . . . . . . .             USTT


Use of Proceeds . . . . . . . . . .             The Company will receive no cash
                                                proceeds from the sale of the
                                                Common Stock being offered by
                                                the Selling Shareholders hereby.
                                                The Company would, however,
                                                receive $.50 per 1995 Warrant if
                                                exercised by the Selling
                                                Shareholders (or such lower
                                                exercise price as the Company
                                                may determine). Through October
                                                31, 1997, a total of 4,406,000
                                                1995 Warrants have been
                                                exercised by the Selling
                                                Shareholders at either $.30 or
                                                $.25, generating gross
                                                proceeds of $1,285,800. The
                                                Company has used these proceeds
                                                to finance working capital.
                                                There is no assurance that any
                                                or all of the remaining 1995
                                                Warrants will be exercised by
                                                the Selling Shareholders, and if
                                                none of the remaining 1995
                                                Warrants are exercised, the
                                                Company would not receive any
                                                further gross proceeds. The
                                                Selling Shareholders will
                                                receive all of the net proceeds
                                                from the sale of the Common
                                                Stock. The Company will incur
                                                expenses of approximately
                                                $60,000 in connection with the
                                                registration of the Common Stock
                                                underlying the 1995 Warrants.
                                                See "Description of Securities -
                                                1995 Common Stock Purchase
                                                Warrants."

                              RECENT DEVELOPMENTS

         On January 16, 1998, the Board of Directors approved a private placement offering to be conducted pursuant to Regulation D promulgated under the Act for up to $700,000 of the Company's securities. The offering would consist of up to 70 units at $10,000 each, with each unit consisting of 2,000 shares of Preferred Stock and 50,000 1998-A Warrants. The 1998-A Warrants enable the holder to purchase one share of Common Stock for $.15 on or before June 1, 1998, and for $.40 thereafter. The Company anticipates the offering would commence on or about January 28, 1998, and would terminate on or before February 28, 1998.

         During the two months ended November 30, 1997, the Company incurred operating losses of approximately $450,000 (unaudited).

         On November 20, 1997, the Company's Board of Directors approved a new Employment And Non-Competition Agreement (the "Employment Agreement") for
George R. Jensen, Jr., the President and Chief Executive Officer of the Company. The Employment Agreement replaces the Employment and Non-Competition Agreement between Mr. Jensen and the Company dated as of July 1, 1992, as amended by a First Amendment thereto dated as of April 29, 1996, pursuant to which Mr. Jensen had been employed through June 30, 1998.

         The Employment Agreement provides that Mr. Jensen shall be employed as President and Chief Executive Officer through June 30, 2000 at a base annual salary of $100,000 per year. The Employment Agreement is automatically renewed from year to year thereafter unless canceled by either Mr. Jensen or the Company. The Employment Agreement requires Mr. Jensen to devote his full time and energies to the business of the Company, and obligates him not to engage in any investments or activities which would compete with the Company during the term of the Agreement and for one year thereafter.

         As part of the Employment Agreement, Mr. Jensen canceled an aggregate of 4,365,000 shares of Common Stock of the Company which had been beneficially owned by him and which had been held in escrow pursuant to the Escrow Agreement dated December 29, 1993 by and between the Company, Mr. Jensen and certain other parties ("Escrow Agreement"). In January 1994, and at the request of the Pennsylvania Securities Commission, Mr. Jensen placed all of the shares of Common Stock beneficially owned by him into escrow as a condition of the Company's initial public offering being declared effective in Pennsylvania. The shares of Common Stock canceled by Mr. Jensen had been subject to cancellation if certain performance goals were not met by the Company on or before June 30, 1998.
         Mr. Jensen is permitted under the Escrow Agreement to cancel (and in the past has canceled) shares of Common Stock prior to June 30, 1998. The 4,365,000 shares of Common Stock which were canceled by Mr. Jensen are now available for issuance by the Company. The remaining 3,228,000 shares of Common Stock which were held in escrow and not subject to cancellation will be released to Mr. Jensen pursuant to the terms of the Escrow Agreement.

         The Employment Agreement also grants to Mr. Jensen in the event a "USA Transaction" (as defined below) occurs after the date thereof that number of shares of Common Stock as shall when issued to him equal five percent of all the then issued and outstanding shares of Common Stock (the "Rights"). Mr. Jensen is not required to pay any additional consideration for such shares. At the time of any USA Transaction, all of the shares of Common Stock underlying the Rights are automatically deemed to be issued and outstanding immediately prior to any USA Transaction, and are entitled to be treated as any other issued and outstanding share of Common Stock in connection with such USA Transaction.

         The term USA Transaction is defined as (i) the acquisition of fifty-one percent or more of the then outstanding voting securities entitled to vote generally in the election of Directors of the Company by any person, entity or group, or (ii) the approval by the shareholders of the Company of a reorganization, merger, consolidation, liquidation, or dissolution of the Company, or the sale, transfer, lease or other disposition of all or substantially all of the assets of the Company.

         The Rights are irrevocable and fully vested, have no expiration, and will not be affected by the termination of Mr. Jensen's employment with the Company for any reason whatsoever. If a USA Transaction shall occur at a time when there are not a sufficient number of authorized but unissued shares of Common Stock, then the Company shall as a condition of such USA Transaction promptly take any and all appropriate action to make available a sufficient number of shares of Common Stock. In the alternative, the Company may structure the USA Transaction so that Mr. Jensen would receive the same amount and type of consideration in connection with the USA Transaction as any other holder of Common Stock.

         On October 31, 1997, GEM Management Limited, an affiliate of GEM Advisors, Inc., exercised Common Stock Purchase Warrants for 900,000 shares of Common Stock at an exercise price of $.20 per share for an aggregate price of $180,000. The Common Stock Purchase Warrants were issued by the Company in June 1997 in connection with the sale by the Company of $500,000 of Convertible Securities arranged by GEM Advisors, Inc. The Common Stock Purchase Warrants and the shares of Common Stock underlying the Warrants were issued by the Company pursuant to the exemption from registration set forth in Regulation S promulgated under the Act. There are an aggregate of 1,100,000 Common Stock Purchase Warrants remaining unexercised as of the date hereof which were issued by the Company at the time of the June 1997 Convertible Securities financing. All of such remaining Warrants are exercisable at $.20 per share and expire on June 22, 2002.

                                  RISK FACTORS

         The securities described herein are speculative and involve a high degree of risk. Each prospective investor in the Common Stock should carefully consider the following risk factors inherent in and affecting the business of the Company and the Common Stock before investing in the Common Stock.


         1. Development Stage Company; Limited Operating History; Significant Cumulative Operating Losses; Auditor Report Modification for Going Concern. Since its founding in January 1992, the Company has been in the development stage and has been engaged almost exclusively in research and development activities focused on designing, developing, and marketing its credit card activated control systems. From inception through September 30, 1997 the Company has generated funds primarily through the sales of its securities. The auditor's report includes a modification that indicates that the Company's existence may be dependent on its ability to continue to raise capital and generate sufficient revenue from operations. See "Financial Statements." The Company installed its first product, the Golfer's Oasis(TM) in June 1994. This product line did not achieve the anticipated market acceptance and was also very capital intensive. There are currently no units in operation and net revenues were nominal. The Copy Express(TM) was first installed in January 1995, and as of September 30, 1997, there were only 62 units in operation and net revenues therefrom were nominal. The Credit Card Vending Express(TM) was first installed in March 1995, and as of the date hereof, there were no units in operation. The Company's Debit Express(TM) was first installed in April 1995, and as of September 30, 1997, there were only 36 units in operation and net revenues were nominal. The Public PC(TM) (formerly known as the Credit Card Computer Express(TM)) was first installed in April 1996, and as of September 30, 1997, there were only 57 units in operation and net revenues were nominal. The Business Express(TM) was first installed in September 1996, and as of September 30, 1997, there were only 209 control systems in operation at 63 locations and net revenues were nominal.

         For its fiscal years ended June 30, 1996, and June 30, 1997 and for three months ended September 30, 1997, the Company incurred operating losses of $2,451,697, $3,120,712, and $660,524 respectively. From its inception on January 16, 1992 through September 30, 1997, the Company has incurred operating losses of $10,024,195. Such operating losses are anticipated to continue through at least June 30, 1998. See "Management's Discussion And Analysis of Financial Condition And Results of Operations."

         As of September 30, 1997, the Company's working capital was approximately $364,917, of which $393,255 was invested in inventory. At September 30, 1997, the Company had cash of approximately $302,343. The Company anticipates generating additional cash to finance future operating expenses by selling additional securities and through increased revenues. As of September 30, 1997, 364 of the Company's control devices have been installed and net revenues have been nominal. Accordingly, the Company has an extremely limited operating history upon which an evaluation of the Company's prospects can be made. Such prospects must be considered in light of the risks, expenses and difficulties frequently encountered in the establishment of a new business as well as the risks, expenses and difficulties encountered by a development stage company. There is currently no basis upon which to assume that the Company's business will prove financially profitable or generate more than nominal operating revenues. In addition, there can be no assurances that the Company will be able to continue to sell additional securities. If the Company either fails to generate increased revenues or fails to sell additional securities, investors may lose all or a substantial portion of their investment.

         2. Dependence Upon Key Personnel. The Company is dependent on certain key management personnel, particularly its President and Chief Executive Officer, George R. Jensen, Jr. The loss of services of Mr. Jensen or other executive officers would have a material adverse effect upon the Company's business. See "Management - Officer Terminations." The Company has entered into an employment agreement with Mr. Jensen that expires in June 2000 and one-year employment agreements with the other executive officers each of which contain non-compete agreements. The Company has obtained a key man life insurance policy in the amount of $2,000,000 on Mr. Jensen, and a key man life insurance policy in the amount of $1,000,000 on its Vice President-Research and Development, Haven Brock Kolls, Jr. The Company does not have and does not presently intend to obtain key man life insurance coverage on any of its other executive officers.

         3. Uncertainty of New Product Development; Unproven Commercial Viability. While a number of products or services such as gasoline and public telephones are currently provided through unattended, credit card activated terminals, the commercial viability of any of the Company's products has not been established. Although commercial production and installation of the Company's products has commenced on a very limited basis, there can be no assurance that the Company's products will be successful or become profitable. Likewise, there can be no assurance that the demand for the Company's products will be sufficient to enable the Company to become profitable. In any such event, investors may lose all or substantially all of their investment in the Company.

         4. Dependence on Proprietary Technology; Patent Issues. The Company's success is dependent in part on its ability to obtain patent protection for its products, maintain trade secret protection and operate without infringing the proprietary rights of others. To date, the Company has filed ten patent applications, and intends to file applications for additional patents covering its future products although there can be no assurance that it would do so. In addition, there can be no assurance that the Company will maintain or prosecute these applications. The United States Government granted one of the Company's patents during April 1997 and another of its patents during June 1997. See "Business - Patents, Trademarks and Proprietary Information." There can be no assurance that any of the remaining patent applications will be granted, that the Company will develop additional products that are patentable or do not infringe the patents of others, or that any patents issued to the Company will provide the Company with any competitive advantages or adequate protection for its products. In addition, there can be no assurance that any patents issued to the Company will not be challenged, invalidated or circumvented by others. There can be no assurance that any of the Company's products would not infringe the patents of others. If any of the Company's products is found to have infringed any patent, there can be no assurance that the Company will be able to obtain licenses to continue to manufacture and license such product or that the Company will not have to pay damages as a result of such infringement. Even if a patent application is granted for any of the Company's products, there can be no assurance that the patented technology will be a commercial success or result in any profits to the Company.

         5. Competition. There are companies presently offering unattended, credit card activated control systems in connection with facsimile machines, personal computers, debit card purchase/revalue stations, and use of the Internet and e-mail which are in direct competition with the Company's products, including the Business Express(TM). In addition, the businesses which have developed unattended, credit card activated control systems currently used in connection with gasoline dispensing, public telephones, prepaid telephone cards, ticket dispensing machines, or vending machines are capable of developing control systems in direct competition with the Company. Many of these businesses are well established, have substantially greater resources than the Company and have established reputations for success in the development, sale and service of high quality products. The Company is aware of one business which enables the use of any "off the shelf" facsimile machine as a public facsimile machine by utilizing the telephone to record credit card information and then directly placing the telephone onto the facsimile machine. Such competition may result in lower percentages of gross revenues being retained by the Company in connection with its devices, or otherwise may reduce potential profits or result in a loss of some or all of its customer base. To the extent the Company's competitors are able to offer more attractive technology, the Company's ability to compete could be materially and adversely affected. The Company is also aware of several businesses which make available use of the Internet and use of personal computers to hotel guests in their hotel rooms on an as-needed basis. Although these services are not credit card activated, such services would compete with the Company's Business Express(TM), and the location may not order the Business Express(TM), or if ordered, the hotel guest may not use it.


         6. Dependence on Third-Party Suppliers. The Company is dependent on third-party suppliers for the various component parts of its control systems. Although the Company believes there are alternative sources for these component parts, the failure of such suppliers to supply such component parts or the absence of readily available alternative sources could have a material adverse effect on the Company, including delaying the implementation of the Company's business plan to achieve profitability. The Company does not have supply contracts with any of such third-party suppliers and intends to purchase components pursuant to purchase orders placed from time to time. See "Business-Procurement".


         7. Cash Dividends Not Likely. There can be no assurance that the proposed operations of the Company will result in significant revenues or any level of profitability. Any earnings which may be generated by the Company would be used, for the foreseeable future, to finance the growth of the Company's business. Accordingly, while payment of dividends rests within the discretion of the Board of Directors, no cash dividends on the Common Stock have been declared or paid by the Company to date, and the Company does not presently intend to pay cash dividends on the Common Stock for the foreseeable future. Although the Company paid a special stock dividend in August 1995 consisting of 3 shares of Common Stock for each share of outstanding Preferred Stock, there can be no assurance that cash dividends will ever be paid on the Common Stock. See "Description of Securities-Series A Convertible Preferred Stock." The Articles of Incorporation of the Company prohibit the declaration of any dividends on the Common Stock unless and until all unpaid and accumulated dividends on the Preferred Stock have been declared and paid. Through September 30, 1997, the unpaid and cumulative dividends on the Preferred Stock equal $2,954,233. The unpaid and accumulated dividends are either payable in cash by the Company when and if declared by the Board of Directors of the Company, or may be converted by the holder thereof into shares of Common Stock at the rate of $1.00 per share at the time of conversion of the underlying share of Preferred Stock, provided that the rate of conversion of such dividends is $.83 per share through December 31, 1997. Through September 30, 1997, $645,158 of unpaid and cumulative dividends on the Preferred Stock have been converted to 812,194 shares of Common Stock. See "Description of Securities- Series A Convertible Preferred Stock."

        8. Need For Market Acceptance; Location Risk. There can be no assurance that demand for the Company's products will be sufficient to enable the Company to become profitable. Likewise, no assurance can be given that the Company will be able to install the credit card activated control systems at enough locations to achieve significant revenues or that its operations can be conducted profitably. As of September 30, 1997, the Company has installed only 364 of its control devices at commercial locations and revenues have been nominal. Alternatively, the locations which would utilize the control systems may not be successful locations. In such event, the revenues of the Company would be adversely affected. The Company may lose locations utilizing its products to competitors, or may not be able to install its products at its competitor's locations.


        9. No Assurance of Active Public Market. The Common Stock is currently traded on the OTC Electronic Bulletin Board. Although there is limited trading in the Common Stock, there is no established trading market therefore. Unless and until there is an established trading market for the Common Stock, holders of the Common Stock could find it difficult to dispose of, or to obtain accurate quotations as to the price of, the Common Stock. See "Description of Securities
- Shares Eligible For Future Sale" and "Market For Common Stock."

         10. Risks of Low-Priced Stocks. The Common Stock is subject to the so-called penny stock rules that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally defined as an investor with a net worth in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 together with a spouse). For transactions covered by this rule, the broker-dealer must make a special suitability determination for the purchaser and must have received the purchaser's written consent to the transaction prior to sale. These regulations may adversely affect the ability of broker-dealers to sell the Common Stock.

         The Commission has adopted regulations that define a penny stock to be any equity security that has a market price (as defined) of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market.





         As of the date hereof, the Common Stock qualifies as a penny stock and is subject to the above regulations. The above regulations could adversely affect the market liquidity for the Common Stock and could limit the ability of broker-dealers to sell the Common Stock as well as the ability of holders of the Common Stock to sell the Common Stock in the secondary market.

         11. Uncertainty of Company to Continue as a Going Concern. The Company's independent auditors have included an explanatory paragraph in their report on the Company's financial statements for the year ended June 30, 1997, to the effect that the Company's ability to continue as a going concern is in substantial doubt. See "Management's Discussion and Analysis of Financial Condition and Results of Operations," and "Financial Statements." If the Company ceases to continue as a going concern, the investors in the Common Stock would lose all or substantially all of their investment in their Common Stock.

         12. Dilution, Issuance of Additional Securities By The Company. As of September 30, 1997, the Company has issued outstanding options and purchase rights to acquire up to 4,108,300 shares of Common Stock, has issued warrants to affiliates and/or consultants to GEM Advisors, Inc. which are convertible into 2,000,000 shares of Common Stock, has issued 1997 Warrants which are convertible into 70,800 shares of Common Stock, has issued 1996-B Warrants which are convertible into 150,000 shares of Common Stock, has issued 1996 Warrants which are convertible into 1,958,000 shares of Common Stock, has issued 1995 Warrants which are convertible into 1,414,000 shares of Common Stock, and has issued 729,985 shares of Preferred Stock which are convertible into 8,759,820 shares of Common Stock through December 31, 1997 and has $2,954,233 cumulative preferred dividends which are convertible into 3,559,317 shares of Common Stock through December 31, 1997. In the event any or all of such securities are exercised or converted, the number of issued and outstanding shares of Common Stock would be increased. In such event, the percentage of Common Stock held by each holder of Common Stock prior to such exercise or conversion would be reduced and such exercise or conversion may have a dilutive effect on the market price of the Common Stock. If all of such securities would be exercised or converted into Common Stock, an additional 22,020,237 shares of Common Stock would be issued and outstanding as of September 30, 1997, for a total of 55,523,938 shares of Common Stock issued and outstanding. The Company may in the future issue additional options, warrants or other securities convertible or exchangeable into Common Stock. See "Recent Developments" and "Notes 9 and 10 to Financial Statements."

         During the fiscal years ended June 30, 1995, June 30, 1996, and June 30, 1997, the Company issued an additional 1,623,112 shares of Common Stock, an additional 587,753 shares of Preferred Stock, options to acquire up to 3,780,000 shares of Common Stock and warrants to acquire up to 14,274,000 shares of Common Stock. Assuming the exercise or conversion of all such securities, the issued and outstanding shares of Common Stock would be increased by 19,872,142 shares. As of June 30, 1997, such additional shares would represent approximately 39.8% of all the issued and outstanding Common Stock on a fully converted basis. See "Notes 9 and 10 to Financial Statements."

                                 USE OF PROCEEDS


         The Company will not receive any of the proceeds from the sales of the Common Stock by the Selling Shareholders. See "Selling Shareholders" for a list of those Shareholders entitled to receive net proceeds from the sales of the Common Stock. The Company would, however, receive $.50 (or such lower exercise price as the Company may determine) upon the exercise of each 1995 Warrant by a Selling Shareholder. From February 12, 1996 through June 30, 1996, the Company reduced the exercise price of the 1995 Warrants to $.30. During such period, a total of 3,686,000 1995 Warrants were exercised at $.30, and gross proceeds to the Company were $1,105,800. From September 11, 1997 through October 31, 1997, the Company reduced the exercise price of the 1995 Warrants to $.25. During such period of time, a total of 720,000 1995 Warrants were exercised and gross proceeds to the Company were $180,000. No 1995 Warrants have been exercised since October 31, 1997 and through the date hereof. These proceeds were used to finance working capital. There is no assurance that any or all of the remaining 1995 Warrants will be exercised by the Selling Shareholders. The Selling Shareholders will receive all of the net proceeds from the sale of the Common Stock pursuant to this Prospectus. The Company will incur costs of approximately $60,000 in connection with the registration of the Common Stock underlying the 1995 Warrants. See "Description of Securities - 1995 Common Stock Purchase Warrants."

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS



Introduction

         Since its inception in January 1992, the Company, a development stage corporation, has been engaged largely in research and development activities focused on designing, developing, and marketing its credit card activated control systems. From inception through September, 30, 1997, the Company has had operating revenues of $1,035,185 and has generated funds primarily through the sale of its securities. Through September 30, 1997 the Company has received, net of expenses of such sales, the amount of $5,067,308 in connection with private placements, $2,492,626 from the exercise of Common Stock options and purchase warrants, and $2,345,104 in connection with its initial public offering. The Company has incurred operating losses since its inception through September 30, 1997 of $10,024,195 and such losses are expected to continue through June 30, 1998.

         The Company's independent auditors have included an explanatory paragraph in their report on the Company's June 30, 1997 financial statements discussing issues which raise substantial doubt about the Company's ability to continue as a going concern. The Company believes that the funds available at June 30, 1997 combined with the revenues to be generated during fiscal year 1998, the potential capital to be raised from the exercise of Common Stock purchase warrants, and the ability to defer anticipated expenditures, if required, will provide for the Company to continue a a going concern. There can be no assurance, however, that any significant revenues will be generated during the 1998 fiscal year or that sufficient capital can be raised by the Company. In such event, the Company may cease to be a going concern and investors in the Preferred Stock and Common Stock may lose all of their investment.


Results of Operations

Fiscal Quarter Ended September 30, 1997:

         The fiscal quarter ended September 30, 1997 resulted in a net operating loss of $660,524 compared to a net loss of $672,326 for the comparable fiscal quarter ended September 30, 1996. On an overall basis, these continuing losses reflect the development stage nature of the Company. Losses are projected to continue until sufficient revenue is generated from various applications of the Company's proprietary technology.

         Revenue from operations was $363,755 compared to $39,268 from the previous year's fiscal quarter. This $324,487 improvement reflects the Company's revised strategy during fiscal year 1997 of selling equipment as opposed to relying primarily on licensing and transaction processing revenues. Of the total revenues earned in the quarter ended September 30, 1997, equipment sales totaled $310,311, an increase of $291,420 over the same period last year. Licensing and processing revenue increased to $44,102 from $20,244 for the same period during the prior year, an increase of 118%. Despite this modest increase and change in approach to marketing its products, revenue is still well below the level required for the Company to be profitable.

         Cost of Sales for the period included labor and equipment of $292,640 which represented an increase of $278,889 over the same period during the prior year, and is directly attributable to the increase in equipment sales.

         General and administrative expenses of $401,137 decreased by $45,534 or 10.2% from the first quarter last year. Reduced travel and entertainment and rent contributed to the decrease.

         Compensation expense of $307,217 increased by 29% due to permanent and higher staffing levels in Sales and Operations. Depreciation and amortization expense increased from $23,261 to $25,497 reflecting the increased depreciable capital asset base.


Fiscal year ended June 30, 1997:

         For the fiscal year ended June 30, 1997, the Company had a net loss of $3,120,712. Overall this loss reflects the continuing development stage activities of the Company. The Company's preferred stock provides for an annual cumulative dividend of $1.50 per share payable to the shareholders of record on February 1 and August 1 each year as declared by the Company's Board of Directors. The $4,364,007 loss applicable to common shares or $.21 loss per common share was derived by adding the $3,120,712 net loss and the $1,243,295 of cumulative preferred dividends earned for the year ending June 30, 1997, and dividing by the weighted average shares outstanding, of 20,984,381.

         Revenues for the period were $607,772, which increased $554,793 from last year, primarily reflecting the sales of the Business Express(TM) product line.

         Operating expenses for the fiscal year ended June 30,1997 were $3,742,961, representing a $1,212,166 or 47.9% increase over the prior year. The primary contributors to this increase were cost of sales, general and administrative expense and compensation, as detailed below.

         Cost of sales increased by $525,090 from the prior year, reflecting the first year of equipment sales. The cost of equipment sales increased $473,529 and the cost of license fee revenues increased $51,561. General and administrative expense of $2,040,163 increased sharply by $528,882 or 35.0% which reflects both a general increase in spending to support the expansion of operations as well as several non-operational factors. Specifically the major contributors to this increase were: Travel and lodging increased by a total of $66,393, which reflected significant marketing related travel as well as an increase in travel for the increased numbers of installations. Marketing promotions, mailings and trade show expenses increased $110,147. Advertising increased by $26,000, reflecting the need to increase product awareness in the marketplace. Professional and consultant fees increased by $86,770, reflecting increased legal, public relations and patent activity. Product development expense increased $119,852 primarily due to developmental costs for new customers. The balance of the increase includes temporary services, telephone, office expense, and postage.


         Compensation expense was $1,080,458, an increase of $177,060 or 19.6% over the previous year. This increase was primarily due to headcount increases in the sales function and to a lesser extent, operations.The cost of employee benefits also rose by $34,468.

         Depreciation expense of $97,250 increased by $25,234, which is attributable to the increased depreciable asset base.

Fiscal year ended June 30, 1996:

         For the fiscal year ended June 30, 1996, the Company had a net loss of $2,451,697. Overall this loss reflects the continuing development stage activities of the Company. The Company's preferred stock provides for an annual cumulative dividend of $1.50 per share payable to the shareholders of record on February 1 and August 1 each year as declared by the Company's Board of Directors. The $3,405,997 loss applicable to common shares or $.23 loss per common share was derived by adding the $2,451,697 net loss and the $954,300 of cumulative preferred dividends for the year ending June 30, 1996 and dividing by the weighted average shares outstanding.

         Revenues for the period remained at a nominal level reflecting the disappointing performance of the Credit Card Copy Express(TM) product line. Expenses for the fiscal year ended June 30,1996 were $2,536,544, representing a $868,546 or 52% increase over the prior year. The primary contributors to this increase were General and Administrative expense and Compensation.

         At June 30, 1996, cash was $1,773,356 compared to $376,191 on June 30, 1995. Such increase reflects the net proceeds received by the Company in connection with a private placement offering that closed in June 1996 which raised net proceeds of $1,249,264. In addition, during fiscal year 1996, 3,686,000 1995 Warrants were exercised for aggregate proceeds to the Company of $1,105,800. At June 30, 1996, inventory was $426,391 compared to zero on June 30, 1995. Such inventory was purchased by the Company in connection with the marketing of its Credit Card Computer Express (TM) product (now known as the Public PC(TM). The increase of accounts payable and accrued expenses reflects the increased operating expenses incurred by the Company.


         General and administrative expense of $1,511,281 increased sharply by $852,681 or 12.2% which reflects both a general increase in spending to support the expansion of operations as well as several non-operational factors. Specifically the major contributors to this increase were (a) $187,122 increase in travel and lodging which was concentrated in the operations area and reflects the installation of the Company's control devices; (b) $103,355 increase in professional fees due to financial consultant and legal fees, including increased patent activity; (c) $93,888 increase in product development expense primarily due to the programming and configuration of the Company's newly completed C3X(TM); (d) $313,548 increase in consulting expenses of which $247,205 is a non-cash transaction attributable to the issuance of Common Stock in exchange for services rendered; and the balance of the increase which includes public relations and technical services. Telephone, office expense, and postage increased moderately.

         Compensation expense was $903,398, an increase of $215,013 or 31% over the previous year. This increase was concentrated in the marketing function and corporate staffing, and also including $27,343 of expense to initiate an employee medical benefits plan.

         Depreciation expense of $72,016 increased by $56,548, which is attributable to the increased depreciable asset base. Advertising remained consistent with the previous year.

         A provision for losses on equipment was charged to operations in the amount of $44,100 which represents the final charge for the discontinuance of the Golfers Oasis(TM) product line.

         Interest expense returned to normal levels with the elimination of the public offering interest cost reflected in the prior year.

Plan of Operations

         As of June 30, 1997, the Company had a total of 285 credit card activated control systems installed in the field as follows: Business Express(TM) 130, Copy Express(TM) 44, Debit Express(TM) 34, Public PC(TM) 54, Fax/Printer Express(TM) 23. Through June 30, 1997 the total license fee income received by the Company from these systems was $117,158.


         The Company has been certified by PNC Merchant Services (a subsidiary of First Data Corporation), a leading credit card processor in the United States. PNC Merchant Services has extended to the Company a fixed rate percentage processing charge of approximately 5.76% in connection with the credit card transactions conducted through the Company's control systems. This charge is payable by the Company (not the locations) out of its share of the gross proceeds. Charges of $51,561 and $9,555 were assessed for credit card processing for the fiscal years ended June 30, 1997 and 1996 respectively.


         During the past year the Company has continued its new direction in product development. It has focused on products capable of generating new incremental revenue for equipment operators (ie, Business Express) as opposed to in the past simply providing a better method of payment (ie. Copy Express). The new direction is also reflected in the move toward the sale of the Company's proprietary equipment to operators rather than the revenue sharing arrangements employed to date. The Company still retains all rights to software and proprietary technology which it licenses to location operators for their exclusive use. However this shift in market approach reduces the Company's dependency on equipment revenue by providing a built in gross profit on the sale of the equipment, and simultaneously reduces the Company's capital asset requirements.

         Plans for the coming fiscal year include progressing from the developmental stage to an operating mode although there can be no assurance of when, if ever, this will occur. The Company also intends to continue to focus on the sales and/or leasing of its Business Express(TM) business centers.

Liquidity and Capital Resources

         During the fiscal year ended June 30, 1997, the Company completed a number of equity transactions. Net proceeds of $394,688 were realized from the two Private Placement Offerings of Preferred Stock and $1,141,126 was realized from Common Stock transactions, principally the exercise of Common Stock purchase warrants. As of June 30, 1997 total working capital was $671,914, including cash on hand of $630,266.

         During the fiscal year ended June 30, 1997, net cash of $2,651,341 was used by operating activities, primarily compensation and general and administrative expenses. Consulting expense reflected $277,198 of a non-cash transaction attributable to the issuance of common stock in exchange for services rendered. Net cash of $17,855 was used by investing activities principally for the purchase of furniture. The net cash provided by financing activities of $1,526,107 was principally due to the net proceeds generated from the issuance of securities described in the prior paragraph.

         For the three month period ended September 30, 1997, there was a net decrease in cash of $327,923. This was attributable to using $705,707 for operating activities, partially offset by $381,979 net proceeds raised through the issuance of Common Stock. As of September 30, 1997, total cash on hand was $302,343; working capital was approximately $364,917 of which $393,255 was invested in inventory.


         The Company's independent auditors have included an explanatory paragraph in their report on the Company's June 30, 1997 financial statements discussing issues which raise substantial doubt about the Company's ability to continue as a going concern. The Company believes that the funds available at June 30, 1997 combined with the revenues and earnings to be generated during fiscal year 1998, the potential capital to be raised from the exercise of the Common Stock purchase warrants, and the ability to defer anticipated discretionary expenditures (such as travel and entertainment, promotional expenses, or consulting fees), if required, will provide for the Company to continue as a going concern through at least June 30, 1998. There can be no assurance, however, that any significant revenues and earnings will be generated during the 1998 fiscal year or that sufficient capital can be raised by the Company. In such event, the Company may cease to be a going concern or may have to reduce its operations or operating procedures. In such event, the Company would reduce its permanent headcount, plus reduce discretionary expenditures such as travel and entertainment, promotional expenses, or consulting fees. Any such deferral may delay or prevent the attainment by the Company of its business plan. In such event, investors in the Preferred Stock and Common Stock may lose all of their investment.


         The Company anticipates that for the year ended June 30, 1998 there will be a negative cash flow from operations in excess of $1 million. The Company anticipates that the shortfall in cash flow will be supported by additional equity infusion from the exercise of the Common Stock purchase warrants, and, if needed, the ability to defer planned expenditures.


Commitment


         During October 1996, the Company entered into a lease for approximately 7,000 square feet in Wayne, Pennsylvania for a monthly rental of $5,000 plus utilities and operating expenses. The lease expires on October 15, 1999. A former property located at 1265 Drummers Lane, Wayne, PA, was vacated in October, 1996. The lease payment of approximately $5,000 per month ceased as of August 31, 1997.

         During August 1997, the Company entered into a commitment to acquire 500 control systems for $242,325. To date, the Company has paid for 202 of such control systems. The amounts due for the remaining control systems are expected to be paid from existing cash resources plus funds generated by the recently approved private placement offering as well as Common Stock warrant and option exercises. The Company is also currently negotiating an arrangement with IBM Global Services pursuant to which IBM would provide appropriate financing for the remaining control systems.

                                    BUSINESS

         USA Technologies, Inc., a Pennsylvania corporation (the "Company"), was founded in January 1992. The Company changed its name from USA Entertainment Center, Inc. to USA Technologies, Inc. on June 7, 1995 to more accurately reflect the nature of its business. The Company is in the development stage and is an owner and licensor of unattended, credit card activated control systems for use in connection with copying machines, debit card purchase/revalue stations, facsimile machines, personal computers and computer printers.

         The Company anticipates generating its revenues from the sale of equipment utilizing its control systems, from retaining a portion of the revenues generated from all credit card transactions conducted through its control systems, and from monthly administrative fees paid by various locations utilizing its control systems. The Company has recently entered into joint marketing agreements with Minolta Corporation ("Minolta"), and Lexmark International, Inc. ("Lexmark"), and has been designated as authorized equipment resellers by Hewlett-Packard Company ("Hewlett-Packard"), International Business Machines Corporation ("IBM") and Dell Computer Corporation ("Dell"). The Company believes that the Company would benefit from the association of its control systems with the well known brands of business equipment manufactured by these companies.


         On September 24, 1997, the Company entered into a Joint Venture Agreement with Mail Boxes Etc. ("MBE"), the leading franchisor of postal, business, and communications retail service centers, with approximately 3,000 locations in North America. The joint venture shall exclusively sell and market unattended, credit card activated business centers under the name MBE Express(TM) to the hospitality industry, travel industry, convention centers, colleges, universities, supermarkets, banks, military, convenience stores, and mass merchandisers located in the United States. The gross profits from any sales of the MBE Express(TM) are to be shared by the Company and MBE. The agreement provides that any gross profits earned by the joint venture from sales on a national level (where the buying decision is made at the customer's headquarters rather than at the local or store level) shall be split equally between the Company and MBE. Any gross profits earned from sales of the MBE Express(TM) to MBE franchisees in connection with placement handoffs provided by either USA or MBE would be split equally. For any sales made at the local or store level, the gross profit would be split so that the partner responsible for contractually obligating the customer for that particular sale would receive
75% and the other partner 25%. In addition, other revenues resulting from activities relating to the MBE Express(TM), such as electronic commerce, licensing, marketing and advertising, are to be split equally between MBE and the Company.

         MBE has agreed not to sell, use, endorse, approve, or purchase any unattended, credit card activated technology or terminals other than those offered by the Company for use in connection with the equipment included in the MBE Express(TM). The Company and MBE will agree from time to time on an advertising and marketing budget which would cover anticipated expenses for trade shows, trade advertising, direct mail, telemarketing, national account coverage, merchandising, market research, and lead generation. All such expenses would be split equally between the Company and MBE. The Company is to act as the merchant for all MBE Express(TM) business centers and will receive a monthly service fee of $20.00 for each terminal. The initial term of the joint venture is five years. If certain sales goals are not met by the joint venture, the Company may terminate the exclusivity provisions of the agreement after the second year. The joint venture may be terminated at any time by either partner if the other partner has breached any material term or condition of the agreement; provided, that the terminating partner has allowed the other partner at least a sixty day period to cure any alleged breach.


         The MBE Express(TM) bundles together the same components as the Business Express(TM): Public PC(TM), Copy Express (TM), and Fax Express(TM), but under the MBE brand name. In addition, the MBE Express(TM) would include a dial-through service to a nearby MBE store making available the products and services of the store.

         In addition, MBE has ordered 195 TransAct(TM) control boxes from the Company to be used by MBE franchisees for their in-store computer workstations (computer and printer). The Company will act as the merchant in connection with credit card sales and will receive a monthly service fee of $20.00 for each terminal. As of November 30, 1997, an aggregate of 168 control boxes have been shipped.

         The Company has entered into agreements which establish itself as a preferred supplier of business center products to two of the top hospitality companies in the world: Choice Hotels International (Clarion, Quality, Comfort, Sleep Inns), and Promus Hotel Corporation (Embassy Suites, Hampton, Doubletree). The agreement with Choice Hotels International was entered into in April 1997 and the agreement with Promus Hotels, Inc. was entered into in May 1997. The agreement with Choice is for one year and is automatically renewed from year to year unless terminated upon at least 30 days notice prior to the end of any one year period. The agreement with Promus is for a term of three years and may be terminated by either party for any reason upon at least 90 days written notice. The agreements provide that Choice or Promus, as the case may be, would promote the products of the Company to its owned, franchised and licensed properties at the prices set forth in the agreements. The agreements do not obligate Choice, Promus, or any other party to purchase any of the Company's products. In addition, the Company's Business Express(TM) has been approved and recommended as a solution by Marriott for its hotels. The recommendation was set forth in an interoffice memo from Marriott corporate to its hotels and was distributed during September 1997.

         As of September 30, 1997, there were 364 of the Company's control systems installed at locations throughout the United States and Canada and revenues have been nominal.


The Control Systems

         The Company has developed unattended, credit card activated control systems that are being utilized in connection with photocopying machines, debit card purchase/revalue stations, personal computers, facsimile machines and computer printers.

         In order to activate the equipment attached to the Company's control systems, the consumer must swipe a valid credit card through the control system. The control system then transmits this request to the credit card processor. The credit card processor verifies that the credit card is valid and authorizes the transaction. The control system then activates the equipment for use by the consumer. Each control system acts as an off-line terminal that has the ability to communicate with the Company. When the consumer has finished using the equipment, the control system transmits a record of the transaction to the Company's computer center and prints a record of the transaction for the consumer. On a daily basis, the Company transmits the transaction information collected from all of its installed control devices to the credit card processor. The credit card processor electronically transfers the proceeds derived from these transactions, less the credit card processor's charge, to the Company. The Company then forwards a check to the location of the equipment representing the location's share of the proceeds along with a report reflecting the usage of each piece of equipment attached to the control systems.

         The Company has been certified as a merchant by PNC Merchant Services (formerly First Data Corp.), a leading credit card processor in the United States. PNC Merchant Services has extended to the Company a fixed rate percentage processing charge in connection with the credit card transactions conducted through the Company's control systems. This charge is payable by the Company (and not by the locations) out of its share of the gross proceeds.


         For the years ended June 30, 1997 and 1996, the Company has spent approximately $344,000 and $224,000, respectively, for the development of its technology. These amounts include the expense of outside consultants and contractors as well as compensation paid to the Company's employees and are included in Compensation in the financial statements.


Industry Trends


         With trends over the last twenty years indicating an ever increasing customer reliance on the use of credit cards as a method of payment, the Company believes the future of purchasing retail products and services is in credit cards rather than cash. For example, according to the New York Times, November 20, 1994, in 1970 the average balance on credit cards in the United States was $649; by 1986 it was $1,472, and in 1994 it was $2,800. According to Time Magazine, May 9, 1994, from 1986 to 1994, the number of credit card transactions in the United States increased 200% compared to an increase of 17% for cash and check transactions. Consumers are constantly searching for ways to purchase quality products and services in the most convenient manner. Examples of this trend include the increasing use of unattended, Automated Teller Machines ("ATM's") in banking transactions and the use of unattended, self-service gasoline pumps with credit and debit card payment capabilities. In addition, consumers are becoming more accustomed to using credit cards as a method of payment in an ever increasing array of retail and service settings. Almost every department store, restaurant and supermarket accepts credit card payments. Consumers are increasingly using mail order, telephone and the Internet to order goods and services and are using credit cards to pay for these goods and services. In response to this increasing consumer demand for convenience and this increasing consumer acceptance of credit cards as a method of payment, the Company has focused its efforts towards developing and marketing its unattended, credit card activated control systems.

The Business Express(TM)

     The Company believes that the hotel/motel hospitality industry continues to expand, but has become more competitive as the industry increases its efforts to attract the business traveler. The Company also believes that business travelers and conference attendees account for the majority of hotel occupancy, stay longer and spend more per visit than the leisure traveler. For these reasons, the Company believes that the hospitality industry has become very responsive to the needs of the business traveler. The Business Express(TM) enables a hotel or conference center to offer an unattended business center to its guests. The Business Express(TM) is credit card activated, therefore eliminating the need for an attendant to provide change, process credit cards, or calculate the charges for the use of the equipment.

         The Business Express(TM) utilizes the Company's existing control systems for use in connection with computers, photocopying machines, computer printers, and facsimile equipment, and combines them into a branded product. A typical Business Express(TM) unit could include a personal computer and laser printer, a photocopying machine and a facsimile machine, the corresponding control systems, as well as work station furniture. However, a location can custom order its unit to include any combination of equipment and corresponding control system. Furthermore, the location could add additional equipment in the future.


         The Company assists the location in the design of the unit, including selecting a layout and furniture for the equipment. To date, the Company has sold business equipment to the locations, has supplied Company owned equipment to the certain locations and has supplied control systems to the location for use with location owned equipment. In all such cases, the Company licenses the control systems to the locations and receives a fixed percentage (approximately 7.2%) of the proceeds generated from any transactions. Through October 31, 1997, 70 Business Express(TM) units have been installed resulting in over $700,000 in equipment sales. In connection with sales of business equipment, the Company receives revenues of $8,000-$15,000 per unit and receives a monthly administrative fee of $20-$25 per month.

The MBE Express(TM)


         On September 24, 1997, the Company entered into a Joint Venture Agreement with Mail Boxes Etc. ("MBE"), the leading franchisor of postal, business, and communications retail service centers with approximately 3,000 locations in North America. The joint venture shall exclusively sell and market unattended, credit card activated business centers under the name MBE Express(TM) to the hospitality industry, travel industry, convention centers, colleges, universities, supermarkets, banks, military, convenience stores, and mass merchandisers located in the United States. MBE has agreed not to sell, use, endorse, approve, or purchase any unattended, credit card activated technology or terminals other than those offered by the Company for use in connection with the equipment included in the MBE Express(TM). If a customer would not desire to purchase the MBE Express(TM), the Company is permitted to sell to such customer a private label product under any name other than MBE Express(TM). The initial term of the joint venture is five years. If certain sales goals are not met by the joint venture, the Company may terminate the exclusivity provisions of the agreement after the second year. The joint venture may be terminated at any time by either partner if the other partner has breached any material term or condition of the agreement; provided that the terminating partner has allowed the other partner at least a sixty day period to cure any alleged breach.


         The MBE Express(TM) bundles together the same components as the Business Express(TM): Public PC(TM), Copy Express (TM), and Fax Express(TM), but under the MBE brand name. In addition, the MBE Express(TM) would include a dial-through service to a nearby MBE store making available the products and services of the store.

The Copy Express(TM)

         Traditionally, customers wishing to use a photocopying machine have either used a prepaid, stored value card or cash. In most circumstances, this places a burden on employees of the facility to provide a number of services unrelated to their primary jobs, such as providing change, coin collecting, coin counting and coin reloading. By utilizing the Copy Express(TM) control system, the location's attendant no longer is required to interact with the customers for these purposes.

         The Copy Express(TM) control system provides a cashless method to pay for the use of photocopying machines. The device is attached to the photocopying machine, computer printer, or microfilm/fiche printer in a similar manner as attaching a standard coin acceptor. The device can be attached to either existing or new equipment. The control system enables customers to photocopy documents with the use of a credit card.


         To date, the Company has licensed the control systems to university and public libraries to be attached to their photocopying machines. The Company receives a fixed percentage of the proceeds generated from any transactions and the location receives the balance of the proceeds. As of October 31, 1997, there were 62 Copy Express(TM) control systems (includes 20 Fax Express(TM)) installed at various locations. Since almost all of these units were placements rather than sales, nominal equipment sales was realized through October 31, 1997.


The Debit Express(TM)

         Many "closed" environments such as universities utilize a private card system to store cash value known as a debit or "stored value" card. Pursuant thereto, customers transfer lump sum cash values onto a magnetic stripe or imbedded chip card that can be used to activate equipment within the closed environment. As the cardholder uses the card to purchase products or services the cash value is deducted from the total value on the card.

         The Company's Debit Express(TM) enables customers to purchase or revalue their debit cards with a credit card and eliminates the need for cash or for an attendant to handle cash, provide change or process credit card transactions. The Debit Express(TM) eliminates any reliance on cash by allowing customers to use a credit card to purchase or place additional value on a debit card.


         To date, the Company has licensed the control system to university libraries to be attached to their debit card purchase/revaluate machines. The Company receives a fixed percentage of the proceeds generated from any transactions (currently averaging approximately 16% or $3,000 per month) and the location receives the balance of the proceeds. As of October 31, 1997, there were 32 Debit Express(TM) control systems installed at university libraries. Since these units were placements rather than sales, nominal equipment sales were realized.

The Public PC(TM)


         The Company's Public PC(TM) (formerly known as the Credit Card Computer Express(TM)) is an unattended, credit card activated control system which can be used in connection with general use of a personal computer, as well as for the use of on-line services, including the Internet, and for the use of a laser printer. The Company believes that the growing dependence on personal computers and related services that are accessed through personal computers, such as the Internet and e-mail, has created an environment where there is a need for access to personal computers by the general public on an "as needed" basis. The Company's control system enables locations such as public libraries, hotels and convention centers, airports and retail locations to offer the use of personal computers to the public on an "as needed" basis utilizing credit cards as a method of payment. The Public PC(TM) is designed so that an attendant is not required to process credit card transactions, provide change, or calculate charges for the use of the equipment.


         The Company licenses its control system to locations to be attached to their personal computers. Alternatively, the Company may supply the location with a computer system owned by the Company and license the control system to the location for use with the Company's equipment. The Company receives a fixed percentage of the proceeds generated from any transactions and the location receives the balance thereof.

         During fiscal 1997, the Company commenced selling personal computers and laser printers to the locations in addition to only licensing the control system. See "Business - Marketing." In connection with any such sales, the Company would realize revenues from the sale of the equipment and also receive a percentage of the proceeds generated from any credit card transactions. In addition, in some cases, the Company receives a negotiated monthly administrative fee.


         As of October 31, 1997, there were 76 Public PC(TM) control systems installed at various public libraries, hotels and retail locations. These units resulted in over $120,000 in equipment sales through October 31, 1997.



Marketing

     The Company is currently marketing its products through its full-time sales staff consisting of 4 persons, either directly to locations or through facility management companies servicing the locations.

         On September 24, 1997, the Company entered into a Joint Venture Agreement with Mail Boxes Etc. ("MBE"), the leading franchisor of postal, business, and communications retail service centers with approximately 3,000 stores in North America. The joint venture shall exclusively sell and market unattended, credit card activated business centers under the name MBE Express(TM) to the hospitality industry, travel industry, convention centers, colleges, universities, supermarkets, banks, military, convenience stores, and mass merchandisers located in the United States. MBE has agreed not to sell, use, endorse, approve, or purchase any unattended, credit card activated technology or terminals other than those offered by the Company for use in connection with the equipment included in the MBE Express(TM). The Company and MBE will agree from time to time on an advertising and marketing budget which would cover anticipated expenses for trade shows, trade advertising, direct mail, telemarketing, national account coverage, merchandising, market research and lead generation. All such marketing and sales expenses would be split equally between the Company and MBE. The initial term of the joint venture is five years. If certain sales goals are not met by the joint venture, the Company may terminate the exclusivity provisions of the agreement after the second year. The joint venture may be terminated at any time by either partner if the other partner has breached any material term or condition of the agreement; provided, that the terminating partner has allowed the other partner at least a sixty day period to cure any alleged breach.

         The MBE Express(TM) bundles together the same components as the Business Express(TM): Public PC(TM), Copy Express (TM), and Fax Express(TM), but under the MBE brand name. In addition, the MBE Express(TM) would include a dial-through service to a nearby MBE store making available the products and services of the store.


         The Company has entered into agreements which establish itself as a preferred supplier of business center products to two of the top hospitality companies in the world: Choice Hotels International (Clarion, Quality, Comfort, Sleep Inns), and Promus Hotel Corporation (Embassy Suites, Hampton, Doubletree). The agreement with Choice Hotels International was entered into in April 1997 and the agreement with Promus Hotels, Inc. was entered into in May 1997. The agreement with Choice is for one year and is automatically renewed from year to year unless terminated upon at least 30 days notice prior to the end of any one year period. The agreement with Promus is for a term of three years and may be terminated by either party for any reason upon at least 90 days written notice. The agreements provide that Choice or Promus, as the case may be, would promote the products of the Company to its owned, franchised and licensed properties at the prices set forth in the agreements. The agreements do not obligate Choice, Promus, or any other party to purchase any of the Company's products. Through October 31, 1997, Business Express(TM) units have been installed in 14 Choice Hotels and in 10 Doubletree or Embassy Suites. In addition, the Company's Business Express(TM) has been approved and recommended as a solution by Marriott for its hotels. The recommendation was set forth in an interoffice memo from Marriott corporate to its hotels to satisfy an identified Business Service Center need, and was distributed during September 1997. Through October 31, 1997, Business Express(TM) units have been installed in 8 Marriott properties.

         In March 1997, the Company entered into a co-marketing agreement with Minolta Corporation ("Minolta") pursuant to which the Company and Minolta would work together to market and sell the Business Express(TM) featuring the Minolta copier to the hospitality industry. The agreement is on a nonexclusive basis and can be terminated by either party on thirty days notice. Through October 31, 1997, over $100,000 of Minolta equipment has been purchased by the Company, and 60 units have been installed in customer locations.

         In March 1997, the Company entered into a co-marketing agreement with Lexmark International, Inc. ("Lexmark") pursuant to which the Company and Lexmark would work together to market and sell the Business Express(TM) featuring the Lexmark printer to the hospitality industry. The agreement is on a nonexclusive basis and can be terminated by either party on thirty days notice. Through October 31, 1997, over $20,000 of Lexmark equipment has been purchased by the Company, and 59 units have been installed in customer locations.

         In December 1996, the Company entered into an agreement with International Business Machines Corporation ("IBM") pursuant to which it was appointed an IBM Business Partner-Personal Computer Reseller. This agreement will allow the Company to purchase IBM personal computers at a wholesale price for resale to its customers as a configured Public PC(TM) that is credit card activiated. The agreement can be terminated by either party on thirty days notice. Through October 31, 1997, over $40,000 of IBM equipment has been purchased by the Company, and 44 units have been installed in customer locations.

         During February 1996, the Company entered into an agreement with Dell Marketing, L.P., a subsidiary of Dell Computer Corporation ("Dell"), pursuant to which the Company was appointed as a Dell authorized

         "Remarketer/Integrator". This agreement allows the Company to purchase Dell personal computers at a wholesale price for resale to its customers. The agreement can be terminated by either party upon thirty days notice. Through October 31, 1997 over $100,000 of Dell equipment has been purchased by the Company, and 73 units have been installed in customer locations.

         In December 1996, the Company was designated as an authorized "Hewlett-Packard Value-Added Reseller," ("HP") pursuant to which the Company may purchase Hewlett-Packard facsimile machines at a wholesale price for resale to its customers. The agreement can be terminated by either party upon thirty days notice. Through October 31, 1997, over $30,000 of HP equipment has been purchased by the Company, and 62 units have been installed in customer locations.


         The Company believes these agreements are an important component of the Company's effort to market the Business Express(TM) to the hospitality industry because they provide instant brand name recognition. In addition, each of these companies offers maintenance and service agreements relating to the equipment directly to the location, thus removing the need for the Company to provide maintenance services or warranties to any of the equipment (other than the control systems).

Procurement

         The Company's control system devices consist of a card reader, printer, amplifier, circuit board and micro chip in a specially designed housing. The control systems are currently manufactured to the Company's design specifications by an independent contractor, LMC Autotech Technologies, L.P. ("LMC"). The Company anticipates that LMC will be able to meet its future control system supply needs.


         The Company anticipates obtaining computer hardware and other business equipment (other than the Company's control systems) from Dell, Hewlett-Packard, Minolta, Lexmark or IBM pursuant to the agreements entered into with each of these companies. See "Business - Marketing."


Competition


         There are other companies presently offering unattended, credit card activated control devices in connection with facsimile machines, personal computers, Internet and e-mail access, and debit card purchase/revalue stations which are in direct competition with the Company's products including the Business Express(TM). In addition, the businesses which have developed unattended, credit card activated control systems currently in use in connection with gasoline dispensing, public telephones, prepaid telephone cards, ticket dispensing machines, or vending machines, are capable of utilizing their control systems in direct competition with the Company. Many of these businesses are well established, have substantially greater resources than the Company and have established reputations for success in the development, sale and service of high quality products. Such competition may result in lower percentages of gross revenues being retained by the Company in connection with its licensing arrangements, or otherwise may reduce potential profits or result in a loss of some or all of its customer base. To the extent the Company's competitors are able to offer more attractive technology, the Company's ability to compete could be materially and adversely affected. The Company is also aware of several businesses which make available use of the Internet and use of personal computers to hotel guests in their hotel rooms on an "as-needed" basis. Although these services are not credit card activated, such services would compete with the Company's Business Express(TM), and the hotels may not order the Business Express(TM), or if ordered by the hotel, the hotel guest may not use it. See "Risk Factors - Competition."


Patents, Trademarks and Proprietary Information

         The Company has applied for federal registration of its trademarks Business Express(TM), Computer Express(TM), Fax Express(TM), TransAct(TM), Copy Express(TM), C3X(TM), Printer Express(TM), and Debit Express(TM). There can be no assurance, however, that any of such applications will be granted or that the Company will continue to maintain or prosecute all of such applications.

         Much of the technology developed or to be developed by the Company is subject to trade secret protection. To reduce the risk of loss of trade secret protection through disclosure, the Company has entered into confidentiality agreements with its key employees. There can be no assurance that the Company will be successful in maintaining such trade secret protection or that others will not capitalize on certain of the Company's technology.



         The Company has applied for ten United States letters patent related to its cashless vending technology, and has applied for certain corresponding foreign letters patent in connection therewith. In April 1997, the United States Patent Office granted the Company's patent number 5,619,024 entitled "Credit Card and Bank Issued Debit Card Operated System and Method for Controlling and Monitoring Access of Computer and Copy Equipment." In June 1997, the United States Patent Office granted the Company's patent number 5,637,845 entitled "Credit and Bank Issued Debit Card Operated System and Method For Controlling a Prepaid Card Encoding/Dispensing Machine."

         As of the date hereof, the remaining eight applications are pending and have not been granted. There can be no assurance that the Company will continue to maintain and prosecute the remaining pending applications. See "Risk Factors
- Dependence on Proprietary Technology; Patent Issues."



Employees



         As of September 30, 1997, the Company had eighteen full-time employees.


Properties

         The Company leases its principal executive offices, consisting of approximately 7,000 square feet, at 200 Plant Avenue, Wayne, Pennsylvania for a monthly rental of $5,000 plus utilities and operating expenses. The lease expires on October 15, 1999.

Legal Proceedings

         The Company is not a party to any material legal proceedings.

                                   MANAGEMENT

Directors and Executive Officers

         The Directors and executive officers of the Company, together with their ages and business backgrounds are as follows.


         Name                      Age          Position(s) Held
         ----                      ---          ----------------



George R. Jensen, Jr.              49           President, Chief Executive
                                                Officer, Chairman of the
                                                Board of Directors
Stephen P. Herbert                 35           Executive Vice President - Chief
                                                Operating Officer, Director
Haven Brock Kolls, Jr.             32           Vice President - Research and
                                                Development
Keith L. Sterling                  45           Executive Vice President -
                                                Systems and Chief Information
                                                Officer, Director
Leland P. Maxwell                  50           Senior Vice President, Chief
                                                Financial Officer, Treasurer
Peter G. Kapourelos                77           Director
William W. Sellers                 76           Director
Henry B. duPont Smith              36           Director
William L. Van Alen, Jr.           64           Director



         Each Director holds office until the next Annual Meeting of Shareholders and until his successor has been elected and qualified.

         George R. Jensen, Jr., has been the President, Chief Executive Officer, and Director of the Company since January 1992. Mr. Jensen is the founder, and was Chairman, Director, and Chief Executive Officer of American Film Technologies, Inc. ("AFT") from 1985 until 1992. AFT was in the business of creating color imaged versions of black-and-white films. From 1979 to 1985, Mr. Jensen was Chief Executive Officer and President of International Film Productions, Inc. Mr. Jensen was the Executive Producer of the twelve hour miniseries, "A.D.", a $33 million dollar production filmed in Tunisia. Procter and Gamble, Inc., the primary source of funds, co-produced and sponsored the epic, which aired in March 1985 for five consecutive nights on the NBC network. Mr. Jensen was also the Executive Producer for the 1983 special for public television, " A Tribute to Princess Grace". From 1971 to 1978, Mr. Jensen was a securities broker, primarily for the firm of Smith Barney, Harris Upham. Mr. Jensen was chosen 1989 Entrepreneur of the Year in the high technology category for the Philadelphia, Pennsylvania area by Ernst & Young LLP and Inc. Magazine. Mr. Jensen received his Bachelor of Science Degree from the University of Tennessee and is a graduate of the Advanced Management Program at the Wharton School of the University of Pennsylvania.


         Stephen P. Herbert was elected a Director of the Company in April 1996, and joined the Company on a full-time basis on May 6, 1996. Prior to joining the Company and since 1986, Mr. Herbert had been employed by Pepsi-Cola, the beverage division of PepsiCo, Inc. From 1994 to April 1996, Mr. Herbert was a Manager of Market Strategy. In such position he was responsible for directing development of market strategy for the vending channel and subsequently the supermarket channel for Pepsi-Cola in North America. Prior thereto, Mr. Herbert held various sales and management positions with Pepsi-Cola. Mr. Herbert graduated with a Bachelor of Science degree from Louisiana State University.

         Haven Brock Kolls, Jr., joined the Company on a full-time basis in May 1994 and was elected an executive officer in August 1994. From January 1992 to April 1994, Mr. Kolls was Director of Engineering for International Trade Agency, Inc., an engineering firm specializing in the development of control systems and management software packages for use in the vending machine industry. Mr. Kolls was an electrical engineer for Plateau Inc. from 1988 to December 1992. His responsibilities included mechanical and electrical computer-aided engineering, digital electronic hardware design, circuit board design and layout, fabrication of system prototypes and software development. Mr. Kolls is a graduate of the University of Tennessee with a Bachelor of Science Degree in Engineering.

         Keith L. Sterling joined the Company on a full-time basis as Executive Vice President-Operations and Secretary on July 1, 1993 and was elected to the Board of Directors on May 12, 1995. On December 1, 1996, Mr. Sterling was appointed Chief Financial Officer and Treasurer on an interim basis through February 24, 1997. Mr. Sterling is part owner, and from October 1987 to July 1, 1993, was the Chief Executive Officer of Radnor Commonwealth Equities, Inc., a Washington, D.C. asset-based investment/consulting firm. He co-founded that firm in 1987. From 1980 to 1987, Mr Sterling held various positions with MHB Companies, Inc., a national investment-development company headquartered in Houston, Texas, including Executive Vice President. Mr. Sterling graduated with a Bachelor of Science degree in Economics from Susquehanna University.



         Leland P. Maxwell joined the Company on a full-time basis on February 24, 1997 as Chief Financial Officer, Senior Vice President and Treasurer. Prior to joining the Company, Mr. Maxwell was the corporate controller for Klearfold, Inc., a privately-held manufacturer of specialty consumer packaging. From 1992 to 1996, Mr. Maxwell was the regional controller for Jefferson Smurfit/Container Corporation of America, a plastic packaging manufacturer, and from 1986 to 1992 was the divisional accounting manager. Prior thereto, he held financial positions with Safeguard Business Systems and Smithkline-Beecham. Mr. Maxwell received a Bachelor of Arts degree in History from Williams College and a Master of Business Administration-Finance from The Wharton School of the University of Pennsylvania. Mr. Maxwell is a Certified Public Accountant.

  Peter G. Kapourelos joined the Board of Directors of the Company in May
1993. Mr. Kapourelos has been a branch manager of Advantage Capital Corporation, a subsidiary of Primerica Corporation, since 1972. He has been a member of the Millionaire Production Club since 1972. Mr. Kapourelos is currently the Vice President for American Capital High Yield Bond Fund and of the American Capital Equity Income Fund, which are publicly traded mutual funds.

         William W. Sellers joined the Board of Directors of the Company in May 1993. Mr. Sellers founded The Sellers Company in 1949 which has been nationally recognized as the leader in the design and manufacture of state-of-the-art equipment for the paving industry. Mr. Sellers has been awarded five United States patents and several Canadian patents pertaining to this equipment. The Sellers Company was sold to Mechtron International in 1985. Mr. Sellers is Chairman of the Board of Sellers Process Equipment Company which sells products and systems to the food and other industries. Mr. Sellers is actively involved in his community. Mr. Sellers received his undergraduate degree from the University of Pennsylvania.

         Henry B. duPont Smith joined the Board of Directors of the Company in May 1994. Since January 1992, Mr. Smith has been a Vice President of The Rittenhouse Trust Company and since September 1991 has been a Vice President of Rittenhouse Financial Services, Inc. From September 1991 to December 1992, he was a registered representative of Rittenhouse Financial Securities, Inc. Mr. Smith was an Assistant Vice President of Mellon Bank, N.A. from March 1988 to July 1991, and an investment officer of Provident National Bank from March 1985 to March 1988. Mr. Smith received a Bachelor of Arts degree in Accounting in 1984 from Franklin & Marshall College.


         William L. Van Alen, Jr., joined the Board of Directors of the Company in May 1993. Mr. Van Alen is President of Cornerstone Entertainment, Inc., an organization engaged in the production of feature films of which he was a founder in 1985. Since 1996, Mr. Van Alen has been President and a Director of The Noah Fund, a publicly traded mutual fund. Prior to 1985, Mr. Van Alen practiced law in Pennsylvania for twenty-two years. Mr. Van Alen received his undergraduate degree in Economics from the University of Pennsylvania and his law degree from Villanova Law School.

Executive Compensation

         The following table sets forth certain information with respect to compensation paid or accrued by the Company during the fiscal years ended June 30, 1995, June 30, 1996 and June 30, 1997 to the individual acting in the capacity of Chief Executive Officer of the Company. No individual who was serving as an executive officer of the Company at the end of the fiscal years ended June 30, 1995, June 30, 1996 or June 30, 1997 received salary and bonus in excess of $100,000 in any such fiscal year.

                           Summary Compensation Table

                                    Fiscal
Name and Principal Position          Year       Annual Compensation
---------------------------         ------      -------------------------
                                                Salary              Bonus
                                                ------              -----
George R. Jensen, Jr.,               1997       $100,000            $0
Chief Executive Officer,             1996       $90,000             $0
President                            1995       $90,000             $0

Executive Employment Agreements

         During November 1997, the Company entered into an employment agreement with Mr. Jensen which expires June 30, 2000. The Agreement is automatically renewed from year to year thereafter unless canceled by Mr. Jensen or the Company. The agreement provides for an annual base salary of $100,000 per year. Mr. Jensen is entitled to receive such bonus or bonuses as may be awarded to him by the Board of Directors. In determining whether to pay such a bonus, the Board would use its subjective discretion. The Agreement requires Mr. Jensen to devote his full time and attention to the business and affairs of the Company, and obligates him not to engage in any investments or activities which would compete with the Company during the term of the Agreement and for a period of one year thereafter.

         As part of the agreement, Mr. Jensen canceled an aggregate of 4,365,000 shares of Common Stock of the Company which had been beneficially owned by him and which had been held in escrow pursuant to the Escrow Agreement dated December 29, 1993 by and between the Company, Mr. Jensen and certain other parties ("Escrow Agreement"). In January 1994, and at the request of the Pennsylvania Securities Commission, Mr. Jensen placed all of the shares of Common Stock beneficially owned by him into escrow as a condition of the Company's initial public offering being declared effective in Pennsylvania. The shares of Common Stock canceled by Mr. Jensen had been subject to cancellation if certain performance goals were not met by the Company on or before June 30, 1998.

         Mr. Jensen is permitted under the Escrow Agreement to cancel (and in the past has canceled) shares of Common Stock prior to June 30, 1998. The 4,365,000 shares of Common Stock which were canceled by Mr. Jensen are now available for issuance by the Company. The remaining 3,228,000 shares of Common Stock which were held in escrow and not subject to cancellation will be released to Mr. Jensen pursuant to the terms of the Escrow Agreement.

         The agreement also grants to Mr. Jensen in the event a "USA Transaction" (as defined below) occurs after the date thereof that number of shares of Common Stock as shall when issued to him equal five percent of all the then issued and outstanding shares of Common Stock (the "Rights"). Mr. Jensen is not required to pay any additional consideration for such shares. At the time of any USA Transaction, all of the shares of Common Stock underlying the Rights are automatically deemed to be issued and outstanding immediately prior to any USA Transaction, and are entitled to be treated as any other issued and outstanding share of Common Stock in connection with such USA Transaction.

         The term USA Transaction is defined as (i) the acquisition of fifty-one percent or more of the then outstanding voting securities entitled to vote generally in the election of Directors of the Company by any person, entity or group, or (ii) the approval by the shareholders of the Company of a reorganization, merger, consolidation, liquidation, or dissolution of the Company, or the sale, transfer, lease or other disposition of all or substantially all of the assets of the Company.

         The Rights are irrevocable and fully vested and will not be affected by the termination of Mr. Jensen's employment with the Company for any reason whatsoever. If a USA Transaction shall occur at a time when there are not a sufficient number of authorized but unissued shares of Common Stock, then the Company shall as a condition of such USA Transaction promptly take any and all appropriate action to make available a sufficient number of shares of Common Stock. In the alternative, the Company may structure the USA Transaction so that Mr. Jensen would receive the same amount and type of consideration in connection with the USA Transaction as any other holder of Common Stock.

         The Company has entered into a one-year employment agreement with Mr. Herbert which expires on April 30, 1998. The agreement is automatically renewed from year to year thereafter unless canceled by Mr. Herbert or the Company. The Agreement provides for an annual base salary of $90,000 per year, provided, that Mr. Herbert's base salary shall never be less than ninety percent of that of the Chief Executive Officer of the Company. Mr. Herbert is entitled to receive such bonus or bonuses as the Board of Directors may award to him. The Agreement requires Mr. Herbert to devote his full time and attention to the business and affairs of the Company and obligates him not to engage in any investments or activities which would compete with the Company during the term of the agreement and for a period of one year thereafter.

         Mr. Sterling has entered into a one-year employment agreement with the Company which expires on June 30, 1998. The agreement is automatically renewed from year to year thereafter unless cancelled by Mr. Sterling or the Company. The Agreement provides for an annual base salary of $90,000 per year and provides that Mr Sterling is entitled to receive such bonus or bonuses as the Board of Directors may award to him. The agreement requires Mr. Sterling to devote his full time and attention to the business and affairs of the Company, and obligates him not to engage in any investments or activities which would compete with the Company during the term of the agreement and for a period of one year thereafter.

         Mr. Kolls has entered into a one-year employment agreement with the Company which expires on April 30, 1998, and is automatically renewed from year to year thereafter unless canceled by Mr. Kolls or the Company. The agreement provides for an annual base salary of $90,000 per year. Mr. Kolls is also entitled to receive such bonus or bonuses as may be awarded to him by the Board of Directors. The Agreement requires Mr. Kolls to devote his full time and attention to the business and affairs of the Company, and obligates him not to engage in any investments or activities which would compete with the Company during the term of his agreement and for a period of one year thereafter.

         Mr. Maxwell has entered into a one-year employment agreement with the Company which expires on February 28, 1998, and is automatically renewed from year to year thereafter unless cancelled by Mr. Maxwell or the Company. The agreement provides for an annual base salary of $85,000 per year, provided, that Mr. Maxwell's base salary shall never be less than eighty-five percent of that of the Chief Executive Officer of the Company. Mr. Maxwell is also entitled to receive such bonus or bonuses as the Board of Directors may award to him. The Agreement requires Mr. Maxwell to devote his full time and attention to the business and affairs of the Company, and obligates him not to engage in any investments or activities which would compete with the Company during the term of the agreement and for a period of one year thereafter.

Director Compensation and Stock Options

         Members of the Board of Directors do not currently receive any cash compensation for serving on the Board of Directors.

         In April 1993, Messrs. Kapourelos and Sellers each purchased 100,000 shares of Common Stock from the Company at a purchase price of $.001 per share. In June 1993, Mr. Van Alen purchased 100,000 shares of Common Stock from the Company at a purchase price of $.001 per share.

         In July 1993, the Company issued to each of Messrs. Kapourelos, Sellers, and Van Alen fully vested options to purchase 100,000 shares of Common Stock at an exercise price of $.25 per share. The options must be exercised on or before June 30, 1998.

         In March 1995, the Company issued to Mr. Smith fully vested options to purchase 100,000 shares of Common Stock, to Mr. Sellers fully vested options to purchase 55,000 shares of Common Stock, to Mr. Kapourelos fully vested options to purchase 70,000 shares of Common Stock, and to Mr. Van Alen fully vested options to purchase 25,000 shares of Common Stock. The exercise price of these options is $.25 per share and they must be exercised on or before February 29, 2000.


         The Company paid to William W. Sellers the amount of $76,600 for consulting services rendered by Mr. Sellers to the Company during the fiscal year ended June 30, 1996. Mr. Sellers' consulting services consisted of advising and assisting the Company with a variety of business matters including but not limited to, general operations of the business, expansion of its product line, and identification of new business directions.

         The Company paid to Peter G. Kapourelos the amount of $22,000 for consulting services rendered by Mr. Kapourelos to the Company during the fiscal year ended June 30, 1996. Mr. Kapourelos' services consisted of assisting the Company in connection with investor and public relations.


Executive Stock Options

         In July 1993, the Company issued to Keith L. Sterling and Edward J. Sullivan, a former officer of the Company, options to purchase shares of Common Stock at an exercise price of $.25 per share. The options must be exercised within five years of the vesting thereof. Mr. Sterling received options to acquire 200,000 shares of Common Stock, 100,000 of which vested on June 30, 1994, and 100,000 of which vested on June 30, 1995. Mr. Sullivan was granted options to acquire 100,000 shares of Common Stock, 50,000 of which vested on June 30, 1994, and 50,000 of which vested on June 30, 1995.

         In August 1994, the Company issued to Mr. Kolls options to acquire 50,000 shares of Common Stock at an exercise price of $.25 per share, 25,000 of which vested on April 30, 1995, and 25,000 of which vested on April 30, 1996.

         In August 1994, the Company issued to Mr. Barry Slawter, a former officer of the Company, options to acquire 200,000 shares of Common Stock at an exercise price of $.25 per share, 50,000 of which vested on February 1, 1995, 50,000 of which vested on May 1, 1995, 50,000 of which vested on August 1, 1995, and 50,000 of which vested on November 1, 1995. The options must be exercised within five years after vesting.

         In March 1995, the Company issued to Mr. Sterling fully vested options to acquire 100,000 shares of Common Stock at $.25 per share exercisable on or before February 29, 2000.

         In March 1995, the Company issued to Mr. Kolls options to acquire 150,000 shares of Common Stock, at an exercise price of $.25 per share, 75,000 of which vested on April 30, 1995, and 75,000 of which vested on April 30, 1996. These options must be exercised within five years after vesting.

         In June 1995, the Company issued to Mr. Slawter fully vested options to acquire 10,000 shares of Common Stock at an exercise price of $.25 per share. Such options must be exercised within five years.

         In March 1996, the Company issued to Mr. Kolls options to acquire up to 50,000 shares of Common Stock at an exercise price of $.65 per share, all of which will vest if he is employed on April 30, 1997. In November 1996, the exercise price of the options was reduced to $.45. The options must be exercised within five years of vesting.

         In April 1996, the Company issued to Mr. Herbert options to acquire up to 400,000 shares of Common Stock at an exercise price of $.65 per share. In November 1996, the exercise price of the options was reduced to $.45. Subject to Mr. Herbert's continued employment with the Company, the options will become vested over a three year period, 200,000 during the first year, and 100,000 during each year thereafter, in quarterly intervals. The options must be exercised within five years of vesting.


         In May 1996, the Company issued to Mr. Sterling options to acquire up to 50,000 shares of Common Stock at an exercise price of $.65 per share, all of which vested on June 30, 1997. In November 1996, the exercise price of the options was reduced to $.45. The options must be exercised within five years of vesting.


         In May 1996, the Company issued to Mr. Sullivan, a former officer of the Company, options to acquire up to 50,000 shares of Common Stock at an exercise price of $.65 per share, all of which were to vest if he was employed by the Company on June 30, 1997. In December 1996, in conjunction with Mr. Sullivan's separation of employment with the Company, the Company agreed that 21,000 of these options became vested at such time and the remainder would be cancelled. See "Managment - Officer Terminations." The options must be exercised within five years of vesting.

         In February 1997, the Company issued to Mr. Maxwell options to acquire up to 200,000 shares of Common Stock at an exercise price of $.45 per share. Subject to Mr. Maxwell's continued employment with the Company, the options will become vested over a two year period at the rate of 25,000 options per quarter. The options must be exercised within five years of vesting.


         In June 1997, the Company issued to Mr. Kolls options to acquire up to 100,000 shares of Common Stock at an exercise price of $.45 per share. Subject to Mr. Kolls' continued employment with the Company, the options will become vested over a one year period at the rate of 25,000 options per quarter.

         In June 1997, the Company issued to Mr. Sterling options to acquire up to 100,000 shares of Common Stock at an exercise price of $.45 per share. Subject to Mr. Sterling's continued employment with the Company, the options will become vested over a one year period at the rate of 25,000 options per quarter.

         In June 1997, the Company issued to Mr. Herbert options to acquire up to 100,000 shares of Common Stock at an exercise price of $.45 per share. Subject to Mr. Herbert's continued employment with the Company, the options will become vested over a one year period at the rate of 25,000 options per quarter.

         The Board of Directors is responsible for awarding stock options. Such awards are made in the subjective discretion of the Board. The exercise price of all the above options represents on the date of issuance of such options an amount equal to or in excess of the market value of the Common Stock issuable upon the exercise of the options. All of the foregoing options are non-qualified stock options and not part of a qualified stock option plan and do not constitute incentive stock options as such term is defined under Section 422 of the Internal Revenue Code, as amended, and are not part of an employee stock purchase plan as defined in Section 423 thereunder.

                             PRINCIPAL SHAREHOLDERS

Common Stock


         The following table sets forth, as of September 30, 1997, the beneficial ownership of the Common Stock of each of the Company's directors and executive officers, as well as by the Company's directors and executive officers as a group. Except as set forth below, the Company is not aware of any beneficial owner of more than five percent of the Common Stock. Except as otherwise indicated, the Company believes that the beneficial owners of the Common Stock listed below, based on information furnished by such owners, have sole investment and voting power with respect to such shares.

                                           Number of Shares
         Name and Address                  of Common Stock          Percent
         of Beneficial Owner               Beneficially Owned(1)    of Class(2)
         -------------------               ---------------------    -----------
George R. Jensen, Jr.                      7,713,000 shares(3)         14.0%
3 Sugarknoll Rd.
Devon, Pennsylvania 19333


Stephen P. Herbert                         225,000 shares (4)           1.0%
536 West Beach Tree Lane
Strafford, Pennsylvania 19087

Haven Brock Kolls, Jr.                     266,500 shares(5)             *
150 Westridge Gardens
Phoenixville, Pennsylvania 19460

Keith L. Sterling                          450,000 shares(6)            1.0%
114 South Valley Road
Paoli, Pennsylvania 19033

Leland P. Maxwell                          50,000 shares (7)             *
129 Windham Drive
Langhorne, Pennsylvania 19047

Peter G. Kapourelos                        315,000 shares(8)             *
1515 Richard Drive
West Chester, Pennsylvania 19380

William W. Sellers                         1,011,950 shares(9)          1.8%
394 East Church Road
King of Prussia, Pennsylvania 19406

Henry B. duPont Smith                      400,000 shares(10)           1.0%
350 Mill Bank Road
Bryn Mawr, Pennsylvania 19010

William L. Van Alen, Jr.                   225,000 shares(11)            *
Cornerstone Entertainment, Inc.
P.O. Box 727
Edgemont, Pennsylvania 19028

All Directors and Executive Officers
As a Group (9 persons)                  10,696,450 shares(12)          19.5%

---------
*Less than one percent (1%)


(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and derives from either voting or investment power with respect to securities. Shares of Common Stock issuable upon conversion of the Preferred Stock, or shares of Common Stock issuable upon exercise of options currently exercisable, or exercisable within 60 days of September 30, 1997, are deemed to be beneficially owned for purposes hereof.

(2) For purposes of computing the percentages under this table, it is assumed that all shares of issued and outstanding Preferred Stock have been converted into 8,759,820 shares of Common Stock, that all of the options or purchase rights to acquire Common Stock which have been issued and are fully vested as of September 30, 1997 (or within 60-days of September 30, 1997) have been converted into 3,495,800 shares of Common Stock. Of the 4,108,300 options or purchase rights to acquire Common Stock issued as of September 30, 1997, only 612,500 of such options do not become vested within 60-days thereof, and such options are excluded from this table. For purposes of computing such percentages it has also been assumed that all of the remaining 1995 Warrants have been exercised for 1,414,000 shares of Common Stock, all of the remaining 1996 Warrants have been exercised for 1,958,000 shares of Common Stock, that all of the 1996-B Warrants have been exercised for 150,000 shares of Common Stock, that all of the 1997 Warrants have been exercised for 70,800 shares of Common Stock, that all of the warrants issued to affiliates and/or consultants to GEM Advisors, Inc. have been exercised for 2,000,000 shares of Common Stock, and all of the accrued and unpaid dividends on the Preferred Stock as of September 30, 1997 have been converted into 3,559,317 shares of Common Stock. Therefore, for purposes of computing the percentages under this table, there are 54,911,438 shares of Common Stock issued and outstanding.

(3) Includes 6,000,000 shares of Common Stock held by Mr. Jensen with his minor children as joint tenants with right of survivorship. Includes 120,000 shares of Common Stock issuable upon conversion of the 10,000 shares of Preferred Stock owned by him (based upon the 12 to 1 conversion rate that is in effect through December 31, 1997, subsequent to which this amount will revert to 100,000 shares). An aggregate of 4,365,000 shares of Common Stock which were cancelled by Mr. Jensen on November 20, 1997 are included in this table. See "Escrow and Cancellation Arrangements." Assuming such cancellation occurred as of September 30, 1997, he would beneficially own 3,348,000 shares of Common Stock or 6.1% of all the issued and outstanding Common Stock.

(4) Includes 225,000 shares of Common Stock issuable to Mr. Herbert upon the exercise of options. Does not include 275,000 shares of Common Stock issuable pursuant to options not presently exercisable and not exercisable within 60 days of September 30, 1997.

(5) Includes 6,000 shares of Common Stock issuable upon the conversion of 500 shares of Preferred Stock beneficially owned by Mr. Koll(based upon the 12 to 1 conversion rate that is in effect through December 31, 1997, subsequent to which this amount will revert to 5,000 shares). Includes 250,000 shares of Common Stock issuable upon exercise of options. Does not include 100,000 shares of Common Stock issuable pursuant to options not presently exercisable and not exercisable within 60-days of September 30, 1997.

(6) All shares of Common Stock held by Mr. Sterling on the date hereof are held with his spouse as joint tenants with right of survivorship. Includes 350,000 shares of Common Stock issuable upon exercise of options. Does not include 100,000 shares of Common Stock issuable pursuant to options not presently exercisable and not exercisable within 60-days of September 30, 1997.

(7) Includes 50,000 shares of Common Stock issuable to Mr. Maxwell upon the exercise of options. Does not include 150,000 shares of Common Stock issuable pursuant to options not presently exercisable and not exercisable within 60 days of September 30, 1997.

(8) Includes 12,000 shares of Common Stock issuable upon the conversion of 1,000 shares of Preferred Stock beneficially owned by Mr. Kapourelos (based upon the 12 to 1 conversion rate that is in effect through December 31, 1997, subsequent to which this amount will revert to 10,000 shares). Includes 30,000 shares of Common Stock held on the date hereof by Mr. Kapourelos with his spouse as joint tenants with right of survivorship. Includes 170,000 shares of Common Stock issuable upon exercise of options.

(9) Includes 176,700 shares of Common Stock issuable upon the conversion of 14,725 shares of Preferred Stock beneficially owned by Mr. Sellers (based upon the 12 to 1 conversion rate that is in effect through December 31, 1997, subsequent to which this amount will revert to 147,250). Includes an aggregate of 141,750 shares of Common Stock issuable upon exercise of the 1995 Warrants beneficially owned by him. Of such 1995 Warrants, 60,000 are owned by the Sellers Pension Plan of which Mr. Sellers is a trustee, 30,000 are owned by Sellers Process Equipment Company of which he is a Director, and 15,000 are owned by his wife. Includes an aggregate of 120,000 1996 Warrants beneficially owned by him, of which 80,000 are owned by the Sellers Pension Plan and 40,000 are owned by his wife. Includes 6,000 shares of Common Stock owned by Sellers Pension Plan, 4,500 shares of Common Stock owned by Sellers Process Equipment Company, and 28,000 shares of Common Stock owned by Mr. Seller's wife. Includes 155,000 shares of Common Stock issuable upon exercise of options.

(10) Includes 144,000 shares of Common Stock issuable upon conversion of the 12,000 shares of Preferred Stock beneficially owned by Mr. Smith (based upon the 12 to 1 conversion rate that is in effect through December 31, 1997, subsequent to which this amount will revert to 147,250). Includes 100,000 shares of Common Stock issuable upon exercise of options. Includes 80,000 shares of Common Stock issuable upon conversion of the 1996 Warrants held by trusts for the benefit of Mr. Smith's children of which he is a trustee.

(11) Includes 125,000 shares of Common Stock issuable to Mr. Van Alen upon exercise of options.

(12) Includes all shares of Common Stock described in footnotes (2) through
(11) above.

Preferred Stock


         The following table sets forth, as of September 30, 1997 the beneficial ownership of the Preferred Stock by the Company's directors and executive officers, as well as by the Company's directors and executive officers as a group. Except as set forth below, the Company is not aware of any beneficial owner of more than five percent of the Preferred Stock. Except as otherwise indicated, the Company believes that the beneficial owners of the Preferred Stock listed below, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable.

                                      Number of Shares
Name and Address of                   of Preferred Stock           Percent
Beneficial Owner                      Beneficially Owned         of Class(l)
-------------------                   ------------------         -----------


George R. Jensen, Jr.
3 Sugarknoll Rd.
Devon, Pennsylvania 19333                  10,000                    1.4%


Haven Brock Kolls, Jr.
150 West Ridge Gardens
Phoenixville, Pennsylvania 19460              500                      *


Peter G. Kapourelos
1515 Richard Drive
West Chester, Pennsylvania 19380            1,000                      *

William W. Sellers
394 East Church Road
King Of Prussia, Pennsylvania 19406        14,725(2)                 2.0%

Henry B. duPont Smith
350 Mill Bank Road
Bryn Mawr, Pennsylvania 19010              12,000(3)                 1.6%

All Directors and
Executive Officers
As a Group (9 persons) (4)                 44,225                    6.1%
--------------
*Less than one percent (1%)


(1) There were 729,985 shares of Preferred Stock issued and outstanding as of September 30, 1997.


(2) Includes 4,000 shares of Preferred Stock owned by Sellers Pension Plan of which Mr. Seller is a trustee, 1,000 shares of Preferred Stock owned by Sellers Process Equipment Company of which Mr. Sellers is a Director, and 2,000 shares of Preferred Stock owned by his wife.

(3) Includes 2,000 shares of Preferred Stock held by trusts for the benefit of Mr. Smith's children of which he is a trustee.


(4) As of September 30, 1997, Messrs. Van Alen, Herbert, Maxwell and Sterling did not beneficially own any shares of Preferred Stock.


Escrow And Cancellation Arrangements


         In January 1994, at the time of the Company's initial public offering, and as a condition of effectiveness of the offering in Pennsylvania, the Pennsylvania Securities Commission requested that Mr. Jensen place in escrow with CoreStates Bank (formerly Meridian Bank), as escrow agent, all of the 7,593,000 shares of Common Stock beneficially owned by him until June 30, 1998. Subject to the provisions of the escrow agreement, Mr. Jensen agreed not to sell, pledge, or transfer, directly or indirectly, any of the Common Stock held in escrow.

         The escrow agreement provides that it shall be terminated prior to June 30, 1998, and all of Mr. Jensen's shares of Common Stock currently held in escrow shall be released and returned to him in the event of any dissolution, merger, consolidation, sale of assets, stock sale, liquidation, tender offer, exchange offer, or otherwise of or to the Company or its shareholders. In connection with any such event, Mr. Jensen would not receive any consideration for his shares of Common Stock unless and until each shareholder (other than Mr. Jensen) has received an amount equal to $1.00 per share of Common Stock.


         Mr. Jensen has agreed that 4,365,000 shares of his escrowed Common Stock would be canceled by the Company and would no longer be issued and outstanding unless one of the following occurs: (i) the bid price of the Common Stock equals or exceeds $1.75 for 30 consecutive trading days at any time during the period of July 1, 1996 through June 30, 1998; or (ii) the Company's cumulative operating income (before taxes, dividends, or extraordinary items) per share of Common Stock (on a fully diluted basis) at any time after July 1, 1994, through June 30, 1998, equals or exceeds $.18. Mr. Jensen has agreed that an amount equal to 1,030,000 shares of his escrowed Common Stock (rather than 4,365,000 shares) would be canceled if at any time after July 1, 1994 and prior to June 30, 1998, the Company's cumulative operating income per share of Common Stock is at least $.12 but less than $.18.


         Subject to the terms of the escrow agreement, Mr. Jensen's Common Stock will be held in escrow until the earlier of the satisfaction of any of the above conditions (in which event no shares, or only 1,030,000 shares, would be canceled), or June 30, 1998. Unless and until any such shares would be canceled, and subject to the restrictions on sale or transfer pursuant to the escrow arrangement, Mr. Jensen has retained all rights pertaining to such shares, including voting rights.

         On November 20, 1997, Mr. Jensen cancelled all of the 4,365,000 shares of Common Stock which had been subject to cancellation. The remaining 3,288,000 shares of Common Stock which were held in escrow and not subject to cancellation will be released to Mr. Jensen pursuant to the terms of the Escrow Agreement.

         Prior to November 20, 1997, Mr. Jensen cancelled an aggregate of 2,305,000 shares of Common Stock which had been owned by him and which had been held in escrow and were subject to cancellation pursuant to the above arrangements. See "Certain Transactions." Prior to such cancellation, a maximum of 6,670,000 shares (rather than 4,365,000 shares as currently provided) were subject to cancellation.

         In January 1994, at the time of the Company's initial public offering, and as a condition of effectiveness of the offering in Pennsylvania, the Pennsylvania Securities Commission also requested that all of the Directors and executive officers of the Company (in addition to Mr. Jensen) place in escrow all of the shares of Common Stock owned or to be owned by them until January 5, 1997. The escrow agreement provided that such escrowed shares could not be sold, pledged or transferred. On January 5, 1997 all of such shares of Common Stock were released from escrow, returned to their respective owner, and are no longer subject to the terms of the escrow agreement. An aggregate of 1,009,500 shares of Common Stock were released from escrow and only Mr. Jensen's shares remained in escrow.


         Pennsylvania is a so-called "merit review" state pursuant to which state regulators had broad discretion to impose conditions upon the Company in connection with its initial public offering in Pennsylvania. The staff of the Pennsylvania Securities Commission believed that the amount of Common Stock and options to acquire Common Stock that had been issued to the Directors and executive officers by the Company at the time of the initial public offering exceeded the amount permitted by its informal guidelines, and therefore requested the cancellation arrangements relating to Mr. Jensen's shares described above. In addition, the staff believed that all such Common Stock constituted "promotional securities" and requested that all such Common Stock be placed in escrow for three years (and that Mr. Jensen's shares be subject to the escrow arrangement for a longer period).

Convertible Securities Escrow Agreement


         At the time of the issuance of an aggregate of $500,000 of Convertible Securities in June 1997, the Company issued an aggregate of 2,500,000 shares of Common Stock to Lurio & Associates, as Escrow Agent, to be held pursuant to the terms of an escrow agreement. The shares of Common Stock were issued and held in escrow in order to ensure that they were available to the holders of the Convertible Securities upon conversion of the Convertible Securities. As all the $500,000 of Convertible Securities were converted into 1,915,736 shares of Common Stock, there are no shares held in escrow as of the date hereof. See "Description of Securities - Convertible Debentures and Related Warrants."

                              CERTAIN TRANSACTIONS



      In February 1996, Mr. Jensen cancelled 305,000 shares of Common Stock owned by him and which had been held in escrow. See "Principal Shareholders - Escrow And Cancellation Arrangements".

      In March 1996, the Company issued to Mr. Kolls options to acquire up to 50,000 shares of Common Stock at $.65 per share. See "Management-Executive Stock Options."

      On November 20, 1997 Mr. Jensen cancelled an aggregate of 4,365,000 shares of Common Stock.

      In April 1996, the Company issued to Mr. Herbert options to acquire up to 400,000 shares of Common Stock at $.65 per share. In May 1996, the Company issued to Mr. Sterling options to acquire up to 50,000 shares of Common Stock at $.65 per share and issued to Edward J. Sullivan, a former officer of the Company, options to acquire up to 50,000 shares of Common Stock at $.65 per share. See "Management - Executive Stock Options" and "Management - Officer Terminations."


         At June 30, 1997 and 1996 and December 31, 1996, approximately $27,000, $14,000 and $30,000, respectively, of the Company's accounts payable are due to several shareholders for services performed. The several shareholders consisted of Lurio & Associates, Ratner & Prestia, and James Czeckner. The law firms (Lurio & Associates or Ratner & Prestia) provided legal services to the Company and Mr. Czeckner provided software consulting services to the Company.


         During July 1996, the Company formalized certain agreements with William W. Sellers and Peter G. Kapourelos, two Directors of the Company, who performed consulting services during fiscal year 1996. During the year ended June 10, 1996, $98,600 was paid for such services performed.

      In September 1996, the Company issued to Joseph Donahue, an employee of the Company, options to purchase up to 50,000 shares of Common Stock at $.45 per share.

      In November 1996, the Company issued to Michael Feeney, an employee of the Company, options to purchase up to 10,000 shares of Common Stock at $.50 per share.

         In November 1996, the Company reduced the exercise price of the 50,000 options issued to Mr. Kolls in March 1996, the 400,000 options issued to Mr. Herbert in April 1996 and the 50,000 options issued to Mr. Sterling in May 1996 from $.65 to $.45.

         In February 1997, the Company issued to Mr. Maxwell options to purchase up to 200,000 shares of Common Stock at $.45 per share.


         In June 1997, the Company issued to Mr. Kolls options to acquire up to 100,000 shares of Common Stock at $.45 per share, to Mr. Sterling options to acquire up to 100,000 shares of Common Stock at $.45 per share, to Mr. Feeney options to acquire up to 5,000 shares of Common Stock at $.45 per share, and to Mr. Herbert options to acquire up to 100,000 shares of Common Stock at $.45 per share. See "Management - Executive Stock Options."

         In November 1997, Mr. Jensen cancelled 4,365,000 shares of Common Stock owned by him and which had been held in escrow. See "Principal Shareholders -- Escrow And Cancellation Arrangements."


      Mr. Jensen may be deemed a "promoter" of the Company as such term is defined under the Federal securities laws.

                              SELLING SHAREHOLDERS

      Each of the Selling Shareholders listed below is, as of the date hereof, the holder of 1995 Warrants to acquire the number of shares of Common Stock set forth opposite such Selling Shareholder's name or has exercised the 1995 Warrants for the number of shares of Common Stock set forth opposite such Selling Shareholder's name. The 1995 Warrants were issued by the Company to the Selling Shareholders in June and July 1995 pursuant to a transaction exempt from the registration requirements of the Act and various state securities laws. The 1995 Warrants are exercisable at any time through January 31, 2001, unless such period is extended by the Company.


         Through October 31, 1997, the Selling Shareholders have exercised 1995 Warrants for a total of 4,406,000 shares of Common Stock generating gross proceeds of $1,285,800. All of such 1995 Warrants were exercised at $.25 and $.30. The issuance by the Company of the Common Stock to the Selling Shareholders upon exercise of the 1995 Warrants is pursuant to the 1995 Warrant Agreement in a transaction exempt from the registration requirements of the Act and various state securities laws. The Company has agreed, at its expense, to register the Common Stock for resale by the Selling Shareholders under the Act and various state securities laws. The Company expects to incur expenses of approximately $60,000 in connection with the registration. The Common Stock may be sold from time to time by the Selling Shareholders pursuant to this Prospectus. See "Plan of Distribution".

      The following table sets forth information with respect to each Selling Shareholder and the respective amounts of Common Stock that may be offered pursuant to this Prospectus. None of the Selling Shareholders has, or within the past three years has had, any position, office or other material relationship with the Company, except as noted below. Except as specifically set forth below, following the offering, and assuming all of the Common Stock offered hereby has been sold, none of the Selling Shareholders will beneficially own one percent (1%) or more of the Common Stock.

                                                              Common Stock Offered                        Beneficial Ownership
Selling Shareholder                                           Hereby                                      After Offering (1)
-------------------                                           --------------------                        ---------------------
                                                                                                          Number      Percent
                                                                                                          ------      -------
Vanda G. Adams                                                         15,000
George M. Ahrens                                                       30,000
Mr. and Mrs. James Allen, Jr.                                          30,000
Eleanor S. Allshouse                                                   30,000
Mr. and Mrs. Gordon L. Angell                                          60,000
Charles W.& Katherine K. Apple Trust                                   24,000
Robert S. Appleby                                                      60,000
Richard M. Appleby                                                     60,000
John P. Ayers                                                          24,000
Jody Marjorie Baker                                                    15,000
Judy Ballard, IRA                                                      15,000
Alan A. Ballard                                                        30,000
Judith C. Ballard                                                      37,500
Mr. and Mrs. Charles M. Barclay                                        60,000
Mr. and Mrs. Thomas B. Basile                                          30,000
Robert R. Batt, Jr.                                                     6,000
William Bauder                                                         31,500
Dr. C. Gottfried Baumann                                               30,000

                                                              Common Stock Offered                        Beneficial Ownership
Selling Shareholder                                           Hereby                                      After Offering (1)
-------------------                                           --------------------                        ---------------------
                                                                                                          Number      Percent
                                                                                                          ------      -------
Peggy Longstreth Bayer                                                  9,000
Alexander R. Beard                                                      6,000
Robert E. Beck                                                          3,000
Wanda K. Benbow, IRA                                                    9,000
William E. Benbow, IRA                                                 21,000
Catherine M. Bigoney                                                   30,000
Kathlyne K. Birdsall                                                   30,000
Alexandra O. Bjorklund Trust                                           30,000
Donald F. Blackburn                                                    30,000
Mr. & Mrs. Louis Bodo                                                  60,000
Frederick L. Bowden                                                     7,500
Edwin R. Boynton                                                       15,000
Dr. James R. Boynton, M.D., P.C.,
         Pension Trust                                                 60,000
Paul J. Braun                                                          30,000
Dr. Kent D.W. Bream                                                    12,000
Carolyn C. Bream                                                       12,000
Gwen A. Brewster                                                       15,000
Mr. & Mrs. James H. Burdick                                            60,000
Mr. & Mrs. David O. Burdick                                            30,000
Mr. & Mrs. James H. Burdick, Jr.                                       30,000
Dr. James A. Burke                                                      3,000
Steven Butler                                                          30,000
Natasha A. Canavarro                                                   15,000
Herman Canavarro                                                       30,000
Christian B. Canavarro                                                 12,000
Mr. & Mrs. Peter R. Canavarro                                          15,000
Cindy Cannupp                                                           3,000
Mr. & Mrs. Henry C. Carlson                                             6,000
Charles Abbott Carter, III                                            150,000
Edward E. Chandlee, Jr.                                                10,500
Chesapeake Bank - Custodian for
         G. Ebeling, IRA                                               30,000
Mr. & Mrs. Gordon S. Clausen                                            7,500
Mr. & Mrs. Craig R. Cook                                               15,000
Mr. & Mrs. Frederick Cooper                                            18,000
Mr. & Mrs. Andrew Cooper                                               30,000
Jason Cooper                                                           15,000
Donald W. Cooper                                                       15,000
Mr. & Mrs. Mark A. Costanzo                                             3,000
Marina Leigh Costanzo                                                   6,000
Sally S. Costanzo                                                       9,000
Susan B. Coughlin                                                      45,000
Richard G. Crecraft                                                    18,000
Rick Crecraft                                                          66,000
David Crockett                                                          3,000
Clifton B. Currin                                                      39,000
John D'Avico                                                            6,000
W. Corkran Darlington                                                  15,000

                                                              Common Stock Offered                        Beneficial Ownership
Selling Shareholder                                           Hereby                                      After Offering (1)
-------------------                                           --------------------                        ---------------------
                                                                                                          Number      Percent
                                                                                                          ------      -------
F. Eugene Dixon, Jr.                                                      30,000
James M. Dorsey                                                           15,000
Mr. & Mrs. Gary G. Dougherty                                               6,000
William P. Dunham                                                          3,000
Jean W. Eason                                                              6,000
Edmund H. Rogers, Jr., Trustee                                            60,000
A. Mary Elder                                                             15,000
Barbara B. Elkin                                                          18,000
D. Diane Fiers                                                            15,000
Mr. & Mrs. Harry S. Finerfrock                                            24,000
Ruth S. Flagg                                                             15,000
Susan C. Forhane                                                          15,000
Mr. Foss                                                                   6,000
Mr. & Mrs. Richard Fradkin                                                30,000
Robert Ross Frey                                                           6,000
Ronald V. Futerman                                                        30,000
Margaret R. Geddis                                                         7,500
Mr. & Mrs. John C. Gelhard                                                 6,000
Dr. George P. Glauner                                                     15,000
Harriet Glickstein                                                        45,000
Robert P. Gombar                                                           4,500
Mr. & Mrs. Wenpel C. Green                                                 3,000
Jacques C. Guequierre                                                     15,000
Joni Southard Guffey                                                       3,000
Ruth E. Hall                                                               3,000
Dianna Hall                                                                3,000
Thomas E. Hall                                                             7,500
Nancy S. Hallett                                                          15,000
Zelda S. Hansell                                                           3,000
Susan J. Hansen                                                            9,000
Gisela K. Harmelin                                                         3,000
William F. Harrity, Jr.                                                   60,000
Col. & Mrs. Russell D. Hartz                                              15,000
Robert P. Hauptfuhrer Family Partnership                                  60,000
Jack M. Heald                                                              6,000
Mr. & Mrs. Clifford J. Heath                                              30,000
Emma K. Heed                                                             225,750

Austin B. Hepburn                                                         30,000                          1,259,400(2)   2.3%
Adele H. Hepburn                                                          34,500                          1,259,400(2)   2.3%

Patricia Austin Heppe                                                     30,000
A.D. Hodges                                                               30,000
Michael J. Hodges                                                         30,000
Julia B. Holloway                                                         30,000
David W. Hubbert                                                          15,000
Wilbur E. Hudson                                                          30,000
Christine F. Hughes                                                        7,500
Robert M. Ihrig                                                           15,000
Janney Montgomery Scott, Inc.
         FBO Judith N. Hemley, IRA                                        15,000

                                                              Common Stock Offered                        Beneficial Ownership
Selling Shareholder                                           Hereby                                      After Offering (1)
-------------------                                           --------------------                        ---------------------
                                                                                                          Number      Percent
                                                                                                          ------      -------
Janney Montgomery Scott, Inc.
         Custodian FBO R.E. Wagner, IRA                                15,000
John C. Jubin                                                           6,000
Hugo Kappler, Jr.                                                      30,000
Mr. & Mrs. Harold F. Kauffman                                          15,000
William G. Kay, III                                                     3,000
Caroline W. Kay                                                         3,000
Sanford S. Kay                                                          3,000
Mr. & Mrs. Ralph Kiper                                                 30,000
Harriette D. Klann                                                     30,000
Wayne H. Klapp                                                         15,000
Edward M.K. Klapp                                                      45,000
Carlyle Klise                                                           9,000
Deborah A. Krull                                                       15,000
Frederick K. Langguth                                                  30,000
Mr. & Mrs. Gary E. Lasher                                              30,000
John N. Lee                                                            30,000
Mr. & Mrs. Michael S. Lehnkering                                       15,000
Lucia E. Lugton                                                         7,500
Mr. & Mrs. Albert Malischewski                                         30,000
Mr. & Mrs. William B. Malischewski                                     15,000
Alvan Markle                                                           15,000
D. Edward McAllister                                                   30,000
Elaine F. McGlone                                                       1,500
Mr. & Mrs. Robert G. Meeker                                            60,000
James F. Merriman                                                      30,000
Alfred J. Migliaccio, Custodian for
         Ashlee C. Migliaccio, UGMA
         of Pennsylvania                                               30,000
Harley E. Miller                                                        7,500
Bernard Millis                                                         30,000
Mr. & Mrs. James F. Mitchell, III                                      30,000
Mr. & Mrs. A. Harry Moffett                                             6,000
Wanda S. Moffitt                                                       30,000
Donald Moll                                                            15,000
Mr. & Mrs. Robert H. Montgomery                                         9,000
Gordon E. Montgomery                                                   30,000
Mr. & Mrs. Milton K. Morgan, Jr.                                       30,000
Charles R. Morrow                                                      24,000
Mr. & Mrs. Ronald L. Noll                                               6,000
Paul Nordin                                                            30,000
David Gregory Nute                                                      3,000
Kay B. Otterstrom                                                      30,000
Sara Otterstrom                                                        15,000
Lisa Otterstrom                                                        15,000
Victor L. Pack                                                          6,000
Robert G. Padrick                                                      30,000
Eric Pagh                                                              15,000
Janet P. Patel                                                         30,000

                                                              Common Stock Offered                        Beneficial Ownership
Selling Shareholder                                           Hereby                                      After Offering (1)
-------------------                                           --------------------                        ---------------------
                                                                                                          Number      Percent
                                                                                                          ------      -------
Walter C. Patterson                                                     3,000
Mary E. Petro                                                          30,000
George M. Pflaumer                                                     60,000
Robert L. Pollack                                                       7,500
Genevieve Pondo                                                        15,000
John W. Ponton, Jr.                                                    30,000
J. Steve Powell                                                        12,000
Charles E. Pusey, Jr.                                                   6,000
Mr. & Mrs. Ashok K. Rajpal                                             15,000
Ernest L. Ransome, III                                                 15,000
Myradean A. Ransome                                                    15,000
McDonald & Co. FBO Rebecca
          A. Osleger, IRA                                              60,000
Stephen D. Reim                                                        30,000
John B. Rettew, III                                                    15,000
Dr. & Mrs. John L. Reynolds                                            30,000
Rosalind Robbins                                                       30,000
Mr. & Mrs. Eric J. Robbins                                             30,000
Dr. Donald Robbins                                                     30,000
Ms. Noma Ann Roberts                                                   15,000
Mr. & Mrs. Gregg F. Robinson                                           30,000
Dorothy S. Rodgers                                                     30,000
Thelma T. Romig                                                        15,000
Mr. & Mrs. John E. Roshelli                                            30,000
Eric S. Rugart                                                         30,000
Robert T. Rugart                                                       15,000
Jacquiline Rugart                                                      15,000
Patricia E. Rugart                                                     30,000
Dr. Karl F. Rugart                                                     15,000
Cedric C. Scarlett                                                     30,000
Eloise R. Schaper                                                      15,000
Peter G. Schaper, Jr.                                                  30,000
Christine M. Schuler                                                   30,000
Candice Scialabbo                                                      15,000
Carissa Scialabbo                                                      15,000
Thomas V. Sedlacek                                                     30,000
Mr. & Mrs. Thomas A. Selders                                           15,000
Mr. & Mrs. Frank R.S. Sellers                                          15,000
Nicholas Sellers                                                        9,000
Nancy F. Sellers(3)                                                    30,000

William W. Sellers(3)                                                  66,750                                945,200     1.7%

Sellers Pension Plan(3)                                                60,000
Sellers Process Equipment Company (3)                                  30,000
Helen E. Seltzer                                                        4,500
Richard A. Shea                                                        30,000
Mr. & Mrs. Horace B. Spackman                                          30,000
Carolyn Stallworth                                                      3,000
Clarence A. Sterling                                                   30,000

                                                              Common Stock Offered                        Beneficial Ownership
Selling Shareholder                                           Hereby                                      After Offering (1)
-------------------                                           --------------------                        ---------------------
                                                                                                          Number      Percent
                                                                                                          ------      -------
Edward B. Stokes                                                       30,000
Mr. & Mrs. Jack D. Stratton                                            30,000
Mrs. Ruth M. Strock                                                    15,000
Sun Bank N.A. as Trustee for
         Ally, Meuss, Rogers and Lindsay
         PA, Profit Sharing 401(k) FBO
         Doyle Rogers                                                  30,000
Mr. & Mrs. John M. Taylor                                               6,000
Judith Ann Taylor                                                       4,500
John M. Taylor                                                         10,500
Ruth L. Troster                                                        15,000
Roland G.E. Ullman, Jr.                                                 3,000
Varo Technical Services, Inc.-
         Pension Plan                                                  30,000
Ms. Sabine M. Weghtman                                                  6,000
Mr. & Mrs. Robert M. Whitbread                                         15,000
Darry Withers                                                           6,000
Un-Jin Zimmerman                                                        6,000
Patricia P. Zimmerman                                                   6,000
                                                                   ----------

                  Total..........................................   5,100,000

---------------

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and derives from either voting or investment power with respect to the securities, and includes any shares of Common Stock which a person has the right to acquire within 60-days of the date hereof.


(2) Adele and Austin Hepburn are husband and wife, and together would beneficially own an aggregate of 1,259,400 shares of Common Stock following the sale of all their Common Stock underlying their 1995 Warrants. Adele Hepburn is a Director of Public Relations of the Company.


(3) William W. Sellers is a Director of the Company. Mr. Sellers is a trustee of the Sellers Pension Plan and a Director of Sellers Process Equipment Company. Nancy F. Sellers is the spouse of William W. Sellers.

                             MARKET FOR COMMON STOCK

      The Common Stock and Preferred Stock are currently traded on the OTC Electronic Bulletin Board under the symbols USTT and USTTP, respectively. Such trading began on March 8, 1995. As of the date hereof, there is no established trading market for the Common Stock or Preferred Stock. See "Risk Factors - No Assurance of Active Public Market" and "Risk Factors - Risks of Low-Priced Stocks."

      The high and low bid prices on the OTC Electronic Bulletin Board for the Common Stock were as follows:

Fiscal                                                     High           Low
------                                                     ----           ---
1996

First Quarter (through September 30, 1995)                 $ .55          $.25
Second Quarter (through December 31, 1995)                 $1.00          $.40
Third Quarter (through March 31, 1996)                     $1.40          $.37
Fourth Quarter (through June 30, 1996)                     $1.68          $.50

1997

First Quarter (through September 30, 1996)                 $ .63          $.38
Second Quarter (through December 31, 1996)                 $ .57          $.29
Third Quarter (through March 31, 1997)                     $ .43          $.28
Fourth Quarter (through June 30, 1997)                     $ .50          $.19


1998

First Quarter (through September 30, 1997)                 $ .80          $.27



Such quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.


         On September 30, 1997, there were 3,951,000 shares of Common Stock issuable upon exercise of outstanding options and 157,300 shares of Common Stock issuable upon exercise of outstanding purchase rights. All of these shares of Common Stock, if issued on the date hereof, would be "restricted securities" as defined under Rule 144 under the Act. See "Description of Securities-Shares Eligible for Future Sale." Of the 3,951,000 options, 150,000 are exercisable at $.50 per share, 1,236,000 are exercisable at $.45 per share, and 2,565,000 are exercisable at $.25 per share. In connection with all of such options, the Company has agreed, at its cost and expense, to file a registration statement under the Act covering the resale of the Common Stock underlying the options during calendar year 1997. All of the aforesaid options have been issued by the Company to employees, Directors, officers, and consultants.


         As of September 30, 1997, there were 1,414,000 shares of Common Stock issuable upon exercise of the outstanding 1995 Warrants, which when and if issued would be freely tradeable under the Act. See "Description of Securities - 1995 Common Stock Purchase Warrants."

         As of September 30, 1997, there were 1,958,000 shares of Common Stock issuable upon exercise of the outstanding 1996 Warrants, which when and if issued would be freely tradeable under the Act. See "Description of Securities - 1996 Common Stock Purchase Warrants."

         As of September 30, 1997, there were 150,000 shares of Common Stock issuable upon exercise of the outstanding 1996-B Warrants, which when and if issued would be freely tradeable under the Act. See "Description of Securities - 1996-B Common Stock Purchase Warrants."

         As of September 30, 1997, there were 70,800 shares of Common Stock issuable upon exercise of the outstanding 1997 Warrants, which when and if issued would be freely tradeable under the Act. See "Description of Securities - 1997 Common Stock Purchase Warrants."

         As of September 30, 1997, there were 2,000,000 shares of Common Stock issuable upon the exercise of outstanding warrants issued to affiliates and/or consultants to GEMA in connection with the sale of Convertible Securities and an undetermined amount of Common Stock issuable upon conversion of such Convertible Securities. See "Principal Shareholders - Convertible Securities Escrow Agreement" and "Description of Securities - Convertible Securities and Related Warrants."

         The holders of the Common Stock are entitled to receive such dividends as the Board of Directors of the Company may from time to time declare out of funds legally available for payment of dividends. Through the date hereof, no cash dividends have been declared on the Company's securities. No dividend may be paid on the Common Stock until all accumulated and unpaid dividends on the Preferred Stock have been paid. As of September 30, 1997, such accumulated unpaid dividends amounted to $2,954,233. See "Risk Factors - Cash Dividends Not Likely."

                            DESCRIPTION OF SECURITIES

General

        The Company is authorized to issue up to 55,000,000 shares of Common Stock, no par value ("Common Stock"), and 1,200,000 shares of undesignated Preferred Stock all of which have been designated as Series A Convertible Preferred Stock, no par value ("Preferred Stock").

         During March 1997, the Company's Shareholders approved an increase in the authorized number of shares of Common Stock to 55,000,000 shares; an increase in the authorized number of shares of Series A Preferred Stock to 1,200,000 shares; an increase from 10 to 12 the number of shares of Common Stock into which each share of Series A Preferred Stock may be converted during the period from March 24, 1997 to December 31, 1997 and a decrease in the conversion price at which the Series A Preferred Stock cumulative but unpaid dividends may be converted into shares of Common Stock from $1.00 to $.83 per share of Common Stock during the period from March 24, 1997 to December 31, 1997.

         As of September 30, 1997, there were 33,503,701 shares of Common Stock issued and outstanding and 729,985 shares of Preferred Stock issued and outstanding which are convertible into 8,759,820 shares of Common Stock through December 31, 1997 and into 7,299,850 shares of Common Stock thereafter. Through September 30, 1997, a total of 175,565 shares of Preferred Stock have been converted into 2,050,190 shares of Common Stock and $645,158 of accrued and unpaid dividends thereon have been converted into 812,194 shares of Common Stock. As of September 30, 1997, there were 1,012 record owners of the Common Stock and 933 record owners of the Preferred Stock. As of September 30, 1997, there were 1,414,000 1995 Warrants, 1,958,000 1996 Warrants, 150,000 1996-B
Warrants, 70,800 1997 Warrants issued and outstanding. In addition, as of September 30, 1997, there were 2,000,000 outstanding warrants that had been issued to affiliates and/or consultants of GEM Advisors, Inc.

         As of September 30, 1997, the Company has issued to its directors, executive officers, consultants, and employees options to acquire up to 150,000 shares of Common Stock at $.50 per share, options to acquire up to 1,236,000 shares of Common Stock at $.45 per share, and options to acquire up to 2,565,000 shares of Common Stock at $.25 per share. See "Management--Executive Stock Options", and "Management - Director Compensation and Stock Options." The Company has also issued purchase rights to acquire up to 157,300 shares of Common Stock at $1.00 per share. All options to purchase Common Stock were granted at prices at or above the market value on the date of the grant. See "Note 10 to Financial Statements."

         In April 1997, the Company commenced a private placement offering of 110 units at a unit price of $10,000 pursuant to Rule 506 under Regulation D of the Act. Each unit consisted of 2,000 shares of Preferred Stock and 40,000 1997 Warrants. On May 15, 1997, the Company reduced this offering to a maximum of 40 units at a unit price of $10,000. The offering was concluded on July 3, 1997. The Company sold 40 units of this offering, generating gross proceeds of $400,000.

         In April 1997, Kelly Capital Corporation ("Kelly Capital") exercised options to purchase 150,000 shares of Common Stock at $.05 per share. This transaction generated proceeds to the Company of $7,500. Kelly Capital has no affiliation with the Company and acted as a public relations consultant to the Company. Such options had been issued to Kelly Capital in March 1995. The exercise price of $.05 per share was negotiated between Kelly Capital and the Company and was determined by the Board of Directors of the Company to be equal to or greater than the fair market value of the Common Stock on the date of grant. All of such shares were issued by the Company in reliance on Section 4(2) of the Act and constitute restricted securities as defined in Rule 144 promulgated under the Act.

         During June 1997, the Company issued an aggregate of $500,000 of Convertible Securities pursuant to an agreement with Gem Advisors Inc. (GEMA) which provided GEMA with the exclusive right to place the Convertible Securities with qualified purchasers. GEMA is an NASD broker-dealer and is not affiliated with the Company.


         The Convertible Securities have a five year term and earn a cumulative dividend at the rate of 6% per year, payable in Common Stock or cash at the option of the Company at the time of conversion. The Convertible Securities were issued by the Company pursuant to Regulation S promulgated under the Act. Since the Convertible Securities can only be converted into shares of Common Stock, the value and number of shares of Common Stock of the Company has been adjusted to reflect the Convertible Securities as shares of Common Stock in the Company's June 30, 1997 financial statements. Upon completion of the sale of the Convertible Securities, GEMA received 8% of the gross proceeds (i.e. $40,000) as a management/documentation fee. In addition, affiliates and/or consultants to GEMA received non-redeemable warrants to purchase up to 2,000,000 shares of the Company's Common Stock at a price of $.20 per share at any time prior to June 22, 2002. These warrants have been issued by the Company pursuant to Regulation S.

         The Company had entered into an escrow agreement pursuant to which the Company issued 2,500,000 shares of restricted Common Stock registered in the name of Lurio & Associates, as Escrow Agent. Such shares were issued in order to ensure that they would be available when the holders of the Convertible Securities converted their Convertible Securities. The holders of all of the Convertible Securities converted their securities into 1,915,736 shares of Common Stock, and no shares of Common Stock remain in escrow.

         In June 1997, the Company extended the consulting agreement with Jerome
M. Wenger which had expired on March 31, 1997 for an additional four months, and authorized the issuance of 160,000 shares of Common Stock as compensation for the services to be rendered to the Company pursuant to this agreement. Mr. Wenger's shares were issued to him in exchange for public relations. The Company has registered these shares under the Act and such shares are freely tradeable thereunder. In connection with the issuance of such shares, the Company recorded consulting expense of $41,439 which was recorded during the quarter ending June 30, 1997.

         In June 1997, the Company authorized the issuance of 17,000 shares of Common Stock to a consultant, Robert Flaherty, as compensation for services. Such services included the preparation of public relations reports for the Company. The Company has registered these shares under the Act and such shares are freely tradeable thereunder. In connection with the issuance of such shares, the Company recorded consulting expense of approximately $6,352 in June 1997.

         In June 1997, the Company authorized the issuance of 125,000 shares of Common Stock to a consultant, Rick Joshi, as compensation for services. Such services included the preparation of research report for the Company in exchange for 35,000 shares of such Common Stock. The Company has agreed to register these shares under the Act and such shares will be freely tradeable thereunder. In connection with the issuance of such shares, the Company recorded consulting expense of approximately $46,709 in June 1997.

         In September 1997, the Company issued 40,000 shares of Common Stock to Mike Cardascia, a consultant to the Company, as compensation for public relations services to be rendered to the Company. The Company has agreed to register these shares under the Act and such shares will be freely tradeable thereunder.

         In September 1997, the Company granted to the RAM Group, a consultant to the Company, fully vested options to acquire up to 50,000 shares of Common Stock for $.50 at anytime during a five year period. In connection with such grant, the Board of Directors concluded that the exercise price of such options is equal to or greater than the fair market value of the Common Stock on the date of the grant of the options. The options were granted to RAM Group in exchange for their marketing and design services rendered to the Company.


         Subsequent to September 30, 1997 and through December 31, 1997, the following occurred:

- Mr. Jensen canceled an aggregate of 4,365,000 shares of Common Stock on November 20, 1997.

- The holder of the GEM Warrants exercised 900,000 warrants on October 31, 1997, leaving 1,100,00 warrants unexercised.

- The holders of 720,000 1995 Warrants exercised their warrants during October 1997.

- The holders of 1,134,000 1996 Warrants exercised their warrants during October 1997.

- The holders of 144,000 1996-B Warrants exercised their warrants during October 1997.

- The holders of 55,800 1997 Warrants exercised their warrants during October and November 1997.

- During November and December 1997, the holders of $70,000 of GEM Convertible Securities converted their securities into 347,219 shares of Common Stock. As a result of these conversions, all of the shares of Common Stock held in escrow were cancelled.

- During October, November and December 1997, the holders of 173,373 shares of Preferred Stock converted their shares into 2,080,476 shares of Common Stock, and converted $627,132 of accrued dividends into 755,581 shares of Common Stock.

- During December 1997, the Company issued to each of two officers of the Company options to acquire up to 50,000 shares of Common Stock at $.45 per share.

- During December 1997, the Company approved the issuance of 80,000 shares of Common Stock to a consultant as compensation for public relations work.

- During December 1997, the Company issued an aggregate of 9,500 shares of Common Stock to its employees as holiday gift/year-end bonus.

Therefore, as of December 31, 1997, there were 35,015,277 shares of Common Stock, 556,612 shares of Preferred Stock, 1,100,000 GEM Warrants, 694,000 1995 Warrants, 824,000 1996 Warrants, 6,000 1996-B Warrants, 15,000 1997 Warrants,
157,300 purchase rights, and 4,051,000 options. There have been no redemptions of securities to date, by the Company.

Common Stock

        The holder of each share of Common Stock is entitled to one vote on all matters submitted to a vote of the shareholders of the Company, including the election of directors. There is no cumulative voting for directors.

        The holders of Common Stock are entitled to receive such dividends as the Board of Directors may from time to time declare out of funds legally available for payment of dividends. No dividend may be paid on the Common Stock until all accumulated and unpaid dividends on the Preferred Stock have been paid.

         Upon any liquidation, dissolution or winding up of the Company, holders of shares of Common Stock are entitled to receive pro rata all of the assets of the Company available for distribution, subject to the liquidation preference of the Preferred Stock of $10.00 per share and any unpaid and accumulated dividends on the Preferred Stock. The holders of the Common Stock do not have any preemptive rights to subscribe for or purchase shares, obligations, 1995 Warrants, 1996 Warrants, 1996-B Warrants, 1997 Warrants or other securities of the Company.

Series A Convertible Preferred Stock

         The holders of shares of Preferred Stock have the number of votes per share equal to the number of shares of Common Stock into which each such share is convertible (i.e., 1 share of Preferred Stock equals 10 votes, provided that through December 31, 1997, each share of Preferred Stock equals 12 votes). The shares of Preferred Stock are entitled to vote on all matters submitted to the vote of the shareholders of the Company, including the election of directors.


         The holders of Preferred Stock are entitled to an annual cumulative cash dividend of $1.50 per annum, payable when, as and if declared by the Board of Directors. The record dates for payment of dividends on the Preferred Stock are February 1 and August 1 of each year. Any and all accumulated and unpaid cash dividends on the Preferred Stock must be declared and paid prior to the declaration and payment of any dividends on the Common Stock. Any unpaid and accumulated dividends will not bear interest. As of September 30, 1997 the accumulated and unpaid dividends on the Preferred Stock were $2,954,233.

         Each share of Preferred Stock is convertible at any time into 10 shares of fully issued and non-assessable Common Stock, provided that the conversion rate for each share of Preferred Stock is 12 shares of Common Stock through December 31, 1997. Accrued and unpaid dividends earned on shares of Preferred Stock being converted into Common Stock are also convertible into Common Stock at the rate $1.00 per share of Common Stock at the time of conversion and whether or not such dividends have then been declared by the Company, provided that the conversion rate is reduced to $.83 per share of Common Stock through December 31, 1997. As of September 30, 1997, a total of 175,565 shares of Preferred Stock have been converted into 2,050,190 shares of Common Stock and accrued and unpaid dividends thereon have been converted into 812,194 shares of Common Stock. The conversion rate of the Preferred Stock (and any accrued and unpaid dividends thereon) will be equitably adjusted for stock splits, stock combinations, recapitalizations, and in connection with certain other issuances of Common Stock by the Company. Upon any liquidation, dissolution, or winding-up of the Company, the holders of Preferred Stock are entitled to receive a distribution in preference to the Common Stock in the amount of $10.00 per share plus any accumulated and unpaid dividends.

         The Company has the right, at any time on or after January 1, 1998, to redeem all or any part of the issued and outstanding Preferred Stock for the sum of $11.00 per share plus any and all unpaid and accumulated dividends thereon. Upon notice by the Company of such call, the holders of the Preferred Stock so called will have the opportunity to convert their shares of Preferred Stock and any unpaid and accumulated dividends thereon (whether or not such dividends have been declared by the Company as of such date) into shares of Common Stock. The $11.00 per share figure was the redemption price approved by the Directors and the shareholders of the Company at the time the Preferred Stock was created and first issued. The Company currently has no plans to redeem the Preferred Stock.

         The Company paid a special stock dividend consisting of 3 shares of Common Stock for each share of Preferred Stock issued and outstanding on August 1, 1995. The stock dividend consisted of an aggregate of 1,908,600 shares of Common Stock.

Convertible Securities and Related Warrants

         During June 1997, the Company issued an aggregate of $500,000 of Convertible Securities pursuant to an agreement with Gem Advisors Inc. ("GEMA") which provided GEMA with the exclusive right to place the Convertible Securities with qualified purchasers.

         The Convertible Securities mature five years from issuance and earn a cumulative dividend at the rate of 6% per year, such dividend payable in Common Stock or cash at the option of the Company at the time of conversion. At any time after 45 days from issuance, the Convertible Securities are convertible into shares of Common Stock at the lesser of $.398, the average closing bid price of the Common Stock for the five trading days immediately preceding the date of issuance, or sixty-five percent (65%) of the average closing bid price of the Common Stock for the five trading days immediately preceding the day prior to the date of conversion. At any time one year after issuance, the Company has the right to require the redemption of the Convertible Securities at the lesser of $.398, the average closing bid price of the Common Stock on the date of issuance, or sixty-five percent (65%) of the average closing bid price of the Common Stock for the five trading days immediately preceding the day prior to the date of conversion. If the Convertible Securities have not been redeemed or converted prior to their maturity date, the entire principal amount of the Convertible Securities shall be automatically converted into shares of Common Stock on and as of the such date. The number of shares into which the Convertible Securities shall be converted shall be calculated in accordance with the conversion formula described above. All dividends accrued on the Convertible Securities through the maturity date shall be satisfied, at the Company's option, either through the issuance of shares of Common Stock or the payment of cash. The Convertible Securities were issued by the Company pursuant to Regulation S promulgated under the Act.

         Upon completion of the sale of the Convertible Securities, GEMA received 8% of the gross proceeds (i.e. $40,000) as a management/documentation fee. In addition, affiliates and/or consultants to GEMA received non-redeemable warrants to purchase up to 2,000,000 shares of the Company's Common Stock at a price of $.20 per share at any time prior to June 23, 2002. These warrants have been issued by the Company pursuant to Regulation S.

         In connection with the transaction, the Company entered into an escrow agreement, pursuant to which the Company issued 2,500,000 shares of restricted Common Stock registered in the name of Lurio & Associates, as Escrow Agent. Such shares were issued in order to ensure that they would be available when the holders of the Convertible Securities converted their Convertible Securities. The holders of all the Convertible Securities have converted their securities into 1,915,736 shares of Common Stock, leaving no shares of Common Stock subject to the escrow agreement as of the date hereof.


1997 Common Stock Purchase Warrants


         Each 1997 Warrant entitles its holder to immediately purchase one share of Common Stock. The exercise price is $.20 per share through October 31, 1997 and $.40 per share thereafter, subject to reduction at any time by the Company. The 1997 Warrants are exercisable at any time prior to July 3, 2002, or such later date as may be determined by the Company.

         The 1997 Warrants have been issued pursuant to a warrant agreement (the "1997 Warrant Agreement") by and between the Company and American Stock Transfer & Trust Company, the warrant agent.

         The Company has, at its expense, registered for resale the Common Stock underlying the 1997 Warrants under the Act, and has exempted from registration such Common Stock for resale by non-affiliates of the Company in those states in which the holders of the 1997 Warrants are located.

     The exercise price of the 1997 Warrants and the number of shares of Common Stock issuable upon exercise of the 1997 Warrants are subject to adjustment in certain circumstances, including a stock split of, stock dividend on, or a subdivision, combination or recapitalization of the Common Stock. Upon the merger, consolidation, sale of substantially all of the assets of the Company, or other similar transaction, the Warrant holders shall, at the option of the Company, be required to exercise the Warrants immediately prior to the closing of the transaction, or such Warrants shall automatically expire. Upon such exercise, the Warrant holders shall participate on the same basis as the holders of Common Stock in connection with the transaction.

     The 1997 Warrants do not confer upon the holder any voting or any other rights of a shareholder of the Company. Upon notice to the 1997 Warrant holders, the Company has the right, at any time and from time to time, to reduce the exercise price or to extend the expiration date of the 1997 Warrants.

1996-B Common Stock Purchase Warrants


         Each 1996-B Warrant entitles its holder to immediately purchase one share of Common Stock. The exercise price is $.20 per share through October 31, 1997 and $.30 per share thereafter, subject to reduction at any time by the Company. The 1996-B Warrants are exercisable at any time prior to February 28, 2002 or such later date as may be determined by the Company. As of September 30, 1997, 224,000 of the 1996-B Warrants have been exercised and 150,000 remain outstanding.


     The 1996-B Warrants have been issued pursuant to a warrant agreement dated as of February 28, 1997 (the "1996-B Warrant Agreement") by and between the Company and American Stock Transfer & Trust Company, the warrant agent.

         The Company has, at its expense, registered for resale the Common Stock underlying the 1996-B Warrants under the Act, and has exempted from registration such Common Stock for resale by non-affiliates of the Company in those states in which the holders of the 1996-B Warrants are located.

     The exercise price of the 1996-B Warrants and the number of shares of Common Stock issuable upon exercise of the 1996-B Warrants are subject to adjustment in certain circumstances, including a stock split of, stock dividend on, or a subdivision, combination or recapitalization of the Common Stock. Upon the merger, consolidation, sale of substantially all of the assets of the Company, or other similar transaction, the Warrant holders shall, at the option of the Company, be required to exercise the Warrants immediately prior to the closing of the transaction, or such Warrants shall automatically expire. Upon such exercise, the Warrant holders shall participate on the same basis as the holders of Common Stock in connection with the transaction.

     The 1996-B Warrants do not confer upon the holder any voting or any other rights of a shareholder of the Company. Upon notice to the 1996-B Warrant holders, the Company has the right, at any time and from time to time, to reduce the exercise price or to extend the expiration date of the 1996-B Warrants.

1996 Common Stock Purchase Warrants


         Each 1996 Warrant entitles its holder to purchase one share of Common Stock at an exercise price of $.25 through October 31, 1997, and $.50 thereafter, or such lower price as may be determined by the Company from time to time. The 1996 Warrants are exercisable at any time through May 31, 2001, or such later date as may be determined by the Company ("1996 Warrant Termination Date"). On September 11, 1997, the Board of Directors of the Company reduced the exercise price of the 1996 Warrants to $.25 per share through October 31, 1997. The exercise price of the 1996 Warrants had been reduced by the Company to $.20 during the period of time from November 1, 1996 through February 28, 1997. As of September 30, 1997, an aggregate of 3,242,000 1996 Warrants have been exercised, all at $.20, and 1,958,000 remain unexercised.


     The 1996 Warrants have been issued pursuant to a 1996 Warrant Agreement dated as of May 1, 1996, by and between the Company and American Stock Transfer & Trust Company, the warrant agent.

         The Company has, at its expense, registered for resale the Common Stock underlying the 1996 Warrants under the Act, and has exempted from registration such Common Stock for resale by non-affiliates of the Company in those states in which the holders of the 1996 Warrants are located.

     The exercise price of the 1996 Warrants and the number of shares of Common Stock issuable upon exercise of the 1996 Warrants are subject to adjustment in certain circumstances, including a stock split of, stock dividend on, or a subdivision, combination or recapitalization of the Common Stock. Upon the merger, consolidation, sale of substantially all the assets of the Company, or other similar transaction, the 1996 Warrant holders shall, at the option of the Company, be required to exercise the 1996 Warrants immediately prior to the closing of the transaction, or such 1996 Warrants shall automatically expire. Upon such exercise, the 1996 Warrant holders shall participate on the same basis as the holders of Common Stock in connection with the transaction.

     The 1996 Warrants do not confer upon the holder any voting or any other rights of a shareholder of the Company. Upon notice to the 1996 Warrant holders, the Company has the right, at any time and from time to time, to reduce the exercise price or to extend the 1996 Warrant Termination Date.

1995 Common Stock Purchase Warrants


         Each 1995 Warrant entitles its holder to purchase one share of Common Stock at an exercise price of $.25 through October 31, 1997, and $.50 thereafter, or such lower exercise price as may be determined by the Company from time to time. On September 11, 1997, the Board of Directors of the Company reduced the exercise price of the 1995 Warrants to $.25 per share through October 31, 1997. The exercise price of the 1995 Warrants had been reduced by the Company to $.30 during the period of time from February 12, 1996 through June 30, 1996. There are 1,414,000 unexercised 1995 Warrants as of September 30, 1997. The 1995 Warrants are exercisable at any time through January 31, 2001, or such later date as may be determined by the Company ("1995 Warrant Termination Date").


     The 1995 Warrants have been issued pursuant to a 1995 Warrant Agreement dated as of June 21, 1995, by and between the Company and American Stock Transfer & Trust Company, the warrant agent.

     The Company has registered for resale the Common Stock underlying the 1995 Warrants under the Act, and has registered or exempted from registration such Common Stock for resale by non-affiliates of the Company in those states in which the holders of the 1995 Warrants are located.

     The exercise price of the 1995 Warrants and the number of shares of Common Stock issuable upon exercise of the 1995 Warrants are subject to adjustment in certain circumstances, including a stock split of, stock dividend on, or a subdivision, combination or recapitalization of the Common Stock. Upon the merger, consolidation, sale of substantially all the assets of the Company, or other similar transaction, the 1995 Warrant holders shall, at the option of the Company, be required to exercise the 1995 Warrants immediately prior to the closing of the transaction, or such Warrants shall automatically expire. Upon such exercise, the 1995 Warrant holders shall participate on the same basis as the holders of Common Stock in connection with the transaction.

         The 1995 Warrants do not confer upon the holder any voting or any other rights of a shareholder of the Company. Upon notice to the 1995 Warrant holders, the Company has the right, at any time and from time to time, to reduce the exercise price or to extend the 1995 Warrant Termination Date.

Shares Eligible for Future Sale


         Of the 33,503,701 shares of Common Stock issued and outstanding on September 30, 1997, 18,032,101 are freely transferable without restriction or further registration under the Act (other than shares held by "affiliates" of the Company), and the remaining 15,469,600 are "restricted securities". As of September 30, 1997, there were 729,985 shares of Preferred Stock issued and outstanding, 137,685 of which are freely transferable without further registration or restriction under the Act (other than shares held by "affiliates" of the Company), and the remaining 592,300 are "restricted securities". The 729,985 shares of Preferred Stock issued and outstanding on September 30, 1997 are convertible into 8,759,820 shares of Common Stock through December 31, 1997. Of such shares of Common Stock, 1,652,220 would be fully transferable without registration or regulation under the Act and 7,107,600 would be "restricted securities" within the meaning of Rule 144.

         As set forth in the prior paragraph, there are 15,469,600 shares of Common Stock and 592,300 shares of Preferred Stock which are "restricted securities" and cannot be resold without registration, except in reliance upon Rule 144 or another applicable exemption from registration. All of such Common Stock (other than 150,000 shares thereof) is eligible for sale under Rule 144. Of such Preferred Stock, 502,950 are currently subject to sale pursuant to Rule 144, and 89,350 would become eligible for sale under Rule 144 during calendar year 1998.

         As of September 30, 1997, there are outstanding options to acquire 3,951,000 shares of Common Stock, 2,565,000 of which are exercisable at $.25 per share, 1,236,000 of which are exercisable at $.45 per share, and 150,000 of which are exercisable at $.50 per share. There are also outstanding purchase rights to acquire 157,300 shares of Common Stock at $1.00 per share. All of such Common Stock, if issued on the date hereof, would be "restricted securities" as defined in Rule 144 promulgated under the Act. In connection with all of such options, the Company has, at its cost and expense, filed a registration statement under the Act and applicable state securities laws covering all of the Common Stock underlying the options. As of September 30, 1997, there were also 1,414,000 shares of Common Stock issuable by the Company to the holders of the outstanding unexercised 1995 Warrants, 1,958,000 shares of Common Stock issuable by the Company to the holders of the outstanding unexercised 1996 Warrants, 150,000 shares of Common Stock issuable by the Company to the holders of the outstanding unexercised 1996-B Warrants, and 70,800 shares of Common Stock issuable by the Company to the holders of the outstanding unexercised 1997 Warrants. Such Common Stock, if issued, will be freely tradeable under the Act.


        In general, under Rule 144 as currently in effect, a person (or persons whose shares are required to be aggregated), including any affiliate of the Company, who beneficially owns "restricted securities" for a period of at least one year is entitled to sell within any three-month period, shares equal in number to the greater of (i) 1% of the then outstanding shares of the same class of shares, or (ii) the average weekly trading volume of the same class of shares during the four calendar weeks preceding the filing of the required notice of sale with the Securities and Exchange Commission. The seller must also comply with the notice and manner of sale requirements of Rule 144, and there must be current public information available about the Company. In addition, any person (or persons whose shares must be aggregated) who is not, at the time of sale, nor during the preceding three months, an affiliate of the Company, and who has beneficially owned restricted shares for at least two years, can sell such shares under Rule 144 without regard to the notice, manner of sale, public information or the volume limitations described above.

Limitation of Liability; Indemnification

        As permitted by the Pennsylvania Business Corporation Law of 1988 ("BCL"), the Company's By-laws provide that Directors of the Company will not be personally liable, as such, for monetary damages for any action taken unless the Director has breached or failed to perform the duties of a Director under the BCL and the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness. This limitation of personal liability does not apply to any responsibility or liability pursuant to any criminal statute, or any liability for the payment of taxes pursuant to Federal, State or local law. The By-laws also include provisions for indemnification of the Company's Directors and officers to the fullest extent permitted by the BCL. Insofar as indemnification for liabilities arising under the Act may be permitted to Directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Transfer Agent and Registrar

         The Transfer Agent and Registrar for the Common Stock, Preferred Stock, 1995 Warrants, 1996 Warrants, 1996-B Warrants and 1997 Warrants is American Stock Transfer & Trust Company, 40 Wall Street, New York, New York 10005.

                              PLAN OF DISTRIBUTION

        The Common Stock is being registered to permit public secondary trading of the Common Stock by the Selling Shareholders from time to time after the date of this Prospectus. The Company has agreed to bear all the expenses (other than selling commissions) in connection with the registration and sale of the Common Stock covered by this Prospectus.

         The Common Stock offered by the Selling Shareholders pursuant to this Prospectus may be sold from time to time by the Selling Shareholders. The sale of the Common Stock offered hereby by the Selling Shareholders may be effected in one or more transactions that may take place on the over-the-counter market, including ordinary brokers' transactions, privately negotiated transactions or through sales to one or more dealers for resale of such securities as principals. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the Selling Shareholders.

         The Company will not receive any of the proceeds from the sale of the Common Stock by the Selling Shareholders. The Selling Shareholders will receive all of the net proceeds from the sale of the Common Stock and will pay all selling commissions, if any, applicable to the sale of the Common Stock. The Company is responsible for all other expenses incident to the offer and sale of the Common Stock.

        In order to comply with the securities laws of certain states, if applicable, the Common Stock will be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states, the Common Stock may not be sold unless it has been registered or qualified for resale by the Selling Shareholder in the applicable state or an exemption from the registration or qualification requirement is available and complied with.

                                  LEGAL MATTERS


         The validity of the Common Stock has been passed upon for the Company by Lurio & Associates, Philadelphia, Pennsylvania.

                                     EXPERTS

         The financial statements of USA Technologies, Inc. at June 30, 1997 and 1996, and for each of the two years in the period ended June 30, 1997, and for the period January 16, 1992 (inception) through June 30, 1997, appearing in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon (which contains an explanatory paragraph describing conditions that raise substantial doubt about the Company's ability to continue as a going concern as described in Note 2 to the financial statements) appearing elsewhere herein, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                         INDEX TO FINANCIAL STATEMENTS

                             USA TECHNOLOGIES, INC.
                       (A Development Stage Corporation)

Report of Independent Auditors                                 F-2

Balance Sheets                                                 F-3

Statements of Operations                                       F-4

Statement of Shareholders' Equity                              F-5


Statements of Cash Flows                                       F-11

Notes to Financial Statements                                  F-13

                         Report of Independent Auditors

To the Board of Directors and Shareholders
USA Technologies, Inc.

We have audited the accompanying balance sheets of USA Technologies, Inc. (A Development Stage Corporation) as of June 30, 1997 and 1996, and the related statements of operations, shareholders' equity, and cash flows for each of the two years in the period ended June 30, 1997 and the period January 16, 1992 (inception) through June 30, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of USA Technologies, Inc. at June 30, 1997 and 1996, and the results of its operations and its cash flows for each of the two years in the period ended June 30, 1997 and for the period January 16, 1992 (inception) through June 30, 1997, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming USA Technologies, Inc. will continue as a going concern. As discussed in Note 2 to the financial statements, the Company's recurring losses from operations from its inception and its accumulated deficit through June 30, 1997, raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that might result from the outcome of this uncertainty.


                                                         /s/ Ernst & Young LLP

Philadelphia, Pennsylvania
August 14, 1997

                             USA Technologies, Inc.
                        (A Development Stage Corporation)

                                 Balance Sheets

                                                                                         June 30,                 September 30,
                                                                                 1997              1996               1997
                                                                             ------------      ------------       -------------
                                                                                                                   (Unaudited)
Assets
Current assets:
    Cash and cash equivalents                                                $    630,266      $  1,773,356       $     302,343
    Accounts receivable less allowance for
       uncollectible accounts of $19,345 at June 30, 1997
       and $0 at June 30, 1996 and $19,155 at
       September 30, 1997 (unaudited)                                             127,318              --               213,420
    Inventory                                                                     378,318           426,391             393,255
    Stock subscriptions receivable                                                 60,000           106,350
    Prepaid expenses and deposits                                                  15,670             3,614              22,260
                                                                             ------------      ------------       -------------
Total current assets                                                            1,211,572         2,309,711             931,278

Property and equipment, net                                                       178,457           235,214             152,960
Other assets                                                                       20,250            42,446              23,950
                                                                             ------------      ------------       -------------
Total assets                                                                 $  1,410,279      $  2,587,371       $   1,108,188
                                                                             ============      ============       =============

Liabilities and shareholders' equity
Current liabilities:
    Accounts payable                                                         $    474,646      $    301,849        $     412,885
    Accrued expenses                                                               46,742            41,559              134,797
    Current obligations under capital leases                                       18,270             9,048               18,679
                                                                             ------------      ------------        -------------
Total current liabilities                                                         539,658           352,456              566,361
Obligations under capital leases, less current portion                             24,480            21,209
Accrued rent                                                                          --              13,516              19,876
                                                                             ------------      ------------        -------------
Total liabilities                                                                 564,138           387,181              586,237

Shareholders' equity:
   Preferred Stock, no par value:
     Authorized shares - 1,200,000
     Series A Convertible issued and outstanding shares -
     861,205 and 796,025  at June 30, 1997 and 1996 and 729,985 at September
     30, 1997 (unaudited), respectively (liquidation preference of
     $11,449,136 at June 30, 1997 and $10,254,083 at September 30, 1997
     (unaudited))                                                               7,024,811         6,776,132            5,954,463
   Common Stock, no par value:
     Authorized shares - 55,000,000
     Issued and outstanding shares - 29,969,934 and
       23,023,976 at June 30, 1997 and 1996 and 33,503,701 at September 30,
       1997 (unaudited), respectively                                           4,355,334         2,720,201            6,290,023
   Deficit accumulated during the development stage                           (10,534,004)       (7,296,143)         (11,722,535)
                                                                              -----------       ------------        ------------
Total shareholders' equity                                                        846,141         2,200,190              521,951
                                                                              -----------       -----------         ------------
Total liabilities and shareholders' equity                                     $1,410,279        $2,587,371          $ 1,108,188
                                                                              ===========       ===========         ============

See accompanying notes.

                             USA Technologies, Inc.
                        (A Development Stage Corporation)

                            Statements of Operations


                                                                                                             January 16, 1992
                                                                                Three months ended     (date of inception) through
                                                                                  September  30        ---------------------------
                                                    Year ended June 30      -------------------------   June 30,     September 30,
                                                    1997          1996          1997          1996       1997            1997
                                               ------------    ---------    -----------  ------------  -----------   -------------
                                                                            (Unaudited)   (Unaudited)                  (Unaudited)
Revenues:
    Equipment sales                            $   490,614    $      --       $310,311       $18,891       $490,614        $800,925
    License fees                                   117,158         52,979       44,102        20,244        180,816         224,918
    Other                                                                        9,342           133             --           9,342
                                               -----------    -----------  -----------   -----------    -----------     -----------
Total revenues                                     607,772         52,979      363,755        39,268        671,430       1,035,185
                                               -----------    -----------  -----------   -----------    -----------     -----------
Operating expenses:
    General and administrative                   2,040,163      1,511,281      401,137       446,671      5,258,688       5,659,825
    Compensation                                 1,080,458        903,398      307,217       238,104      3,546,234       3,853,451
    Cost of sales                                  525,090           --        292,640        13,751        525,090         817,730
    Depreciation and amortization                   97,250         72,016       25,497        23,261        195,644         221,141
    Provision for losses on equipment                 --           44,100          --            --         400,715         400,715
    Costs incurred in connection with
       abandoned private placement                    --             --            --            --          50,000          50,000
                                               -----------    -----------  -----------   -----------    -----------     -----------
Total operating expenses                         3,742,961      2,530,795    1,026,491       721,787      9,976,371      11,002,862
                                               -----------    -----------  -----------   -----------    -----------     -----------
                                                (3,135,189)    (2,477,816)    (662,736)     (682,519)    (9,304,941)     (9,967,677)

Other income (expense):
    Interest income                                 26,676         31,868        2,212        10,193         80,080          82,292
    Interest expense                               (12,199)        (5,749)         --            --        (138,810)       (138,810)
                                               -----------    -----------  -----------   -----------    -----------     -----------
Total other income (expense)                        14,477         26,119        2,212        10,193        (58,730)        (56,518)
                                               -----------    -----------  -----------   -----------    -----------     -----------
Net loss                                        (3,120,712)    (2,451,697)    (660,524)     (672,326)   $(9,363,671)   $(10,024,195)
                                                                                                        ===========    ============

Cumulative preferred dividends                  (1,243,295)      (954,300)    (903,274)     (597,019)
                                               -----------    -----------  -----------  ------------
Loss applicable to common shares               $(4,364,007)   $(3,405,997) $(1,563,798)  $(1,269,345)
                                               ===========    ===========  ===========  ============
Loss per common share                          $      (.21)   $      (.23) $      (.06)  $      (.07)
                                               ===========    ===========  ===========  ============


Weighted average number of common shares
outstanding                                     20,984,381     14,908,904   27,287,669    18,658,976
                                               ===========    ===========  ===========  ============

See accompanying notes

                             USA Technologies, Inc.
                        (A Development Stage Corporation)

                       Statements of Shareholders' Equity

                                                                                               Deficit
                                                            Series A                         Accumulated
                                                          Convertible                         During the
                                                           Preferred          Common         Development
                                                             Stock             Stock            Stage             Total
                                                      ----------------------------------------------------------------------

Balance, January 16, 1992, inception                      $      --         $      --       $      --       $      --
April 1992-10,500,000 shares of Common Stock at $.001
    per share                                                    --              10,500            --            10,500
May 1992-10,000 shares of Convertible Preferred Stock
    at $9.98 per share                                         99,800              --              --            99,800
June 1992-100,000 shares of Common Stock at $.001
    per share                                                    --                 100            --               100
Net loss                                                         --                --            (1,848)         (1,848)
                                                          -----------       -----------     -----------     -----------
Balance, June 30, 1992                                         99,800            10,600          (1,848)        108,552
September 1992-15,000 shares of Convertible Preferred
    Stock at $9.97 per share                                  149,550              --              --           149,550
September 1992-450,000 shares of Common Stock at
    at $.001 per share                                           --                 450            --               450
April 1993-400,000 shares of Common Stock at $.001
    per share                                                    --                 400            --               400
June 1993-695,000 shares of Common Stock at $.001
    per share                                                    --                 695            --               695
June 1993-142.2 units (142,200 shares, net of offering
    costs, of Convertible Preferred Stock at $9.97 per
    share and 4,266,000 shares of Common Stock at $.001
    per share)                                              1,266,439             3,815            --         1,270,254
Net loss                                                         --                --          (899,547)       (899,547)
                                                          -----------       -----------     -----------     -----------
Balance, June 30, 1993                                      1,515,789            15,960        (901,395)        630,354
September 1993-110,000 shares of Common Stock at
    $.001 per share                                              --                 110            --               110
February 1994-79,522 units (79,522 shares, net of
    offering costs, of Convertible Preferred Stock
    at $9.99 per share and 556,654 shares of Common
    Stock at $.001 per share)                                 624,824               438            --           625,262
March 1994-34,960 units (34,960 shares, net of
    offering costs, of Convertible Preferred Stock at $9.99
    per share and 244,720 shares of Common Stock at $.001
    per share)                                                288,591               202            --           288,793
June 1994-15,940 units (15,940 shares, net of offering
    costs, of Convertible Stock at $9.99 per share
    and 111,580 shares of Common Stock at $.001 per share      75,196                52            --            75,248
Net loss                                                         --                --        (1,244,117)     (1,244,117)
                                                          -----------       -----------     -----------     -----------
Balance, June 30, 1994                                      2,504,400            16,762      (2,145,512)        375,650

                                               - continued -

                             USA Technologies, Inc.
                        (A Development Stage Corporation)

                 Statements of Shareholders' Equity (continued)

                                                                                                      Deficit
                                                                  Series A                         Accumulated
                                                                 Convertible                         During the
                                                                 Preferred          Common         Development
                                                                   Stock             Stock            Stage             Total
                                                                ---------------------------------------------------------------
July 1994-5,092 units (5,092 shares, net of offering
  costs, of Convertible Preferred Stock at $9.99
  per share and 35,644 of Common Stock at $.001 per share)    $    37,248       $        26      $      --          $    37,274
August 1994-9,132 units (9,132 shares, net of
  offering costs, of Convertible Preferred Stock at $9.99
  per share and 63,924 of Common Stock at $.001 per share)         66,801                47             --               66,848
September 1994-4,935 units (4,935 shares, net of
  offering costs, of Convertible Preferred Stock at $9.99
  per share and 34,545 of Common Stock at $.001 per share)         36,098                25             --               36,123
October 1994-12,205 units (12,205 shares, net of at
  $9.99 per share offering costs, of Convertible
  Preferred Stock and 85,435 of Common Stock at $.001 per
  share)                                                           88,895                62             --               88,957
October 1994-cancellation of 900,000 shares of
  Common Stock                                                       --                --               --                 --
November 1994-11,478 units (11,478 shares net of
  offering costs, of Convertible Preferred Stock
  at $9.99 per share and 80,346 of Common Stock at
  $.001 per share)                                                 83,600                59             --               83,659
December 1994-16,430 units (16,430 shares, net of
  offering costs, of Convertible Preferred Stock
  at $9.99 per share and 115,010 of Common Stock at $.001
  per share)                                                      119,668                84             --              119,752
January 1995-12,225 units (12,225 shares, net of
  offering costs, of Convertible Preferred Stock at $9.99
  per share and 85,575 of Common Stock at $.001 per share)        102,244                71             --              102,315
February 1995-98,081 units (98,081 shares, net of
  offering costs, of Convertible Preferred Stock at $9.99
  per share and 686,567 of Common Stock at $.001 per share)       820,298               575             --              820,873
March 1995-cancellation of 1,100,000 shares of
  Common Stock                                                       --                --               --                 --
April 1995 - June 1995-issuance of 150,000 shares of
  Common Stock in exchange for consulting services                   --              99,750             --               99,750
June 1995-24.9 units (24,900 shares, net of offering
  costs, of Convertible Preferred Stock at $10 per share)         206,382              --               --              206,382
June 1995-issuance of options to purchase 10,000
  shares of Common Stock at $.25 per share in exchange for
  services                                                           --               2,600             --                2,600
June 1995-conversion of 1,000 shares of Convertible
  Preferred Stock to 10,000 shares of Common Stocks                (8,262)            8,262             --                 --
Net loss                                                             --                --         (1,645,750)        (1,645,750)
Common stock dividend to be distributed - 3 shares of Common
  Stock for each outstanding share of Convertible Preferred
  Stock on August 1, 1995 (1,473,300 shares as of
  June 30, 1995)                                                     --             780,849         (780,849)              --
                                                                ---------           -------       ----------            -------
Balance, June 30, 1995                                          4,057,372           909,172       (4,572,111)           394,433

                                                 - continued -

                             USA Technologies, Inc.
                        (A Development Stage Corporation)

                 Statements of Shareholders' Equity (continued)

                                                                                               Deficit
                                                            Series A                         Accumulated
                                                          Convertible                         During the
                                                           Preferred          Common         Development
                                                             Stock             Stock            Stage                Total
                                                        -------------------------------------------------------------------

July 1995 - 145.1 units (145,100 shares, net of
    offering costs, of Convertible Preferred Stock        $ 1,441,185      $      --         $      --          $ 1,441,185
    at $10 per share)
July 1995 - September 1995 - issuance of 100,000 shares
    of Common Stock in exchange for consulting services          --             50,000              --               50,000
July 1995 - Common Stock options exercised - 180,000
    shares at $.05 per share                                     --              9,000              --                9,000
August 1995 - Common stock dividend distributed -3
    shares of Common Stock for each outstanding
    share of Preferred Stock on August 1, 1995
    (435,300 shares)                                             --            230,709          (230,709)              --
October 1995 - Common Stock options exercised-100,000
    shares at $.05 per share                                     --              5,000              --                5,000
January 1996 - issuance of 30,000 shares of Common
    Stock in exchange for consulting services                    --             14,205              --               14,205
February 1996 - issuance of 50,000 shares of
    Convertible Preferred Stock at $4.00 per share            200,000             --                --              200,000
February 1996 - Common Stock warrants exercised-
    145,500 at $.40 per warrant                                  --             58,200              --               58,200
March 1996 - Common Stock warrants exercised-
    125,500 at $.40 per warrant                                  --             50,200              --               50,200
March 1996 - issuance of 300,000 shares of Common
    Stock in exchange for consulting services                    --            183,000              --              183,000
March 1996 - cancellation of 305,000 shares of
    Common Stock                                                 --               --                --                 --
April 1996 - Common Stock warrants exercised -
    264,000 at $.30 per warrant                                  --             79,200              --               79,200
May 1996 - Common Stock warrants exercised -
    381,000 at $.30 per warrant                                  --            114,300              --              114,300
Refund to warrant holders due to the reduction of
    the 1995 Common Stock warrant exercise price
    from $.40 per warrant to $.30 per warrant                    --            (27,100)             --              (27,100)
May 1996 - conversion of 20,175 shares of
    Convertible Preferred Stock to 201,750 shares of
    Common Stock                                             (171,689)         171,689              --                 --
May 1996 - conversion of $41,626 of cumulative
    preferred dividends into 41,626 shares of Common
    Stock at $1.00 per share                                     --             41,626           (41,626)              --
June 1996 - Common Stock warrants exercised -
    2,770,000 at $.30 per warrant                                --            831,000              --              831,000
June 1996 - 130 units (130,000 shares, net of
    offering costs, of Convertible Preferred Stock
    at $10 per share)                                       1,249,264             --                --            1,249,264
Net loss                                                         --               --          (2,451,697)        (2,451,697)
                                                          -----------      -----------       -----------        -----------
Balance, June 30, 1996                                      6,776,132        2,720,201        (7,296,143)         2,200,190

                                              - continued -

                             USA Technologies, Inc.
                        (A Development Stage Corporation)

                 Statements of Shareholders' Equity (continued)

                                                                                             Deficit
                                                          Series A                         Accumulated
                                                        Convertible                         During the
                                                         Preferred          Common         Development
                                                           Stock             Stock            Stage             Total
                                                       ----------------------------------------------------------------

October 1996 - issuance of 250,000 shares of Common
    Stock in exchange for consulting services             $   --          $117,500           $   --           $117,500
October 1996 - issuance of 15,000 shares of Common
    Stock in exchange for consulting services                 --             8,000               --              8,000
November 1996 - conversion of 2,030 shares of
    Convertible Preferred Stock to 20,300 shares of
    Common Stock                                           (17,275)         17,275               --               --
November 1996 - conversion of $4,868 of cumulative
    preferred dividends into 4,868 shares of Common
    Stock at $1.00 per share                                  --             4,868             (4,868)            --
December 1996 - Common Stock warrants exercised -
    2,345,000 at $.20 per warrant                             --           469,000               --            469,000
January 1997 - issuance of 7,750 shares of
    Convertible Preferred Stock at $10.00 per share         77,500            --                 --             77,500
January 1997 - Common Stock warrants exercised -
    724,000 at $.20 per warrant, net of offering
    costs                                                     --            90,795               --             90,795
January 1997 - conversion of 2,450 shares of
    Convertible Preferred Stock to 24,500 shares of
    Common Stock                                           (20,850)         20,850               --               --
January 1997 - conversion of $11,513 of cumulative
    preferred dividends into 11,513 shares of Common
    Stock at $1.00 per share                                  --            11,513            (11,513)            --
February 1997 - issuance of 1,600 shares of
    Convertible Preferred Stock at $10.00 per share,
    net of offering costs                                   16,000            --                 --             16,000
February 1997 - Common Stock warrants exercised -
    25,000 at $.20 per warrant, net of offering costs         --             3,071               --              3,071
February 1997 - conversion of 250 shares of
    Convertible Preferred Stock to 2,500 shares of
    Common Stock                                            (2,128)          2,128               --               --
February 1997 - conversion of $1,500 of cumulative
    preferred dividends into 1,500 shares of Common
    Stock at $1.00 per share                                  --             1,500             (1,500)            --
March 1997 - issuance of 160,000 shares of Common
    Stock in exchange for consulting services                 --            57,200               --             57,200
March 1997 - Common Stock warrants exercised -
    108,000 at $.20 per warrant, net of offering              --            13,242               --             13,242
    costs
March 1997 - conversion of 3,390 shares of
    Convertible Preferred Stock to 33,900 shares of
    Common Stock                                           (28,849)         28,849               --               --
March 1997 - conversion of $10,170 of cumulative
    preferred dividends into 10,170 shares of Common
    Stock at $1.00 per share                                  --            10,170            (10,170)            --
April 1997 - 1.2 units (2,400 shares of Convertible
    Preferred Stock at $10,000 per unit, net of
    offering costs)                                         10,835            --                 --             10,835
April 1997 - conversion of 6,800 shares of
    Convertible Preferred Stock to 81,600 shares of
    Common Stock                                           (58,004)         58,004               --               --

                                                   - continued -

                             USA Technologies, Inc.
                        (A Development Stage Corporation)

                 Statements of Shareholders' Equity (continued)

                                                                                             Deficit
                                                           Series A                        Accumulated
                                                         Convertible                        During the
                                                          Preferred         Common         Development
                                                            Stock            Stock            Stage              Total
                                                       -------------------------------------------------------------------

April 1997 - conversion of $37,875 of
    cumulative preferred dividends into 45,633
    shares of Common Stock at $.83 per share            $       --       $     37,874       $    (37,874)     $       --
April 1997- issuance of 40,000 shares of Common
    Stock in exchange for consulting services                   --             12,349               --              12,349
May 1997 - 24.7 units (49,400 shares of Convertible
    Preferred Stock at $10,000 per unit, net of
    offering costs)                                          223,034             --                 --             223,034
May 1997 - conversion of 350 shares of Convertible
    Preferred Stock to 4,200 shares of Common Stock           (2,986)           2,986               --                --
May 1997 - conversion of $11,625 of cumulative
    preferred dividends into 11,763 shares of Common
    Stock at $.83 and $1.00 per share                           --             11,625            (11,625)             --
May 1997 - issuance of 40,000 shares of Common Stock
    in exchange for consulting services                         --             14,143               --              14,143
June 1997 - 14.1 units (28,200 shares of Convertible
    Preferred Stock at $10,000 per unit, net of
    offering costs)                                          127,319             --                 --             127,319
June 1997 - conversion of 8,900 shares of
    Convertible Preferred Stock to 106,800 shares of         (75,917)          75,917               --                --
    Common Stock
June1997 - conversion of $39,599 of cumulative
    preferred dividends into 47,711 shares of Common
    Stock at $.83 per share                                     --             39,599            (39,599)             --
June 1997 - issuance of 182,000 shares of Common
    Stock in exchange for consulting services                   --             68,006               --              68,006
June 1997 - Common Stock options exercised - 150,000
    at $.05 per share                                           --              7,500               --               7,500
June 1997 - issuance of Common Stock, in connection
    with convertible security placement (Note 9),
    net of offering costs                                       --            451,169               --             451,169
Net loss                                                        --               --           (3,120,712)       (3,120,712)
                                                        ------------     ------------       ------------      ------------
Balance, June 30, 1997                                     7,024,811        4,355,334        (10,534,004)          846,141

                                                                                             Deficit
                                                           Series A                        Accumulated
                                                         Convertible                        During the
                                                          Preferred         Common         Development
                                                            Stock            Stock            Stage              Total
                                                       -------------------------------------------------------------------


July 1997-issuance of 40,000 shares of Common Stock
 in exchange for consulting services (unaudited))               --             14,355               --              14,355
 July 1997-conversion of 1,000 shares of Convertible
   Preferred Stock to 12,000 shares of
   Common Stock (unaudited)                                $   (8,157)     $    8,157        $        --        $     --
 July 1997-conversion of $1,500 of cumulative preferred
   dividends into 1,807  shares of Common Stock
   at $.83 per share (unaudited)                                  --            1,500             (1,500)             --
 July 1997- Common Stock warrants
  exercised-21,200 at $.20 per warrant (unaudited)                --            4,240                 --            4,240
 August 1997- Common Stock warrants
  exercised-986,000 at $.20 per warrant,
  net of offering costs (unaudited)                               --          185,617                 --          185,617
 August 1997-conversion of 49,465 shares
  of Convertible Preferred Stock to 593,580
  shares of Common Stock (unaudited)                         (403,480)        403,480                 --              --
 August 1997-conversion of $220,485 of
  cumulative preferred dividends into 266,903
  shares of Common Stock at $.83 per share (unaudited)            --          220,485           (220,485)             --
 September 1997- Common Stock warrants
  exercised-40,000 at $.25 per warrant (unaudited)                --           10,000                --            10,000
 September 1997- Common Stock warrants
  exercised-746,000 at $.20 per warrant, net
  of offering costs (unaudited)                                   --          118,622                --           118,622
 September 1997-Common Stock options exercised-
  70,000 at $.05 (unaudited)                                      --            3,500                --             3,500
 September 1997-conversion of 80,755 shares
  of Convertible Preferred Stock to 969,060
  shares of Common Stock (unaudited)                         (658,711)        658,711                --               --
 September 1997-conversion of $306,022 of
  cumulative preferred dividends into 368,700
  shares of Common Stock at $.83 per share (unaudited)            --          306,022           (306,022)             --
 Net loss (unaudited)                                                                           (660,524)        (660,524)
                                                           ----------      ----------       ------------         --------
Balance, September 30, 1997 (unaudited)                    $5,954,463      $6,290,023       ($11,722,535)        $521,951
                                                           ==========      ==========        ===========         ========


See accompanying notes.

                             USA Technologies, Inc.
                        (A Development Stage Corporation)

                            Statements of Cash Flows

                                                                                                              January 16, 1992
                                                                             Three months ended         (date of inception) through
                                                    Year ended June 30          September 30,         ----------------------------
                                                 -------------------------- ------------------------    June 30,      September 30,
                                                     1997         1996         1997          1996         1997            1997
                                                 ------------ ------------- ----------   -----------  -----------   ---------------
                                                                            (Unaudited)  (Unaudited)                  (Unaudited)

Operating activities
Net loss                                        $(3,120,712)    $(2,451,697) ($660,524)   ($672,326)  $(9,363,671)  $(10,024,195)
Adjustments to reconcile net loss to net
  cash used in operating activities:
       Depreciation and amortization                 97,250          72,016     25,497       23,261       195,644        221,141
       Provision for losses on equipment               --            44,100        --           --        383,756        383,756
       Compensation charges incurred in
          connection with the issuance
          of Common Stock and Common Stock
          options                                   277,198         247,205     14,355          --        626,753        641,108
       Changes in operating assets and
          liabilities:
          Accounts receivable                      (127,318)           --      (86,102)     (17,517)     (127,318)      (213,420)
          Inventory                                  48,073        (426,391)   (14,937)    (121,868)     (378,318)      (393,255)
          Prepaid expenses, deposits, and
             other assets                             9,702         (38,746)   (10,290)      37,645       (43,693)       (53,983)
          Accounts payable                          172,797         150,252    (61,761)    (138,626)      574,918        513,157
          Accrued expenses                           (8,332)         10,723     88,055       49,782        (2,529)        85,526
                                                -----------     -----------   --------   ----------   -----------    -----------

Net cash used in operating activities            (2,651,342)     (2,392,538)  (705,707)    (839,649)   (8,134,458)    (8,840,165)

Investing activities
Purchase of property and equipment                  (17,855)       (112,443)     --          (2,722)     (740,960)      (740,960)
Proceeds from sale of property and equipment           --             3,539      --             --          3,539          3,539
                                                -----------     -----------   --------   ----------   -----------    -----------
Net cash used in investing activities               (17,855)       (108,904)     --          (2,722)     (737,421)      (737,421)

Financing activities
Net proceeds from issuance of Common Stock        1,141,126       1,013,450    381,979      106,350     2,172,287      2,554,266
Net proceeds from issuance of Convertible              --              --        --             --            --             --
    Preferred Stock                                 394,688       2,940,449      --             --      7,350,771      7,350,771
Change in accounts payable and accrued expenses
    relating to the private placement offering         --           (42,218)     --             --            --             --
Repayment of principal on capital lease
    obligations                                      (9,707)         (8,908)    (4,195)         --        (18,615)       (22,810)
Repayment of note payable, net                         --            (4,166)     --             --         (2,298)        (2,298)
                                                -----------     -----------   --------   ----------   -----------    -----------
Net cash provided by financing activities         1,526,107       3,898,607    377,784      106,350     9,502,145      9,879,929
                                                -----------     -----------   --------   ----------   -----------    -----------
Net (decrease) increase in cash and cash
     equivalents                                 (1,143,090)      1,397,165   (327,923)    (736,021)      630,266        302,343
Cash and cash equivalents at beginning of
     period                                       1,773,356         376,191    630,266    1,773,356           --             --
                                                -----------     -----------   --------   ----------   -----------    -----------
Cash and cash equivalents at end of period      $   630,266     $ 1,773,356   $302,343   $1,037,335   $   630,266     $  302,343
                                                ===========     ===========   ========   ==========   ===========    ===========

                                                   - continued -

                             USA Technologies, Inc.
                        (A Development Stage Corporation)

                      Statements of Cash Flows (continued)

                                                                                                             January 16,1992
                                                                                                        (date of inception) through
                                                                             Three months ended         ---------------------------
                                                     Year ended June 30          September 30,             June 30,  September 30,
                                                       1997       1996        1997          1996            1996         1997
                                                   -----------  ---------  ----------    ----------      ----------- ------------
                                                                           (Unaudited)   (Unaudited)     (Unaudited)  (Unaudited)
Supplemental disclosure of cash flow information

Cash paid during the year for interest             $   10,549   $    --     $    2,319    $   --         $  103,032   $  105,351
                                                   ==========   =========   ===========   =========      ===========  ===========

Conversion of Convertible Preferred Stock to
    Common Stock                                   $  206,009   $ 171,689   $1,070,348    $   --         $  385,960   $ 1,456,308
                                                   ==========   =========   ===========   =========      ===========  ===========

Conversion of Cumulative Preferred Dividends to
    Common Stock                                   $  117,149   $  41,626   $  528,007    $   --         $  158,775   $   686,782
                                                   ==========   =========   ===========   =========      ===========  ===========

Common Stock dividend                              $     --     $ 230,709   $      --     $ 230,709      $1,011,558   $ 1,011,558
                                                   ==========   =========   ===========   =========      ===========  ===========

Capital lease obligations incurred                 $   22,200   $  34,338   $      --     $  25,841
                                                   ==========   =========   ===========   =========

Stock subscription receivable                      $   60,000   $ 106,350   $      --     $   --
                                                   ==========   =========   ===========   =========

See accompanying notes.

                             USA Technologies, Inc.
                        (A Development Stage Corporation)

                          Notes to Financial Statements

                                  June 30, 1997

1. Business

USA Technologies, Inc. a Pennsylvania corporation (the "Company"), was incorporated on January 16, 1992. The Company changed its name from USA Entertainment Center, Inc. to USA Technologies, Inc. on June 7, 1995 to more accurately reflect the nature of its business. The Company is in the development stage and is an owner and licensor of unattended, credit card activated control systems for use in connection with copying machines, debit card purchase/revalue stations, facsimile machines, personal computers and computer printers. During September 1996, the Company commenced offering its control systems under the name Business Express(TM). Substantially all of the Company's activities to date have been devoted to raising capital, developing markets, and starting up operations. The Company's customers are located in the United States and Canada and are comprised of hotels, retail locations, university libraries, and public libraries. The Company generates its revenues by the sale of equipment utilizing its control systems and retaining a percentage of the gross licensing fees generated by the control systems, plus a monthly administrative service fee.

2. Accounting Policies

Basis of Financial Statement Presentation

The financial statements of the Company have been prepared assuming the Company will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. Accordingly, the financial statements do not include any adjustments that might be necessary should the Company be unable to continue in existence. The Company has been in the development stage since its inception in 1992 and has incurred substantial losses of $2.4 million in 1996, $3.1 million in 1997 and cumulative losses from its inception through June 30, 1997 amounting to $9.4 million. Losses have continued through August 1997. The Company's ability to meet its future obligations is dependent upon the success of its products in the marketplace and its ability to raise capital until the Company's products can generate sufficient operating revenues. These factors raise doubt about the Company's ability to continue as a going concern. Management believes that actions presently being taken will provide for the Company to continue as a going concern. Such actions include the generation of revenues from operations, raising capital from the exercise of Common Stock purchase warrants, and/or the deferral of anticipated expenditures in order to satisfactorily meet its obligations.

Interim Financial Information

         The financial statements and disclosures included herein for the three months ended September 30, 1997 and 1996, and for the date of inception through September 30, 1997 are unaudited. These financial statements and disclosures have been prepared by the Company in accordance with generally accepted accounting principles and reflect all adjustments consisting of adjustments of a normal and recurring nature which, in the opinion of management, are necessary for a fair presentation of the Company's financial position and the results of its operations and cash flows.

                             USA Technologies, Inc.
                        (A Development Stage Corporation)

                    Notes to Financial Statements (continued)

2. Accounting Policies (continued)

Use of Estimates

The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Cash Equivalents

Cash equivalents represents all highly liquid investments with original maturities of three months or less. At June 30, 1997 and September 30, 1997 cash equivalents were comprised of a money market fund and certificate of deposit.

Inventory

Inventory is stated at the lower of cost (first-in, first-out method) or market.

Property and Equipment

Property and equipment are recorded at cost. Depreciation is computed using the straight-line method over three to seven years for financial statement purposes and accelerated methods for income tax reporting purposes.

Revenue Recognition

Revenue from the sale of equipment is recognized upon installation and customer acceptance of the related equipment. License fee revenue is recognized upon the usage of the Company's credit card activated control systems.

                             USA Technologies, Inc.
                        (A Development Stage Corporation)

                    Notes to Financial Statements (continued)


2. Accounting Policies (continued)

Research and Development

Research and development costs are charged to operations as incurred. Such research and development costs amounted to approximately $344,000 and $224,000 for the years ended June 30, 1997 and 1996, respectively, and approximately $737,000 for the period January 16, 1992 (date of inception) to June 30, 1997. These costs are reflected in general and administrative and compensation in the accompanying financial statements.

Income Taxes

The Company provides for income taxes using the asset and liability approach whereby deferred tax assets and liabilities are recorded based on the difference between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes. Such differences result from differences in the timing of recognition by the Company of certain accrued expenses, and the periods of amortization and depreciation of certain assets.

Accounting for Stock Options


Statement of Financial Accounting Standards No. 123 (FASB 123), "Accounting for Stock-Based Compensation" is effective for fiscal years beginning after December 15, 1995. FASB 123 provides companies with a choice to follow the provisions of FASB 123 in determination of stock-based compensation expense or to continue with the provisions of Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" (APB 25). The Company has elected to follow the provisions of APB 25. Under APB 25, because the exercise price of the Company's stock options equals or exceeds the market price of the underlying Common Stock on the date of grant, no compensation expense is recognized.

                             USA Technologies, Inc.
                        (A Development Stage Corporation)

                    Notes to Financial Statements (continued)


2. Accounting Policies (continued)

Loss Per Common Share

Loss per common share is calculated based on the weighted average number of common shares outstanding during the year, including the weighted average impact of the 2,500,000 common shares held in escrow in connection with the June 1997 Placement (Note 9). No exercise of stock options, purchase rights, stock purchase warrants, or the conversion of preferred stock and cumulative preferred dividends was assumed because the assumed exercise of these securities would be antidilutive. The President's 4,365,000 common shares held in escrow (Note 11) are not considered outstanding for purposes of calculating the loss per common share for all periods presented.

In February 1997, the Financial Accounting Standards Board issued Statement No. 128, Earnings per Share, which is required to be adopted on December 31, 1997. Under the new requirements for calculating primary earnings per share, the dilutive effect of stock options will be excluded. The impact of Statement No, 128 on the calculation of the Company's primary and fully diluted earnings per share is not expected to be material.

3. Property and Equipment

Property and equipment consist of the following:

                                                           June 30                     September 30,
                                                   1997                1996                1997
                                              --------------      --------------       -------------
                                                                                        (Unaudited)

Control systems                               $      269,590      $      261,387      $     269,590
Furniture and equipment                               73,437              55,582             73,437
Vehicles                                              10,259              10,259             10,259
                                              --------------      --------------      -------------
                                                     353,286             327,228            353,286
Less accumulated depreciation                        174,829              92,014            200,326
                                              --------------      --------------      -------------
                                              $      178,457      $      235,214      $     152,960
                                              ==============      ==============      =============

                             USA Technologies, Inc.
                        (A Development Stage Corporation)

                    Notes to Financial Statements (continued)


4. Accrued Expenses

Accrued expenses consist of the following:


                                                           June 30                    September 30,
                                                   1997               1996                1997
                                              --------------      --------------      -------------
                                                                                       (Unaudited)
Accrued rent                                   $    10,341        $    34,104                  --
Accrued other                                       36,401              7,455        $     134,797
                                              --------------      --------------     -------------
                                               $    46,742        $    41,559        $     134,797
                                              ==============      ==============     =============


5. Related Party Transactions


At June 30, 1997 and 1996 and September 30, 1997, approximately $27,000, $14,000 and $35,000, respectively, of the Company's accounts payable are due to several shareholders for various legal and technical services performed.


During July 1996, the Company formalized certain agreements with two Directors of the Company who performed consulting services during fiscal year 1996. During the year ended June 30, 1996, $98,600 was paid for such services performed.

6. Commitments

The Company conducts its operations from various facilities under operating leases. Rental expense under such arrangements was approximately $94,000 and $69,000, respectively, during the years ended June 30, 1997 and 1996 and $327,000 for the period January 16, 1992 (date of inception) to June 30, 1997.

During the years ended June 30, 1997 and 1996, the Company entered into agreements to lease $22,200 and $34,400, respectively, of computer equipment which has been accounted for as capital leases. This computer equipment is included in control systems at June 30, 1997 and 1996. Lease amortization of $17,600 and $5,700 is included in depreciation expense for the year ended June 30, 1997 and 1996, respectively.

                             USA Technologies, Inc.
                        (A Development Stage Corporation)

                    Notes to Financial Statements (continued)

6. Commitments (continued)

Future minimum lease payments subsequent to June 30, 1997 under capital and noncancelable operating leases are as follows:

                                                                    Capital         Operating
                                                                    Leases            Leases
                                                               -----------------------------------

1998                                                             $     26,055      $     95,000
1999                                                                   26,055            75,000
2000                                                                    1,717            28,000
2001                                                                        -             3,000
                                                                 -------------     ------------
Total minimum lease payments                                           53,827      $    201,000
                                                                                   ============
Less amount representing interest (25% per annum)                      11,077
                                                                 ------------
Present value of net minimum lease payments                            42,750
Less current obligation under capital leases                           18,270
                                                                 ------------
Obligation under capital leases, less current portion            $     24,480
                                                                 ============


During August 1997, the Company entered into an agreement with a vendor whereby the Company committed to acquire 500 control systems for $242,325. Through September 30, 1997, 29 control devices were delivered to the Company, with the remainder expected to be delivered throughout fiscal year 1998.

                             USA Technologies, Inc.
                        (A Development Stage Corporation)

                    Notes to Financial Statements (continued)

7. Income Taxes

At June 30, 1997 and 1996, the Company had net tax operating loss carryforwards of approximately $8,181,000 and $5,176,000, respectively, to offset future taxable income expiring through 2012. At June 30, 1997 and 1996, the Company recorded a deferred tax asset of $3,402,000 and $2,537,000, respectively, which were reduced by a valuation allowance of the same amount as the realization of these deferred tax assets are not certain. The deferred tax assets arose primarily from the use of different accounting methods for financial statement and income tax reporting purposes as follows:

                                                                         June 30
                                                               1997                 1996
                                                           -----------            -----------
Deferred tax asset:
         Net operating loss carryforwards                  $ 3,081,000            $ 2,174,000
         Deferred research and development costs               226,000                159,000
         Deferred pre-operating costs                           84,000                158,000
         Other temporary differences                            20,000                 64,000
                                                           -----------            -----------
                                                             3,411,000              2,555,000
Deferred tax liabilities:
         Depreciation                                           (9,000)               (18,000)
                                                           -----------            -----------
Deferred tax asset, net                                      3,402,000              2,537,000
Valuation allowance                                         (3,402,000)            (2,537,000)
                                                           ===========            ===========
                                                           $        --            $        --
                                                           ===========            ===========

As of June 30, 1993, the timing and manner in which the Company can utilize operating loss carryforwards and future tax deductions for capitalized items in any year was limited by provisions of the Internal Revenue Code regarding changes in ownership of corporations. The Company believes that such limitation will have an impact on the ultimate realization of its carryforwards and future tax deductions (generated through June 30, 1993). Cumulative losses generated for income tax purposes after June 30, 1993 through June 30, 1997, may be subject to similar limitation.

                             USA Technologies, Inc.
                        (A Development Stage Corporation)

                    Notes to Financial Statements (continued)

8. Preferred Stock


The Preferred Stock authorized may be issued from time to time in one or more series, each series with such rights, preferences or restrictions as determined by the Board of Directors. Each share of Series A Preferred Stock shall have the right to ten votes and is convertible at any time into ten shares of Common Stock (each share of Common Stock entitles the holder to one voting right). (For the period from March 24, 1997 to December 31, 1997, each share of Series A Preferred Stock is convertible into twelve shares of Common Stock). Series A Convertible Preferred Stock provides for an annual cumulative dividend of $1.50 per share payable to the shareholders of record on February 1 and August 1 of each year. Cumulative unpaid dividends at June 30, 1997 and 1996 and September 30, 1997 amounted to $2,837,086, $1,758,490 and $2,954,233, respectively.
Cumulative unpaid dividends are convertible into common shares at $1.00 per common share at the option of the shareholder. (For the period from March 24, 1997 to December 31, 1997, the cumulative unpaid dividends are convertible into common shares at $.83 per common share). During the years ended June 30, 1997 and 1996 and during the three months ended September 30, 1997 certain holders of the Preferred Stock converted 24,170, 20,175 and 131,220 shares, respectively, into 273,800, 201,750 and 1,574,640 shares of Common Stock, respectively. Certain of these shareholders also converted cumulative preferred dividends of $117,149, $41,626 and $528,007, respectively, into 133,158, 41,626 and 637,410 shares of Common Stock at June 30, 1997 and 1996, and during the three months ended September 30, 1997 respectively. The Series A Preferred Stock may be called for redemption at the option of the Board of Directors at any time on and after January 1, 1998 for a price of $11.00 per share plus payment of all accrued and unpaid dividends. In the event of any liquidation, the holders of shares of Series A Preferred Stock issued shall be entitled to receive $10.00 for each outstanding share plus all cumulative unpaid dividends. If funds are insufficient for this distribution, the assets available will be distributed ratably among the preferred shareholders.

                             USA Technologies, Inc.
                        (A Development Stage Corporation)

                    Notes to Financial Statements (continued)

9. Common Stock Transactions

The following is a summary of significant equity transactions:

o On June 23, 1997, the Company closed on a private placement offering of Convertible Debentures (the Placement) resulting in net proceeds to the Company of $451,169 ($500,000 less offering costs of $48,831). The Placement was issued pursuant to Regulation S of the Securities Act of 1933 to five qualified purchasers, as defined, (Purchasers). The Placement is convertible by the Purchasers into Common Stock at any time after 45 days from issuance (August 7, 1997) and through the Placement's maturity of June 1, 2002 at the option of the Purchaser. The Company has the right to redeem the unconverted portion of the Placement at any time after June 23, 1998 through June 1, 2002. The conversion or redemption rate (hereinafter referred to as conversion rate) is equal to the lesser of 100% of the average closing bid price of the Common Stock for the five trading days immediately preceding June 23, 1997, or 65% of the average closing bid price of the Common Stock for the five trading days immediately preceding the date prior to the conversion or redemption date. Upon maturity (unless converted or redeemed prior thereto), the Placement would be automatically converted into shares of Common Stock at the conversion rate. As the terms and intent of the Placement were to raise equity for the Company through the issuance of Common Stock, and the terms of the Placement do not provide for the repayment of principal in cash, the substance of the Placement is that of an equity transaction and, accordingly, the net proceeds have been reflected as Common Stock in the accompanying financial statements.

     As a requirement to the closure of the Placement, the Company placed an aggregate of 2,500,000 shares of Common Stock in escrow to ensure such shares would be available upon conversion of the Placement by the Purchasers. As the 2,500,000 shares held in escrow were legally issued and outstanding at June 30, 1997, such shares are included in the common shares issued and outstanding in the accompanying balance sheet. Upon conversion by the Purchasers, the Placement and escrow shares will be canceled and the appropriate number of shares of Common Stock will be issued to the Purchasers. During August 1997, $375,000 of the Placement was converted (at varying prices) into 1,377,942 of common shares, and the escrowed shares were reduced to 625,000.

                             USA Technologies, Inc.
                        (A Development Stage Corporation)

                    Notes to Financial Statements (continued)

9. Common Stock Transactions (continued)

     Certain affiliates of the placement agent were issued non-detachable Common Stock purchase warrants, exercisable immediately, to purchase up to 2,000,000 shares of the Company's Common Stock at $.20 per warrant at any time through June 22, 2002. No warrants were exercised at June 30, 1997.

o During March 1997, the Company's Board of Directors authorized a $1,100,000 private placement offering of 110 units at a unit price of $10,000. Each unit included 2,000 shares of Convertible Preferred Stock and 40,000 1997 Common Stock warrants at an exercise price of $.20 through August 31, 1997 and $.40 thereafter for five years after the termination of the offering. During June 1997, the Company's Board of Directors authorized the reduction of this offering to a maximum of 40 units at an aggregate sales price of $400,000. As of June 30, 1997, 40 units were sold, generating net proceeds of $361,189 ($400,000 less offering costs of $38,811). The subscriptions receivable of $60,000 as of June 30, 1997, recorded in connection with this offering, were received in August, 1997. The Company terminated this offering on July 3, 1997. At June 30, 1997, all 1,600,000 1997 Common Stock purchase warrants are outstanding.

o During March 1997, the Company's Shareholders approved an increase in the number of the Company's authorized common stock shares to 55,000,000; an increase in the number of designated shares of Series A Convertible Preferred Stock to 1,200,000; an increase in the number of shares of Common Stock into which each share of Series A Preferred Stock may be exchanged, from 10 to 12, for the period from March 24, 1997 to December 31, 1997; and a decrease in the price at which accrued but unpaid dividends on Series A Preferred Stock may be exchanged for shares of Common Stock, from $1.00 to $.83, for the period from March 24, 1997 to December 31, 1997.

o During November 1996, the Company's Board of Directors authorized a $200,000 private placement offering 20 units at a price of $10,000. Each unit included 1,000 shares of Series A Convertible Preferred Stock and 40,000 1996-B Common Stock purchase warrants at an exercise price of $0.20 per share through August 31, 1997 and $0.30 per share through February 28, 2002. The offering closed during February 1997 resulting in the sale of
     93.5 units generating proceeds of $93,500. At June 30, 1997, the 374,000 1996-B Common Stock purchase warrants are outstanding.

                             USA Technologies, Inc.
                        (A Development Stage Corporation)

                    Notes to Financial Statements (continued)

9. Common Stock Transactions (continued)

o During April 1996, the Company's Board of Directors authorized a $1,300,000 private placement offering of 130 units at a unit price of $10,000 and each unit included 40,000 1996 Common Stock purchase warrants and 1,000 shares of Series A Convertible Preferred Stock. As of June 30, 1996, all 130 units were sold, generating net proceeds of $1,249,264 ($1,300,000 less offering costs of $50,736). The 5,200,000 1996 warrants issued are exercisable at any time on or before May 31, 2001, unless such date is extended by the Company. Each warrant entitles the holder to purchase one share of Common Stock for $.40 through December 31, 1996 and for $.50 at any time thereafter through May 31, 2001. During November 1996, the exercise price of the 1996 warrants was reduced by the Company from $.40 to $.20 during the period November 1, 1996 through February 28, 1997, after which the exercise price will increase to $.50 (Note 12). During the year ended June 30, 1997, 3,202,000 warrants were exercised at $.20 per warrant generating gross proceeds of $640,400. At June 30, 1997, there are 1,998,000 1996
     Common Stock purchase warrants outstanding.

o During 1995, the Company issued Common Stock purchase warrants (the 1995 warrants) which are exercisable at any time on or before January 31, 2001, unless such date is extended by the Company. Each 1995 warrant entitles the holder to purchase one share of Common Stock for $.50. The exercise price of the 1995 warrants may be reduced by the Company at any time, or from time to time (Note 12). At June 30, 1997, the Company had 1,414,000 of 1995 Common Stock purchase warrants outstanding.

o The Company has outstanding 157,300 Common Stock purchase rights at $1.00 per share which are exercisable through 1998.

                             USA Technologies, Inc.
                        (A Development Stage Corporation)

                    Notes to Financial Statements (continued)

10. Stock Options

The Company's Board of Directors has granted options to employees and consultants to purchase shares of Common Stock at or above fair market value. All options granted have 5 year terms and vest and become fully exercisable on the schedule established by the contract which granted the option. During November 1996 and June 1997, the Company's Board of Directors authorized the reduction in the exercise price of 650,000 options from $.65 to $.45 per share. These shares were previously issued during the periods March 1996 through November 1996. The new exercise price of these options was equal to or greater than the fair market value of the Common Stock on the date of such reduction.

The following table summarizes all stock option activity:

                                                                    Exercise
                                        Common Shares Under           Price
                                          Options Granted           Per Share
                                          ---------------           ---------

Balance at June 30, 1993                                -         $         -
    Granted                                       875,000         $       .25
                                               ----------         -----------
Balance at June 30, 1994                          875,000
    Canceled                                     (100,000)        $       .25
    Granted                                     2,290,000         $   .05-.25
                                               ----------         -----------
Balance at June 30, 1995                        3,065,000
    Granted                                       550,000         $       .65
    Exercised                                    (280,000)        $       .05
                                               ----------         -----------
Balance at June 30, 1996                        3,335,000         $   .05-.65
    Granted                                       815,000         $   .25-.65
    Exercised                                    (150,000)        $       .05
    Canceled                                      (29,000)        $       .45
                                               ----------         -----------
Balance at June 30, 1997                        3,971,000         $   .05-.50
    Granted (unaudited)                            50,000         $       .50
    Exercised (unaudited)                         (70,000)        $       .05
                                               ----------         -----------
Balance at September 30, 1997 (unaudited)       3,951,000         $   .25-.50
                                               ----------         -----------

The price range of outstanding and exercisable options at June 30, 1997 is as follows:



 Option         Options       Weighted Average      Weighted         Options       Weighted Average
Exercise      Outstanding    Remaining Contract     Exercise      Exercisable at      Exercise
 Prices    at June 30, 1997      Life (Yrs.)          Price        June 30, 1997        Price
 ------    ----------------  ------------------      -------      -------------     ---------------
  $0.05           70,000            2.67              $0.05            70,000            $0.05
  $0.25        2,565,000            2.13              $0.25         2,565,000            $0.25
  $0.45        1,236,000            4.27              $0.15           461,000            $0.45
  $0.50          100,000            4.24              $0.50           100,000            $0.50
               ---------                                            ---------
  Total        3,971,000                                            3,196,000


The price range of the outstanding and exercisable options at September 30, 1997 (unaudited) is as follows:



 Option        Options          Weighted Average       Weighted         Options         Weighted Average
Exercise    Outstanding at     Remaining Contract      Exercise      Exercisable at        Exercise
 Prices    September 30, 1997       Life (Yrs.)         Price      September 30, 1997        Price
 ------    ------------------   ------------------    --------     ------------------   -----------------
  $0.25        2,565,000              1.88              $0.25         2,565,000              $0.25
  $0.45        1,236,000              4.02              $0.45           623,500              $0.45
  $0.50          150,000              4.30              $0.50           150,000              $0.50
               ---------                                              ---------
  Total        3,951,000                                              3,338,500

Pro forma information regarding net loss and net loss per common share determined as if the Company had accounted for stock options granted under the fair value method of FASB 123 is as follows:

                                                          June 30,
                                                  1997                1996
                                                  ----                ----
Net loss applicable to common shares as
reported under APB 25:                       ($4,364,007)         ($3,405,997)
Stock option expense per FASB 123            (   137,013)         (    17,776)
                                             -----------          -----------
Pro forma net loss                           ($4,501,020)         ($3,423,773)

Pro forma net loss per common share               ($.21)               ($.23)
Loss per common share as reported                 ($.21)               ($.23)


The fair value for the Company's stock options granted was estimated at the date of grant using a Black-Scholes option pricing model with the following weighted-average assumptions for fiscal years 1997 and 1996; risk-free interest rate of 5.5%; an expected life of 2 years; no expected cash dividend payments on common stock and volatility factors of the expected market price of the Company's common stock, based on historical volatility of 0.765 and 0.978, respectively. The Company's pro forma information reflects the impact of the reduction in price of certain stock options.

                             USA Technologies, Inc.
                        (A Development Stage Corporation)

                    Notes to Financial Statements (continued)

11. Escrow and Cancellation Arrangements

At the request of the Pennsylvania Securities Commission, all of the executive officers and directors of the Company serving at the commencement of the initial public offering of the Company agreed to place in escrow 8,395,000 shares, as adjusted, beneficially owned by them until December 29, 1996. Under certain circumstances as outlined by the Pennsylvania Securities Commission, the President's shares may be held in escrow for an additional period of time, but not later than June 30, 1998. Any additional shares acquired by the executive officers and directors will also be held in escrow. The executive officers and directors have agreed not to sell, pledge, or transfer, directly or indirectly, any of the Common Stock held in escrow or any options to acquire stock they may own. Additionally, the President of the Company has agreed that his 4,365,000 escrowed common shares would be canceled by the Company and would no longer be issued and outstanding unless certain performance measures as specified by the Commission are achieved by June 30, 1998. If the performance measures are achieved, the common shares released from escrow will result in a compensatory charge to the Company's operations. The charge will be based on the fair value of the Company's common shares on the date the shares are released from escrow. During the years ended June 30, 1997 and 1996, there was no such charge to operations. The 4,365,000 shares of Common Stock held by the President are not considered outstanding for purposes of calculating the loss per common share for all periods presented.

12. Events (Unaudited) Subsequent to the Date of the Report of Independent Auditors


During the first quarter of fiscal 1998, 1,529,200 and 224,000 of 1997 and 1996-B Common Stock warrants, respectively, were exercised at $.20 per warrant generating total gross proceeds to the Company of $350,640.

During the first quarter of fiscal 1998, certain holders of the Company's Preferred Stock converted 131,220 shares into 1,574,640 shares of Common Stock. Certain of these shareholders also converted cumulative preferred dividends of $528,007 into 637,410 shares of Common Stock.

During September 1997, the Company's Board of Directors reduced the exercise price of the 1995 Common Stock Purchase Warrants and the 1996 Common Stock Purchase Warrants from $.50 to $.25 through October 31, 1997. Thereafter the exercise price will be $.50. Further, the reduced $.20 exercise price of the 1996-B Common Stock Warrants and the 1997 Common Stock Warrants was extended through September 30, 1997. On November 13, 1997 the Company's Board of Directors extended the $.25 Common Stock Purchase Warrant price through October 31, 1997. Thereafter the exercise price will be $.50.



During the period September 1, 1997 through December 23, 1997 an additional $125,000 of the Placement (Note 9) was converted into 537,794 shares of the Company's Common Stock.

         During November 1997, the Company entered into a new Employment and Non-Competition Agreement (the Employment Agreement) with the Company's President through June 30, 2000, and providing for a base annual salary of $100,000. The Employment Agreement is automatically renewed annually thereafter unless cancelled by either the President or the Company. In connection with the Employment Agreement, the President cancelled an aggregate of 4,365,000 shares of Common Stock held in escrow in accordance with the terms as described in Note 11.

         The Employment Agreement also granted the President in the event of a "USA Transaction", irrevocable and fully vested stock rights equal to that number of shares of Common Stock that when issued to him equals five percent of all of the then issued and outstanding shares of the Company's Common Stock. The president is not required to pay any additional compensation for such shares. The stock rights have no expiration and are not affected by the Presidents termination of employment. The term USA Transaction is defined as (i) the acquisition of fifty-one percent or more of the then outstanding voting securities of the Company or (ii) the approval by shareholders of the Company of a reorganization, merger, consolidation, liquidation, or dissolution of the Company, or the sale, transfer, lease or other disposition of all or substantially all of the assets of the Company.

        No person has been authorized to give any information or to make any representations other than those contained in this Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized. This Prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities to which the Prospectus relates or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof or that the information contained herein is current as of any time subsequent to its date.


                               TABLE OF CONTENTS


Available Information. . . . . . . . . . . . . . . . . .               i

Prospectus Summary . . . . . . . . . . . . . . . . . . .               1

Recent Developments  . . . . . . . . . . . . . . . . . .               5

Risk Factors . . . . . . . . . . . . . . . . . . . . . .               6

Use of Proceeds. . . . . . . . . . . . . . . . . . . . .              11

Management Discussion And Analysis of
        Financial Condition And Results
        of Operations. . . . . . . . . . . . . . . . . .              12

Business . . . . . . . . . . . . . . . . . . . . . . . .              16

Management . . . . . . . . . . . . . . . . . . . . . . .              25

Principal Shareholders . . . . . . . . . . . . . . . . .              32

Certain Transactions . . . . . . . . . . . . . . . . . .              38

Selling Shareholders . . . . . . . . . . . . . . . . . .              39

Market for Common Stock. . . . . . . . . . . . . . . . .              46

Description of Securities. . . . . . . . . . . . . . . .              47

Plan of Distribution . . . . . . . . . . . . . . . . . .              55

Legal Matters  . . . . . . . . . . . . . . . . . . . . .              56

Experts. . . . . . . . . . . . . . . . . . . . . . . . .              56

Financial Statements . . . . . . . . . . . . . . . . . .             F-1

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 24. Indemnification of Officers and Directors.

        Section 1746 of the Pennsylvania Business Corporation Law of 1988, as amended ("BCL"), authorizes a Pennsylvania corporation to indemnify its officers, directors, employees and agents under certain circumstances against expenses and liabilities incurred in legal proceedings involving such persons because of their holding or having held such positions with the corporation and to purchase and maintain insurance of such indemnification. The Company's Bylaws substantively provide that the Company will indemnify its officers, directors, employees and agents to the fullest extent provided by Section 1746 of the BCL.

        Section 1713 of the BCL permits a Pennsylvania corporation, by so providing in its By-laws, to eliminate the personal liability of a director for monetary damages for any action taken unless the director has breached or failed to perform the duties of his office and the breach or failure constitutes self-dealing, willful misconduct or recklessness. In addition, no such limitation of liability is available with respect to the responsibility or liability of a director pursuant to any criminal statute or for the payment of taxes pursuant to Federal, state or local law. The Company's By-laws eliminate the personal liability of the directors to the fullest extent permitted by
Section 1713 of the BCL.

Item 25. Other Expenses of Issuance and Distribution.

        The following is an itemized statement of the estimated amounts of all expenses payable by the Registrant in connection with the registration of the Common Stock, other than underwriting discounts and commissions.

Securities and Exchange Commission - Registration Fee .           $   896.56
Blue Sky fees and expenses. . . . . . . . . . . . . . .           $ 3,000.00
Printing and Engraving Expenses . . . . . . . . . . . .           $15,000.00
Accounting Fees and Expenses. . . . . . . . . . . . . .           $19,000.00
Legal Fees and Expenses . . . . . . . . . . . . . . . .           $19,000.00
Miscellaneous . . . . . . . . . . . . . . . . . . . . .           $ 3,103.44
                                                                  ----------

         Total . . . . . . . . . . . . . . . . . .                $60,000.00
                                                                  ----------


Item 26. Recent Sales of Unregistered Securities.


        During the three years immediately preceding the date of the filing of this Registration Statement, the following securities were issued by the Company without registration under the Securities Act of 1933, as amended ("Act"):

I.      Private Placements.


         During June and July 1995, the Company sold 170 Units at $10,000 each. Each Unit consisted of 1,000 shares of Preferred Stock and 30,000 1995 Common Stock Purchase Warrants. An aggregate of 170,000 shares of Preferred Stock and 5,100,000 1995 Common Stock Purchase Warrants were sold to 226 accredited investors. In connection therewith, William W. Sellers, a Director of the Company, purchased an aggregate of 2,225 shares of Preferred Stock and 66,750 1995 Common Stock Purchase Warrants. The offering was offered and sold only to accredited investors, involved no general solicitation or advertising, and was therefore exempt from registration under Rule 506 of Regulation D promulgated under the Act.

        During February 1996, the Company sold 50,000 shares of Preferred Stock at $4.00 per share. The securities were offered and sold in an offshore transaction to a non-U.S. person and was therefore exempt from registration under Regulation S promulgated under the Act.

         During May 1996, the Company sold 130 units at $10,000 each. Each unit consisted of 1,000 shares of Preferred Stock and 40,000 1996 Common Stock Purchase Warrants. An aggregate of 130,000 shares of Preferred Stock and 5,200,000 1996 Common Stock Purchase Warrants were issued to 100 accredited investors and 33 non-accredited investors. In connection therewith, William W. Sellers, a Director of the Company, purchased 4,000 shares of Preferred Stock and 160,000 1996 Common Stock Purchase Warrants. The offering was sold to accredited investors and less than 35 non-accredited investors, involved no general solicitation or advertising, and was therefore exempt from registration under Rule 506 of Regulation D promulgated under the Act.

        During January and February 1997, the Company sold 9.35 units at $10,000. Each unit consisted of 1,000 shares of Preferred Stock and 40,000 1996-B Common Stock Purchase Warrants. An aggregate of 9,350 shares of Preferred Stock and 374,000 1996-B Common Stock Purchase Warrants were sold to 16 accredited investors. The offering was offered and sold only to accredited investors, involved no general solicitation or advertising, and was therefore exempt from registration under Rule 506 of Regulation D promulgated under the Act.

        During April, May, June and July 1997, the Company sold 40 units at $10,000. Each unit consisted of 2,000 shares of Preferred Stock and 40,000 1997 Common Stock Purchase Warrants. An aggregate of 80,000 shares of Preferred Stock and 1,600,000 1997 Common Stock Purchase Warrants were sold to 44 accredited investors and 10 non-accredited investors. In connection therewith, Adele and Austin Hepburn purchased a total of 1 1/4 units for $12,500. Ms. Hepburn is the Director of Public Relations of the Company. The offering was sold to accredited investors and less than 35 non-accredited investors, involved no general solicitation or advertising, and was therefore exempt from registration under Rule 506 of Regulation D promulgated under the Act.

         During June 1997, the Company issued an aggregate of $500,000 of Convertible Securities pursuant to an agreement with Gem Advisors Inc. ("GEMA") which provided GEMA with the exclusive right to place the Convertible Securities with qualified purchasers. Upon completion of the sale of the Convertible Securities, GEMA received 8% of the gross proceeds (i.e. $40,000) as a management/documentation fee. In addition, affiliates and/or consultants to GEMA received non-redeemable warrants to purchase up to 2,000,000 shares of the Company's Common Stock at a price of $.20 per share at any time prior to June 23, 2002. The securities were offered and sold in an offshore transaction to a non-U.S. person and was therefore exempt from registration under Regulation S promulgated under the Act.

         Other than the securities issued pursuant to Regulation S, the above securities were issued pursuant to the exemption set forth in Section 4(2) of the Act.

II. Stock Options

        In March 1995, the Company issued to the following officers, directors, consultants and employees, options to acquire an aggregate of 1,305,000 shares of Common Stock at $.25 per share:

                                                       Number of shares of
                                                    Common Stock purchasable
        Grantee                                     Under the Options Granted
        -------                                     -------------------------
        Henry B. duPont Smith                               100,000
        Keith L. Sterling                                   100,000
        William W. Sellers                                   55,000
        Peter G. Kapourelos                                  70,000
        William L. Van Alen, Jr.                             25,000
        Adele Hepburn                                       500,000
        Austin Hepburn                                      390,000
        Robert Leiser                                        40,000
        Doug Anette                                          25,000


         In March 1995, the Company issued to two consultants, Howard Bronson and Kelly Capital, options to acquire an aggregate of 500,000 shares of Common Stock at $.05 per share.



         In March 1995, the Company issued to H. Brock Kolls options to purchase up to 150,000 shares of Common Stock at $.25 per share.

         In June 1995, the Company issued to Barry Slawter options to purchase up to 10,000 shares of Common Stock at $.25 per share.

         In March 1996, the Company issued to Haven Brock Kolls options to purchase up to 50,000 shares of Common Stock at $.65 per share.

         In April 1996, the Company issued to Stephen Herbert options to purchase up to 400,000 shares of Common Stock at $.65 per share.

         In May 1996, the Company issued to Keith Sterling options to purchase up to 50,000 shares of Common Stock at $.65 per share.

         In May 1996, the Company issued to Edward Sullivan options to purchase up to 50,000 shares of Common Stock at $.65 per share.

         In July 1996, the Company issued to Michael Lawlor options to purchase up to 100,000 shares of Common Stock at $.65 per share.

         In August 1996, the Company issued to RAM Group, a consultant, options to purchase up to 50,000 shares of Common Stock at $.50 per share.

         In September 1996, the Company issued to Joseph Donahue options to purchase up to 50,000 shares of Common Stock at $.45 per share.

         In November 1996, the Company issued to RAM Group, a consultant, options to purchase up to 50,000 shares of Common Stock at $.50 per share.

         In November 1996, the Company issued to Phillip A. Harvey options to purchase up to 50,000 shares of Common Stock at $.65 per share.

         In November 1996, the Company issued to Michael Feeney options to purchase up to 10,000 shares of Common Stock at $.50 per share.

         In February 1997, the Company issued to Leland P. Maxwell options to purchase up to 200,000 shares of Common Stock at $.45 per share.

         In June 1997, the Company issued to Haven Brock Kolls options to purchase up to 100,000 shares of Common Stock at $.45 per share.

         In June 1997, the Company issued to Keith Sterling options to purchase up to 100,000 shares of Common Stock at $.45 per share.

         In June 1997, the Company issued to Stephen Herbert options to purchase up to 100,000 shares of Common Stock at $.45 per share.


         In June 1997, the Company issued to Michael Feeney options to purchase up to 5,000 shares of Common Stock at $.45 per share.


         In September 1997, the Company issued to the RAM Group, a consultant, options to purchase up to 50,000 shares of Common Stock at $.50 per share.


         The issuance of all of the foregoing options was made in reliance upon the exemption provided by Section 4(2) of the Act as all of the options were issued to officers, directors, employees or consultants to the Company, each of such issuances were separate transactions not part of any plan, and none of the issuances involved any general solicitation or advertising.


III.     Common Stock-For Cash.


        In July 1995, options to purchase 180,000 shares of Common Stock at $.05 per share were exercised by the holders thereof.

         In October 1995, options to purchase 100,000 shares of Common Stock at $.05 per share were exercised by the holder thereof.

         In June 1997, options to purchase 150,000 shares of Common Stock at $.05 per share were exercised by the holders thereof.

         All of the foregoing issuances were made in reliance upon the exemption provided by Section 4(2) of the Act as all of the issuances were to existing security holders of the Company, the securities issued contained restrictive legends, and the issuances did not involve any general solicitation or advertising.



IV. Stock Dividend.

        The Company issued a stock dividend consisting of 3 shares of Common Stock for each share of Preferred Stock issued and outstanding on August 1, 1995. Based on the 636,200 shares of Preferred

Stock issued and outstanding on such date, an aggregate of 1,908,600 shares of Common Stock were distributed to the holders of the Preferred Stock. Pursuant thereto, 48,000 shares were issued to Mr. Jensen, 1,500 shares were issued to Mr. Kolls, 3,000 shares were issued to Mr. Kapourelos, 11,175 shares were issued to Mr. Sellers, and 30,000 shares were issued to Mr. Smith. The issuance of this Common Stock was made in reliance on the exemption provided by Section 4(2) of the Act as all of the shares were issued to shareholders of the Company, the issuances constituted a stock dividend and not a sale, and the issuances did not involve any general solicitations or advertising.


Item 27.  Exhibits.

Exhibit
Number                             Description
-------                            -----------
  3.1 Articles of Incorporation of Company filed on January 16, 1992 (Incorporated by reference to Exhibit 3.1 to Form SB-2 Registration
                  Statement No. 33-70992)

  3.1.1 First Amendment to Articles of Incorporation of the Company filed on July 17, 1992
                  (Incorporated by reference to Exhibit 3.1.1
                  to Form SB-2 Registration Statement No. 33-70992)

  3.1.2 Second Amendment to Articles of Incorporation of the Company filed on July 27, 1992
                  (Incorporated by reference to Exhibit 3.1.2
                  to Form SB-2 Registration Statement No. 33-70992)

  3.1.3 Third Amendment to Articles of Incorporation of the Company filed on October 5, 1992
                  (Incorporated by reference to Exhibit 3.1.3
                  to Form SB-2 Registration Statement No. 33-70992)

  3.1.4 Fourth Amendment to Articles of Incorporation of the Company filed on October 18, 1993
                  (Incorporated by reference to Exhibit 3.1.4
                  to Form SB-2 Registration Statement No. 33-70992)

  3.1.5 Fifth Amendment to Articles of Incorporation of the Company filed on June 7, 1995 (Incorporated by reference to Exhibit 3.1 to Form 5.3 Registration Statement No. 33-98808, filed October 31, 1995)

  3.1.6 Sixth Amendment to Articles of Incorporation of the Company filed on May 1, 1996 (Incorporated by reference to Exhibit 3.1.6 to Form SB-2 Registration Statement No. 333-09465)

  3.1.7 Seventh Amendment to Articles of Incorporation of the Company filed on March 24, 1997. (Incorporated by reference to Exhibit 3.1.7 to Form SB-2 Registration Statement No. 333-30853).

  3.2             By-Laws of the Company (Incorporated by
                  reference to Exhibit 3.2 to Form SB-2
                  Registration Statement No. 33-70992)

Exhibit
Number                             Description
-------                            -----------

  4.1 1995 Warrant Agreement dated as of June 21, 1995 between the Company and American Stock Transfer and Trust Company

  4.2             Form of 1995 Warrant Certificate

  5.1             Opinion of Lurio & Associates

  10.1 Amended and Restated Employment and Non-Competition Agreement between the Company and George R. Jensen, Jr., dated as of July 1, 1992 (Incorporated by reference to Exhibit 10.3 to Form SB-2 Registration Statement No. 33-70992)

  10.1.2 First Amendment to Amended and Restated Employment and Non-Competition Agreement between the Company and George
                  R. Jensen, Jr., dated as of April 29, 1996 (Incorporated by reference to Exhibit 10.1.2 to Form SB-2 Registration Statement No. 33-09465)

  10.2 Employment and Non-Competition Agreement between the Company and Keith L. Sterling dated as of July 1, 1993 (Incorporated by reference to
                  Exhibit 10.4 to Form SB-2 Registration
                  Statement No. 33-70992)

  10.2.1          First Amendment to Employment and Non-
                  Competition Agreement between the Company and Keith L. Sterling dated as of April 29, 1996 (Incorporated by reference to Exhibit 10.2.1 to Form SB-2 Registration Statement No. 333-09465)

  10.3 Employment and Non-Competition Agreement between the Company and Edward J. Sullivan dated as of July 1, 1993 (Incorporated by reference to
                  Exhibit 10.5 to Form SB-2 Registration
                  Statement No. 33-70992)

  10.3.1          First Amendment to Employment and Non-
                  Competition Agreement between the Company and Edward J. Sullivan dated as of April 29, 1996 (Incorporated by reference to Exhibit 10.3.1 to Form SB-2 Registration Statement No. 333-09465)

  10.4 Employment and Non-Competition Agreement between the Company and Adele Hepburn dated as of January 1,1993 (Incorporated by reference to Exhibit 10.7 to Form SB-2 Registration Statement No. 33-70992)

  10.5 Robert L. Bartlett Common Stock Options dated as of July 1, 1993 (Incorporated by reference to Exhibit 10.9 to Form SB-2 Registration
                  Statement No. 33-70992)

Exhibit
Number                             Description
-------                            -----------
  10.6 Edward J. Sullivan Common Stock Options dated as of July 1, 1993 (Incorporated by reference to Exhibit 10.10 to Form SB-2 Registration
                  Statement No. 33-70992)

  10.6.1 Edward J. Sullivan Common Stock Options dated as of April 29, 1996 (Incorporated by reference to Exhibit
                  10.6.1 to Form SB-2 Registration Statement No. 333-09465)

  10.7            Keith L. Sterling Common Stock Options dated
                  July 1, 1993 (Incorporated by reference to
                  Exhibit 10.11 to Form SB-2 Registration
                  Statement No. 33-70992)

  10.7.1 Keith L. Sterling Common Stock Options dated as of April 29, 1996 (Incorporated by reference to Exhibit
                  10.7.1 to Form SB-2 Registration Statement No. 333-09465)

  10.8 Adele Hepburn Common Stock Options dated as of July 1, 1993 (Incorporated by reference to Exhibit 10.12 to Form SB-2 Registration
                  Statement No. 33-70992)

  10.9 Gregory C. Rollins Common Stock Options dated as of August 23, 1993 (Incorporated by reference to Exhibit 10.13 to Form SB-2 Registration
                  Statement No. 33-70992)

  10.10 Lease Agreement for Principal Executive Office dated October 1, 1992 (Incorporated by reference to Exhibit 10.14 to Form SB-2 Registration
                  Statement No. 33-70992)

 10.10.1 First Amendment to Lease for Principal Executive Office dated July 13, 1993 (Incorporated by reference to Exhibit 10.14.1 to Form SB-2
                  Registration Statement No. 33-70992)

  10.11           Application Sales Agreement of the Company to
                  Card Establishment Services, Inc. and letter of acceptance thereof (Incorporated by reference to Exhibit 10.15 to Form SB-2
                  Registration Statement No. 33-70992)

  10.12 Non-Disclosure Agreement between USA Entertainment Center, Inc. and Card Establishment Services, Inc. (Incorporated by reference to Exhibit 10.16 to Form SB-2 Registration Statement No. 33-70992)

Exhibit
Number                             Description
-------                            -----------

  10.13 Certificate of Appointment of American Stock Transfer & Trust Company as Transfer Agent and Registrar dated October 8, 1993 (Incorporated by reference to Exhibit 10.23 to Form SB-2 Registration Statement No. 33-70992)

  10.14           Form of Escrow Agreement between the Company,
                  Meridian Trust Company and various shareholders dated as of December 28, 1993 (Incorporated by reference to Exhibit 10.31 to Form SB-2
                  Registration Statement No. 33-70992)

 10.14.1 Modification to Escrow Agreement dated as of October 6, 1994 between the Company, Meridian Trust Company and George R. Jensen, Jr. (Incorporated by reference to Exhibit 10.31.1 to Form SB-2 Registration Statement No. 33-70992)

 10.14.2          Joinder to Escrow Agreement dated as of
                  February 14, 1996 by each of Haven Brock Kolls,
                  Barry Slawter, and Henry B. duPont Smith (Incorporated by reference to Exhibit 10.14.2 to Form SB-2 Registration Statement No. 333-09465)

  10.15 Employment and Non-Competition Agreement between the Company and H. Brock Kolls dated as of May 1, 1994 (Incorporated by reference to
                  Exhibit 10.32 to Form SB-2 Registration
                  Statement No. 33-70992)

  10.15.1         First Amendment to Employment and Non-
                  Competition Agreement between the Company and H. Brock Kolls dated as of March 20, 1996 (Incorporated by reference to Exhibit 10.15.1 to Form SB-2 Registration Statement No. 333-09465)

  10.16 Agreement of Lease dated March 16, 1994, by and between the Company and G.F. Florida Operating
                  Alpha, Inc. (Incorporated by reference to Exhibit 10.33 to Form SB-2 Registration
                  Statement No. 33-70992)

  10.17 Megan N. Cherney Common Stock Options dated as of April 1, 1994 (Incorporated by reference to Exhibit 10.41 to Form SB-2 Registration
                  Statement No. 33-70992)

  10.18 H. Brock Kolls Common Stock Options dated as of May 1, 1994 (Incorporated by reference to Exhibit 10.42 to Form SB-2 Registration
                  Statement No. 33-70992)

Exhibit
Number                             Description
-------                            -----------

  10.18.1 H. Brock Kolls Common Stock Options dated as of March 20, 1996 (Incorporated by reference to Exhibit
                  10.18.1 to Form SB-2 Registration Statement No. 333-09465)

  10.19 Barry Slawter Common Stock Options dated as of August 25, 1994 (Incorporated by reference to Exhibit 10.43 to Form SB-2 Registration
                  Statement No. 33-70992)

  10.20 Employment and Non-Competition Agreement between the Company and Barry Slawter dated as of July 12, 1994 (Incorporated by reference to Exhibit 10.44 to Form SB-2
                  Registration Statement No. 33-70992)

  10.21 Employment Agreement dated June 30, 1994 between the Company and Megan N. Cherney (Incorporated by reference to Exhibit 10.45 to Form SB-2
                  Registration Statement No. 33-70992)

  10.22           First Amendment to Employment and Non-
                  Competition Agreement dated September 2, 1994 between Barry Slawter and the Company
                  (Incorporated by reference to Exhibit 10.46
                  to Form SB-2 Registration Statement No. 33-70992)

  10.23 Consulting Agreement between Jerome M. Wenger and the Company dated March 24, 1995
                  (incorporated by reference to Exhibit 28 to the Form S-8 Registration Statement No. 33-92038 filed on May 6, 1995)

  10.24 Amendment to Consulting Agreement between Jerome M. Wenger and the Company dated May 19, 1995 (incorporated by reference to Exhibit
                  28.2 to Form S-8 filed on November 1, 1995)

  10.25           First Amendment to Employment And Non-
                  Competition Agreement between the Company and Barry Slawter dated September 28, 1995

  10.26           Remarketer/Integrator Agreement between
                  the Company and Dell Computer Corporation dated February 8, 1996 (Incorporated by reference to Exhibit
                  10.26 to Form SB-2 Registration Statement No. 333-09465)

Exhibit
Number                             Description
-------                            -----------

  10.27           Letter Agreement between the Company and
                  Diversified Corporate Consulting Group, L.P., dated February 7, 1996 (Incorporated by reference to Exhibit 28.2 to Form S-8
                  Registration Statement No. 333-2614)

  10.28 Employment And Non-Competition Agreement between the Company and Michael Lawlor dated June 7, 1996 (Incorporated by reference to Exhibit 10.28 to Form SB-2 Registration Statement No. 333-09455).

  10.29           Michael Lawlor Common Stock Option
                  Certificate dated as of July 8, 1996 (Incorporated by reference to Exhibit 10.29 to Form SB-2 Registration Statement No. 333-09455).

  10.30 Employment And Non-Competition Agreement between the Company and Stephen P. Herbert dated April 4, 1996 (Incorporated by reference to Exhibit
                  10.30 to Form SB-2 Registration Statement No. 333-09455).

  10.31           Stephen P. Herbert Common Stock Option
                  Certificate dated April 4, 1996 (Incorporated by reference to
                  Exhibit 10.31 to Form SB-2 Registration Statement No. 333-09455).

  10.32           Letter between the Company and William W.
                  Sellers dated July 17, 1996 (Incorporated by reference to
                  Exhibit 10.32 to Form SB-2 Registration Statement No. 333-09455).

  10.33           Letter between the Company and Peter G.
                  Kapourelos dated July 17, 1996 (Incorporated by reference to
                  Exhibit 10.33 to Form SB-2 Registration Statement No. 333-09455).

  10.34 RAM Group Common Stock Option Certificate dated as of August 22, 1996 (Incorporated by reference to Exhibit 10.34 to Form SB-2 Registration No. 33-98808).

  10.35 RAM Group Common Stock Option Certificate dated as of November 1, 1996 (Incorporated by reference to Exhibit 10.35 to Form SB-2 Registration No. 33-98808).

  10.36 Philip A. Harvey Common Stock Option Certificate dated as of November 1, 1996 (Incorporated by reference to Exhibit 10.36 to Form SB-2 Registration No. 33-98808).

  10.37 Joseph Donahue Common Stock Option Certificate dated as of September 2, 1996 (Incorporated by reference to Exhibit 10.37 to Form SB-2 Registration No. 33-98808).

  10.38 Separation and Consulting Agreement between the Company and Edward J. Sullivan dated December 17, 1996 (Incorporated by reference to Exhibit 10.1 to Form 8-K filed on December 19,
                  1996).

  10.39 Employment and Non-Competition Agreement between the Company and Leland P. Maxwell dated February 24, 1997. (Incorporated by reference to Exhibit 10.39 to Form SB-2 Registration No. 33-98808).

  10.40 Leland P. Maxwell Common Stock Option Certificate dated February 24, 1997. (Incorporated by reference to Exhibit 10.40 to Form SB-2 Registration No. 33-98808).

  10.41 Letter between the Company and GEM Advisers, Inc. signed May 15, 1997. (Incorporated by reference to Exhibit 10.1 to Form 8-K filed on May 22, 1997).

  10.42 Business Express Agreement between the Company and 1217909 Ontario Inc. dated May 20, 1997. (Incorporated by reference to Exhibit 10.2 to Form 8-K filed on May 22, 1997).

  10.43 H. Brock Kolls Common Stock Option Certificate dated as of June 9, 1997. (Incorporated by reference to Exhibit 10.43 to Form SB-2 Registration Statement No. 333-30853).

  10.44 Stephen Herbert Common Stock Option Certificate dated as of June 9, 1997. (Incorporated by reference to Exhibit 10.44 to Form SB-2 Registration Statement No. 333-30853).

  10.45 Keith Sterling Common Stock Option Certificate dated as of June 9, 1997. (Incorporated by reference to Exhibit 10.45 to Form SB-2 Registration Statement No. 333-30853).

  10.46 Michael Feeney Common Stock Option Certificate dated as of June 9, 1997. (Incorporated by reference to Exhibit 10.46 to Form SB-2 Registration Statement No. 333-30853).


  10.47 Joint Venture Agreement dated September 24, 1997 between the Company and Mail Boxes Etc. (Incorporated by reference to
                  Exhibit 10.47 to Form 10-KSB filed on September 25, 1997).


  10.48 Employment and Non-Competition Agreement dated November 20, 1997 by and between the Company and George R. Jensen, Jr. (Incorporated by reference to Exhibit 10.1 to Form 8-K filed on November 26, 1997).

  10.49           Agreement between the Company and Promus Hotels, Inc. dated
                  May 8, 1997.

  10.50 Agreement between the Company and Choice Hotels International, Inc. dated April 24, 1997.

**10.51 Agreement between the Company and PNC Merchant Services dated July 8, 1997.



**23.1            Consent of Ernst & Young LLP, Independent
                  Auditors

  23.2            Consent of Lurio & Associates (included
                  in Exhibit 5.1)
--------------
         ** Filed herewith

Item 28.  Undertakings.

        The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

        Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         For purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES




         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing Form SB-2 and has duly caused this Post-Effective Amendment No. 8 to Registration Statement on Form SB-2 to be signed on its behalf by the undersigned, thereunto duly authorized, in Wayne, Pennsylvania, on January 27, 1998.




                                    USA TECHNOLOGIES, INC.

                                By: /s/ George R. Jensen, Jr.
                                    ------------------------------------
                                    George R. Jensen, Jr.,
                                    President and Chief Executive Officer



        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been duly signed below by the following persons in the capacities and dates indicated.




     Signatures                            Title                            Date
     ----------                            -----                            ----


/s/ George R. Jensen, Jr.      Chairman of the Board,                  January 27, 1998
----------------------------   President and Chief
George R. Jensen, Jr.          Executive  Officer
                               (Principal and Chief
                               Executive Officer)

/s/ Leland P. Maxwell          Vice President, Chief                   January 27, 1998
----------------------------   Financial Officer,
Leland P. Maxwell              Treasurer (Principal
                               Accounting Officer)


/s/ Stephen P. Herbert         Executive Vice President -              January 27, 1998
----------------------------   Chief Operating Officer,
Stephen P. Herbert             Director


/s/ Keith L. Sterling          Executive Vice President -              January 27, 1998
----------------------------   Systems and Chief Information
Keith L. Sterling              Officer, Secretary, Director



/s/ William W. Sellers         Director                                January 27, 1998
----------------------------
William W. Sellers


/s/ Peter G. Kapourelos        Director                                January 27, 1998
----------------------------
Peter G. Kapourelos


                               Director                                January __, 1998
----------------------------
Henry B. duPont Smith


                               Director                                January __, 1998
----------------------------
William L. Van Alen, Jr.






                                  EXHIBIT INDEX

Exhibit
Number            Description
-------           -----------

  10.51           Agreement between the Company and PNC Merchant Services dated
                  July  8, 1997.


  23.1            Consent of Independent Auditors


----------------